UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☐           Soliciting Materials under § 240.14a-12

Astea International Inc.

______________________________

(Exact Name of Registrant as Specified in its Charter)

______________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☐No fee required.

☒ Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.1

(1)  Title of each class of securities to which transaction applies:

common stock, par value $0.01 per share

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(2)  Aggregate number of securities to which transaction applies:

As of October 22, 2019, 2018, 6,184,493 shares, which is the sum of  (i) 3,883,299 shares of common stock issued and outstanding, (ii) 611,250 shares of common stock subject to outstanding options, plus (iii) 1,623,894 shares of common stock issuable upon conversion of outstanding convertible preferred stock.

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(3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $9,238.17 was determined by multiplying 0.0001298 by the aggregate merger consideration of $71,172,314. The aggregate merger consideration was calculated by multiplying the shares of common stock to be outstanding at closing of the merger (after conversion of the convertible preferred stock), by the per share merger consideration of $12.00, and adding to the foregoing sum the amount of $5,085,998 which is the aggregate difference between the per share merger agreement and the exercise prices of outstanding common stock purchase options.

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(4) Proposed maximum aggregate value of transaction:

$71,172,314

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(5) Total fee paid:

$9,238.17

________________________________________________________________________________

☐Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid

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(2)   Form, Schedule or Registration Statement No.:

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(3)   Filing Party:

________________________________________________________________________________

(4)   Date Filed:

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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED OCTOBER [ ], 2019

[ ], 2019

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of stockholders of Astea International Inc., a Delaware corporation ("Astea" or the "Company"), on [ ], 2019 at [ ], local time, at [ ] (the "special meeting").

At the special meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated October 7, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the "merger agreement"), among the Company, IFS Americas, Inc., a Delaware corporation (“Parent”), and IFS Amber, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the "merger"), on the terms in the merger agreement. If the merger is completed, you will be entitled to receive $12.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock, par value $0.01 per share (the "common stock"), of the Company that you own at the effective time of the merger, unless you seek and perfect your appraisal rights under Delaware law.

The Company's board of directors (the "Board") formed a special committee of three disinterested and independent directors (the “Special Committee”) to evaluate, consider and explore whether a sale of the Company at the current time would be in the best interest of the Company and its stockholders and to make recommendations to the Board on such matters. After careful consideration, the Board, upon the unanimous recommendation of the Special Committee, unanimously approved the merger agreement. The Board determined that it is fair to and in the best interests of the Company and its stockholders to enter into the merger agreement, declared the merger agreement advisable and recommends that the Company's stockholders adopt the merger agreement and approve the merger. Accordingly, the Board recommends a vote "FOR" the proposal to adopt the merger agreement and "FOR" each of the other proposals to be voted on at the special meeting.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety.

Your vote is important, regardless of the number of shares of common stock you own. The merger cannot be completed unless the merger agreement is adopted by stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon at the special meeting. As a result of a voting agreement entered into between Parent and Zack Bergreen, Chairman and Chief Executive Officer of the Company, and a limited partnership that he controls and a voting agreement with Fredric (“Rick”) Etskovitz, Chief Financial Officer and Treasurer of the Company (each referred to as the “voting agreement”), the shares subject to these agreements are sufficient to satisfy the majority approval requirement to approve the merger proposal, and the merger agreement is therefore expected to be adopted by the holders of the Company’s common stock.

If you abstain from voting, fail to vote (in person or by proxy) or fail to give voting instructions to your bank, broker or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement. Whether or not you plan to attend the special meeting in person, we urge you to submit your proxy as soon as possible by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. If you attend the stockholders meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you are a beneficial owner of shares of common stock held in "street name," you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

Thank you for your ongoing support and continued interest in the Company. We look forward to seeing you at the special meeting.

Sincerely,

Zack Bergreen

Chairman and Chief Executive Officer

The merger agreement and the merger have not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [           ], 2019 and is first being mailed to shareholders on or about [           ], 2019.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED OCTOBER [ ], 2019

Astea International Inc.

240 Gibraltar Road, Horsham

Pennsylvania 19044

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [ ] 2019

________________________________________

To the Stockholders of Astea International Inc.:

A special meeting of stockholders of Astea International Inc., a Delaware corporation, will be held on [ ] 2019 at [ ], local time, at [ ] for the following purposes:

1.	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated October 7, 2019 (as it may be amended, supplemented or otherwise modified from time to time, the "merger agreement"), among Astea International Inc., a Delaware corporation (“Astea” or the “Company”), IFS Americas, Inc., a Delaware corporation (“Parent”), and IFS Amber, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), which we refer to as the "merger proposal;"

2.	To consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company's named executive officers in connection with, or following, the consummation of the merger, which we refer to as the "nonbinding compensation proposal;" and

3.	To consider and vote on a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger proposal, which we refer to as the "adjournment proposal."

Only holders of shares of common stock, par value $0.01 per share (the "common stock"), of the Company as of the close of business on [ ] 2019, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof.

The Company's board of directors (the "Board"), upon the unanimous recommendation of a special committee of disinterested and independent directors, unanimously approved the merger agreement and determined that it is fair to and in the best interests of the Company and its stockholders to enter into the merger agreement, declared the merger agreement advisable and recommends that the Company's stockholders adopt the merger agreement and approve the merger. Accordingly, the Board unanimously recommends that the Company's stockholders vote "FOR" the merger proposal, "FOR" the nonbinding compensation proposal and "FOR" the adjournment proposal.

Assuming a quorum is present, the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of common stock entitled to vote on the proposal, and each of the nonbinding compensation proposal and the adjournment proposal require the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the special meeting and entitled to vote on the subject matter.

Completion of the merger is conditioned on, among other things, approval of the merger proposal.

Under Delaware law, Astea stockholders who do not vote “FOR” the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of common stock as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for appraisal prior to the vote on the merger proposal and comply with the other Delaware law procedures for exercising statutory appraisal rights, which are summarized in the section titled "Appraisal Rights" in the accompanying proxy statement. The applicable Delaware appraisal statute is also reproduced in its entirety in Annex C to the accompanying proxy statement.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, WE URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD BY MAIL IN THE PREPAID REPLY ENVELOPE. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON BY BALLOT, YOUR VOTE WILL REVOKE ANY PROXY THAT YOU HAVE PREVIOUSLY SUBMITTED. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT. IF YOU ARE A BENEFICIAL OWNER OF SHARES OF COMMON STOCK HELD IN “STREET NAME,” YOU SHOULD INSTRUCT YOUR BANK, BROKER OR OTHER NOMINEE HOW TO VOTE YOUR SHARES IN ACCORDANCE WITH THE VOTING INSTRUCTION FORM THAT YOU WILL RECEIVE FROM YOUR BANK, BROKER OR OTHER NOMINEE. YOUR BANK, BROKER OR OTHER NOMINEE CANNOT VOTE ON ANY OF THE PROPOSALS, INCLUDING THE MERGER PROPOSAL, WITHOUT YOUR INSTRUCTIONS. IF YOU HOLD YOUR SHARES IN “STREET NAME” AND DO NOT INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEES HOW TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AGREEMENT.

The foregoing matters are more fully described in the accompanying proxy statement, which forms a part of this notice and is incorporated herein by reference. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement, the accompanying annexes and any documents incorporated by reference in the proxy statement carefully and in their entirety. If you have any questions concerning the merger agreement, the merger or the other transactions contemplated by the merger agreement, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement, or need help submitting a proxy to have your shares of common stock voted, please contact Investor Relations by phone at 214-597-8200, by email to mkreps@darrowir.com, or by mail Investor Relations Department at Astea International Inc., 240 Gibraltar Road, Horsham, PA 19044.

By order of the Board of Directors

Zack Bergreen

Chairman and Chief Executive Officer

Horsham, Pennsylvania

[ ] 2019

TABLE OF CONTENTS

SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	9
THE PARTIES TO THE MERGER	10
THE SPECIAL MEETING	11
Date, Time and Place	11
Purpose of the Special Meeting	11
Recommendation of the Board	11
Record Date and Stockholders Entitled to Vote	12
Quorum	12
Required Vote	12
Tabulation of Votes	13
Voting Procedures	13
Revocation of Proxies	14
Solicitation of Proxies	15
Adjournments	15
Voting by Company Directors and Executive Officers	15
PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT	16
THE MERGER	16
Merger Consideration	16
Background of the Merger	16
Reasons for the Merger	22
Recommendation of the Board	25
Unaudited Prospective Financial Information	26
Opinion of Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Company	27
Certain Effects of the Merger	34
Effects on the Company if the Merger is Not Completed	35
Financing of the Merger	35
Voting Agreements and Restrictive Covenant Agreements	35
Interests of the Company's Directors and Executive Officers in the Merger	37
Intent to Vote in Favor of the Merger	42
Material U.S. Federal Income Tax Consequences of the Merger	42
Regulatory Approvals	45
Trading and Deregistration of Common Stock	45
Anticipated Closing of the Merger	45
THE MERGER AGREEMENT	46
The Merger	46
Effective Time; Closing	46
Merger Consideration	46
Treatment of the Company’s Stock Options	47
Treatment of Dissenting Shares	47
Surrender of Stock Certificates; Payment of Merger Consideration; Lost Certificates	47
Directors and Officers of the Surviving Corporation	48
Representations and Warranties	48
Covenants	51
Conduct of Our Business Prior to the Merger	51
No Solicitation of Acquisition Proposals	54
Stockholders’ Meeting	55
Employee Benefits Matters	56
Indemnification and Insurance	56
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Efforts to Consummate the Merger	57
Financing of the Merger	57
Conditions to the Closing of the Merger	57
Termination of the Merger Agreement	59
Fees and Expenses	60
Termination Fees	60
Additional Agreements	61
Extension, Waiver and Amendment of the Merger Agreement	61
PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED COMPENSATION PROPOSAL	61
PROPOSAL 3: ADJOURNMENT PROPOSAL	62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	62
APPRAISAL RIGHTS	64
MARKET PRICE AND DIVIDEND INFORMATION	68
HOUSEHOLDING	69
STOCKHOLDER PROPOSALS	69
WHERE YOU CAN FIND ADDITIONAL INFORMATION	70
OTHER MATTERS	71

Annex A: Agreement and Plan of Merger among Astea International Inc., IFS Americas, Inc.,

and IFS Amber, Inc., dated October 7, 2019

Annex B: Opinion of Stifel, Nicolaus & Company, Incorporated

Annex C: Section 262 of the General Corporation Law of the State of Delaware

Annex D: Voting Agreement between IFS Americas, Inc. and Fredric Etskovitz, dated October 7, 2019

Annex E: Voting Agreement among IFS Americas, Inc., Zack Bergreen and ANKA Limited Partnership,

dated October 7, 2019

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SUMMARY

This summary highlights selected information from this proxy statement with respect to the special meeting, the merger agreement and the merger, and it may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its appendices and the documents referred to or incorporated by reference into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled “Where You Can Find Additional Information” on page 70.

In this proxy statement, the terms “we,” “us,” “our” “Astea” and the “Company” refer to Astea International Inc. and its subsidiaries. We refer to IFS Americas, Inc. as “Parent”” and IFS Amber, Inc. as “Merger Sub.” We refer to the Agreement and Plan of Merger, dated as of October 7, 2019, among the Company, Parent and Merger Sub, as may be amended from time to time, together as the “merger agreement.” We refer to the special meeting of stockholders as the “special meeting.” The Board of Directors of the Company is referred to as our “Board.” The Special Committee of the Board of Directors of the Company is referred to as the “Special Committee.” The Securities and Exchange Commission is referred to as the “SEC.” We also refer to the Delaware General Corporation Law as the "DGCL."

The Parties to the Merger (page 10)

Astea International Inc.

The Company is a Delaware corporation headquartered in Horsham, Pennsylvania. The Company develops, markets and supports service management software solutions, which are licensed to companies that sell and service equipment, and/or sell and deliver professional services. Customers purchase the Company's software and services to automate enterprise business processes to enhance revenue, contain costs, improve operational efficiency improvement, and expand their awareness of operational performance through analytical reporting.

Additional information about the Company is contained in our public filings with the SEC that are incorporated by reference herein. See “Where You Can Find Additional Information” beginning on page 70 of this proxy statement.

Astea International Inc.

240 Gibraltar Road, Horsham

Pennsylvania 19044

215-682-2500

IFS Americas, Inc.

IFS Americas, Inc. is a Delaware corporation and a wholly owned subsidiary of Industrial and Financial Systems, IFS AB (publ.) (“IFS”). IFS develops and delivers enterprise software for customers around the world who manufacture and distribute goods, build and maintain assets, and manage service-focused operations. See “Parties to the Merger – IFS Americas, Inc.” beginning on page 10 of this proxy statement.

IFS Americas, Inc.

300 Park Blvd, Suite 500
Itasca, Illinois 60143

847-592-0200

IFS Amber, Inc.

Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent. Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of the Company and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the merger agreement.

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IFS Amber, Inc.

300 Park Blvd, Suite 500
Itasca, Illinois 60143

847-592-0200

The Merger (page 16)

The Company, Parent and Merger Sub entered into the merger agreement on October 7, 2019. A copy of the merger agreement is included as Annex A to this proxy statement. Upon the terms and subject to the conditions in the merger agreement and in accordance with the DGCL, at the effective time of the merger, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation of the Merger as a wholly owned subsidiary of Parent. From time to time in this proxy statement, we refer to the Company as it will exist after the completion of the merger as the "surviving corporation." The transactions contemplated by the merger agreement will result in the acquisition by Parent of all of the outstanding shares of the Company’s common stock for cash.

Date, Time and Place of the Special Meeting (page 11)

The special meeting will be held on [ ] 2019 at [ ], local time, at [ ].

Please see the section of this proxy statement titled "The Special Meeting" for additional information on the special meeting, including how to vote your shares of common stock.

Purpose of the Special Meeting (page 11)

At the special meeting, holders of common stock will be asked to consider and vote on the following proposals:

•	a proposal to adopt the merger agreement, which we refer to as the "merger proposal" (see the section of this proxy statement titled “The Merger Agreement”);

•	a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company's named executive officers in connection with, or following, the consummation of the merger, which we refer to as the "nonbinding compensation proposal" (see the section of this proxy statement titled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger"); and

•	a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger proposal, which we refer to as the "adjournment proposal."

A copy of the merger agreement is attached as Annex A to this proxy statement. The Board recommends a vote "FOR" the merger proposal, a vote "FOR" the nonbinding compensation proposal and a vote "FOR" the adjournment proposal.

Record Date and Stockholders Entitled to Vote; Vote Required (page 12)

You may vote the shares of common stock at the special meeting that you owned at the close of business on [ ], 2019, the record date for the special meeting. As of the close of business on the record date, there were [ ] shares of common stock outstanding and entitled to vote. You may cast one vote for each share of common stock that you held on the record date. The adoption of the merger agreement by the holders of common stock requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date. For more information about voting at the special meeting, please see the section of this proxy statement titled "The Special Meeting-Required Vote” beginning on page 12.

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Voting by Company Directors and Executive Officers (page 15)

As of [           ], the record date for the special meeting, directors and executive officers of the Company were entitled to vote approximately [         ] shares of common stock, or approximately [      ]% of the shares of common stock issued and outstanding on that date and entitled to vote at the special meeting, as described in the section titled “Security Ownership by Certain Beneficial Owners and Management” beginning on page 62. The Company’s directors and executive officers have informed us that they intend to vote their shares in favor of the proposal to approve the merger agreement and the other proposals to be considered at the special meeting, although none of them is obligated to do so except for our Chairman and Chief Executive Officer, Mr. Bergreen, and our Chief Financial Officer and Treasurer, Mr. Etskovitz, who are parties to voting agreements with Parent. See Annex D and Annex E, respectively, which are attached hereto for a copy of their respective voting agreements and see the section titled "The Merger—Voting Agreements and Restrictive Covenant Agreements" beginning on page 35 for additional information about the voting agreements.

The proposed merger agreement is expected to be approved by our stockholders as a result of these voting agreements with Parent.

In addition, in the event that the Board changes its recommendation that the Company’s stockholders adopt the merger agreement and the merger in compliance with the terms and conditions of the merger agreement (as described in the section of this proxy statement titled, “The Merger Agreement-No Solicitation of Acquisition Proposals,”) the number of shares of common stock that Mr. Bergreen and the limited partnership that he controls will be committed to vote in accordance with the voting agreement shall be modified to be equal to (calculated at the time of such vote) 30% of the aggregate voting power of the issued and outstanding shares of the common stock, voting together as a single class, and they will be obligated to vote (or cause to be voted) all of their remaining shares of the common stock proportionally with the votes of all stockholders present at any meeting.

Background of the Merger (page 16)

A description of the process we undertook that led to the proposed merger, including our discussions with Parent, is included in this proxy statement under "The Merger—Background of the Merger."

Merger Consideration (page 46)

As a result of the merger, our holders of common stock will be entitled to receive $12.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock they own as of the effective time of the merger.

Treatment of the Company’s Stock Options (page 47)

Each option to purchase shares of the Company’s common stock outstanding immediately prior to the effective time of the merger, regardless of whether then vested or unvested, will be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of common stock subject to such option, multiplied by (y) the excess, if any, of the per share price of $12.00 over the applicable per share exercise price of such option, less applicable withholding taxes.

Reasons for the Merger; Recommendation of the Board (pages 22 and 26)

The Board formed a Special Committee of three disinterested and independent directors which was authorized to evaluate, consider and explore whether a sale of the Company at the current time would be in the best interest of the Company and its stockholders and to make recommendations to the Board on such matters. The Special Committee reviewed and evaluated the merger agreement and considered and evaluated alternatives available to the Company. After careful consideration, the Board, upon the unanimous recommendation of the Special Committee, unanimously approved the merger agreement and determined that it is fair to and in the best interests of the Company and its stockholders to enter into the merger agreement, declared the merger agreement advisable and recommended that the Company's stockholders adopt the merger agreement and approve the merger. Accordingly,

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the Board recommends a vote "FOR" the merger proposal. The Board also recommends a vote "FOR" the nonbinding compensation proposal and "FOR" the adjournment proposal.

For a discussion of the material factors that the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement titled "The Merger—Reasons for the Merger” and “The Merger-Recommendation of the Board."

Opinion of Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Company (page 27)

At its October 7, 2019 meeting to consider the approval of the merger agreement, the Special Committee received an oral opinion, which was confirmed in writing, from Stifel, Nicolaus & Company, Incorporated (“Stifel”), to the effect that, as of October 7, 2019, and based upon and subject to various assumptions and limitations described in its opinion, the $12.00 per share merger consideration to be received by holders of common stock (excluding (i) shares held by Parent, Merger Sub or their respective affiliated companies or subsidiaries, (ii) shares held by the Company in treasury or by any subsidiary of the Company, (iii) shares held by stockholders who properly exercise and perfect appraisal rights for such shares in accordance with Section 262 of the DGCL, and (iv) shares held by Mr. Bergreen and his affiliates) was fair, from a financial point of view, to such stockholders. The full text of Stifel's written opinion, which is attached to this proxy statement as Annex B and is incorporated by reference in its entirety into this proxy statement, sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Stifel.

You are urged to read this opinion carefully and in its entirety. Stifel's opinion was provided for the information of the Special Committee in connection with its evaluation of the merger consideration from a financial point of view and did not address any other aspects or implications of the merger. Stifel's opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed merger or otherwise. For a more complete description of Stifel's opinion, see the section titled "The Merger—Opinion of Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Company" and Annex B to this proxy statement.

Certain Effects of the Merger (page 34)

Upon the consummation of the merger, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.

Following the consummation of the merger, shares of common stock will no longer be quoted on the OTCQB or any other public market, and the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.

Effects on the Company if the Merger is Not Completed (page 35)

If the merger is not completed for any reason, the Company’s stockholders will not receive any payment for their shares of Common Stock in connection with the merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Common Stock.

Under certain circumstances, if the merger agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or Parent, respectively.

Financing of the Merger (page 35)

The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition. For more information about the funds necessary to complete the merger, see the section of this proxy statement titled “The Merger- Financing of the Merger” on page 35.

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Interests of the Company’s Directors and Executive Officers in the Merger (page 37)

In considering the recommendation, by the unanimous vote of our Board, that you vote in favor of the adoption of the merger agreement, you should be aware that certain of our directors and executive officers may have interests in the merger that are different from, or are in addition to, the interests of the Company and its stockholders generally. Our Board was aware of these potential conflicts of interest during its deliberations on the merits of the merger and in making its decision to approve the merger agreement and the transactions contemplated by the merger agreement. These interests include, but are not limited to, accelerated vesting of outstanding options to purchase shares of the Company’s common stock granted prior to execution of the merger agreement, the receipt of severance and other separation benefits in the event of certain terminations of employment on or following the consummation of the merger, and continuation of indemnification rights and coverage under our directors’ and officers’ liability insurance policies. Our stockholders should be aware of these interests when considering our Board’s recommendation, by the unanimous vote of all directors voting, to approve the merger agreement.

No Solicitation of Acquisition Proposal (page 54)

We have agreed in the merger agreement, between the date of the merger agreement and the effective time, to certain limitations on our ability to take action with respect to alternative acquisition transactions. Notwithstanding these limitations, the merger agreement provides that, at any time prior to obtaining the requisite Company stockholder vote for the approval of the merger agreement, we may consider, negotiate, discuss, and subject to the confidentiality obligations and data sharing requirements contained in the merger agreement, otherwise share confidential information with a third party with respect to any unsolicited acquisition proposal if our Board determines, in good faith, after considering advice from our outside legal counsel and financial advisors, (i) that such acquisition proposal constitutes, or would reasonably be expected to lead to or result in a superior proposal and (ii) that a failure to take such actions would be inconsistent with our directors’ fiduciary duties under applicable law, subject to the limitations and conditions set forth in the merger agreement and as further detailed in the section entitled “The Merger Agreement — No Solicitation of Acquisition Proposals” beginning on page 54.

Neither the Company, our Board nor any committee thereof, at any time prior to obtaining the requisite Company stockholder vote for the approval of the merger agreement, shall, (i) withdraw, qualify or modify in a manner adverse to Parent, or publicly propose to withdraw, qualify or modify in a manner adverse to Parent, a recommendation by our Board to our stockholders to approve the merger agreement (the “Company Board Recommendation”), (ii) fail to include the Company Recommendation in this proxy statement, (iii) take any action to exempt any Person from any applicable anti-takeover law, regulation or organizational document provision, (iv) fail to recommend against any acquisition proposal or acquisition transaction within ten (10) business days after commencement of, or amendment to, any acquisition proposal or acquisition transaction, (v) approve, adopt or recommend any acquisition proposal or acquisition transaction, (vi) fail to publicly reaffirm the company recommendation within ten (10) business days after written request from Parent, or (vii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend to enter into any contract other than a confidentiality agreement with a third party relating to or that would reasonably be expected to result in an acquisition proposal or acquisition transaction. Notwithstanding these restrictions, at any time prior to obtaining the requisite Company stockholder vote for the approval of the merger agreement, if a material change in circumstances occurs that was not known, was not reasonably foreseeable and did not result from a breach by the Company of the merger agreement, the Board may make a change in recommendation (the “change in recommendation”), if our Board determines, in good faith, after considering advice from its outside legal counsel and financial advisor, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

Additional limitations and conditions to the change in recommendation are described in detail in the section entitled “The Merger Agreement — No Solicitation of Acquisition Proposals” beginning on page 54.

Conditions of Closing

The respective obligations of the Company, Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver of certain customary conditions, including the approval of the merger agreement by our stockholders, the absence of any legal prohibitions, the accuracy of the representations and warranties of the parties, and compliance by the parties with their respective obligations under the merger agreement and as further detailed in

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the section of this proxy statement entitled “The Merger Agreement — Conditions to the Closing of the Merger” beginning on page 57.

Termination of Merger Agreement (page 59)

At any time before closing, the merger agreement may be terminated and the merger abandoned, under the following circumstances:

•	by mutual written agreement of the Company and Parent;
•	by either the Company or Parent, if the merger has not occurred on or before 5:00 p.m. (Eastern time) on January 31, 2020 (the “end date”); provided that such right is not available to a party whose material breach of any provision of the merger agreement has been the principal cause of the failure of the merger to be consummated by such time;
•	by either the Company or Parent, if there shall be any final, non-appealable, court order issued by a court of competent jurisdiction that prohibits the consummation of the merger (whether before or after stockholder approval has been obtained);
•	by either the Company or Parent, if any applicable law shall be in effect that makes consummation of the merger illegal or otherwise prohibited; or

•	by either the Company or Parent, if the approval of the merger agreement by our stockholders has not been obtained at the special meeting or any adjournment or postponement thereof at which a vote on the proposal to approve the merger agreement was taken.

In addition to the rights to terminate the merger agreement by either the Company or Parent listed above, Parent has the right to terminate the merger agreement under the following circumstances:

•	if our Board, prior to the approval of the merger agreement by our stockholders at the special meeting, shall have failed under certain circumstances to reject an alternative acquisition proposal or publicly reconfirm the recommendation of our Board in favor of approval of the merger agreement by our stockholders or the Company failed to comply in all material respects with its obligations (i) to prepare and file the proxy statement related to, and hold, the special meeting or (ii) under the non-solicitation provisions of the merger agreement;
•	if, prior to the approval of the merger agreement by our stockholders at the special meeting, the Board effects a change in recommendation; or
•	if there shall have been a breach of any representation or warranty by the Company or any representation or warranty by the Company shall have become untrue after the date of the merger agreement or a failure to perform any covenant or agreement on the part of the Company set forth in the merger agreement such that the conditions to Parent’s and Merger Sub’s obligation to consummate the merger would not be satisfied (and such breach of condition or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by Parent to the Company or (ii) if earlier, prior to the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to Parent if Parent or Merger Sub is then in breach of the merger agreement such that a condition to the Company’s obligation to consummate the merger would not be satisfied.

In addition to the rights to terminate the merger agreement by either the Company or Parent listed above, the Company may terminate the merger agreement under the following circumstances: if there shall have been a breach of any representation or warranty by Parent or Merger Sub or any representation or warranty by Parent or Merger Sub shall have become untrue after the date of the merger agreement or a failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the merger agreement such that the conditions to the Company’s obligation to consummate the merger would not be satisfied (and such breach of condition or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by the Company to Parent

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or (ii) if earlier prior to the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to the Company if the Company is then in breach of the merger agreement such that a condition to Parent’s or Merger Sub’s obligations to consummate the merger would not be satisfied.

Termination Fees (page 60)

Upon termination of the merger agreement, under certain specified circumstances, the Company may be obligated to pay to Parent a termination fee of $2,569,746. Under certain circumstances, Parent may be required to pay the Company a reverse termination fee of $2,936,852 pursuant to the terms and conditions of the merger agreement. More information can be found in the section entitled “The Merger Agreement — Termination Fees” on page 60.

Material U.S. Federal Income Tax Consequences of the Merger (page 42)

In general, your receipt of the merger consideration will be a taxable transaction for U.S. federal income tax purposes if you are a U.S. Holder (as defined in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 43). If you are a U.S. Holder, for U.S. federal income tax purposes, you will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received pursuant to the merger and your adjusted basis in the shares surrendered. If you are a Non-U.S. Holder (as defined in the section entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 44), you will generally not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless you have certain connections with the United States or the Company is or has been a “United States real property holding corporation” (which we do not expect, as discussed in the section “The Merger — Material U.S. Federal Income Tax Consequences of the Merger — Non-U.S.S Holders”).. The tax consequences of the merger to you will depend upon your own particular circumstances. You should consult your tax advisor in order to fully understand the tax consequences of the merger to you.

You are urged to read the section of this proxy statement titled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Regulatory Approvals

The consummation of the merger is not subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or similar governmental approval of any other U.S. or non-U.S. jurisdiction.

Trading and Deregistration of Common Stock (page 45)

If the merger is completed, the Company will cease to be a publicly traded company, and the Company’s common stock will no longer be quoted on the OTCQB marketplace of the OTC Markets Group, Inc. ("OTCQB”) and will be deregistered under the Securities Exchange Act of 1934, as amended, and the Company will no longer file periodic reports with the SEC.

Anticipated Closing of the Merger (page 45)

We intend to complete the closing of the merger promptly after all of the conditions to consummation of the merger are satisfied or waived, including the approval of the merger agreement by our stockholders and the absence of any injunctions to the merger. We currently expect the merger to be completed in the fourth quarter of calendar 2019, although we cannot assure completion by any particular date, if at all. We will issue a press release and letters of transmittal for your use once the merger has been completed.

Appraisal Rights (page 64)

Pursuant to Section 262 of the DGCL, the Company’s stockholders who do not vote in favor of adoption of the merger agreement, who continuously hold their shares of common stock through the effective time of the merger and who otherwise comply with the applicable requirements of Section 262 of the DGCL have the right to seek appraisal of the fair value of their shares of common stock, as determined by the Delaware Court of Chancery, if the

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merger is completed. The "fair value" of shares of common stock as determined by the Delaware Court of Chancery could be greater than, the same as, or less than the per share price that stockholders would otherwise be entitled to receive under the terms of the merger agreement.

The right to seek appraisal will be lost if a stockholder of the Company votes "FOR" the merger proposal. However, abstaining or voting against adoption of the merger agreement is not in itself sufficient to perfect appraisal rights because additional actions must also be taken to perfect such rights.

Stockholders of the Company who wish to exercise the right to seek an appraisal of their shares must so advise the Company by submitting a written demand for appraisal prior to the taking of the vote on the merger proposal at the special meeting, and must otherwise follow the procedures prescribed by Section 262 of the DGCL. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as bank, broker or other nominee, must act promptly to cause the record holder to follow the steps required by Section 262 of the DGCL and in a timely manner to perfect appraisal rights. In view of the complexity of Section 262 of the DGCL, stockholders of the Company who may wish to pursue appraisal rights are urged to consult their legal and financial advisors. For more information about exercising appraisal rights, please see the section of this proxy statement titled "Appraisal Rights."

Current Price of Common Stock (page 68)

The closing sale price of common stock quoted on the OTCBQ on October 22, 2019 was $11.48. You are encouraged to obtain current market quotations for common stock in connection with voting your shares of common stock.

Additional Information (page 70)

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at https://www.sec.gov. For a more detailed description of the additional information available, please see the section entitled “Where You Can Find Additional Information.”

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QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of common stock. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	You are a shareholder of the Company as of the record date. On October 7, 2019, the Company entered into the merger agreement with Parent and Merger Sub. Pursuant to the merger agreement, Merger Sub will be merged with and into Company, with Company surviving the merger as a wholly owned subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement and the other matters to be voted on at the special meeting described below under the section "—What proposals will be considered at the special meeting?"

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the special meeting and matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible.

Q:	What is the proposed transaction?

A:	If the merger proposal is approved by the Astea stockholders and other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the merger and will become privately held as a wholly owned subsidiary of Parent.

Q:	As a holder of common stock, what will I receive in the merger?

A:	The transactions contemplated by the merger agreement will result in the acquisition by Parent of all of the outstanding shares of the Company’s common stock for cash. Each share of common stock that is outstanding at the effective time of the merger (other than (i) shares held in treasury by the Company, (ii) shares held by Parent, Merger Sub or their respective affiliated companies or subsidiaries, or by any subsidiary of the Company, and (iii) shares held by stockholders who properly exercise and perfect appraisal rights for such shares in accordance with Section 262 of the Delaware General Corporation Law) will thereupon be cancelled and converted into the right to receive an Q amount in cash equal to $12.00 per share, without interest and less any required tax withholding, which is referred to as the "per share price."

The exchange of shares of common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement titled "The Merger—Material U.S. Federal Income Tax Consequences of the Merger" for a more detailed description of the United States federal income tax consequences of the merger. You are urged to consult your own tax advisor for a full understanding of how the merger will affect you for federal, state, local and/or non-U.S. tax purposes.

Q:	How does the per share price compare to the recent trading price of common stock?

A:	The per share price of $12.00 represents a premium of approximately 140% over the Company's closing stock price on October 7, 2019 (the last full trading day before the date of the merger agreement).

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Q:	What will happen to outstanding Company stock options in the merger?

A:	Each option to purchase shares of common stock outstanding immediately prior to the effective time of the merger, regardless of whether then vested or unvested, will be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of common stock subject to such option, multiplied by (y) the excess, if any, of the per share price of $12.00 over the applicable per share exercise price of such option, less applicable withholding taxes. See "The Merger Agreement—Treatment of the Company’s Stock Options."

Q:	When and where is the special meeting of our stockholders?

A:	The special meeting will be held on [ ], 2019 at [ ], local time, at [ ].

Q:	Who is entitled to vote at the special meeting?

A:	Only holders of record of common stock as of the close of business on [ ], 2019, the record date for the special meeting, are entitled to receive notice of, attend and vote the shares of common stock they held as of the record date on all matters that come before the special meeting. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date on each of the proposals presented at the special meeting. As of the close of business on the record date, there were [ ] shares of common stock outstanding and entitled to vote.

Each holder of record of common stock as of the close of business on the record date will receive notice of the special meeting and a copy of the proxy statement and have the opportunity to vote on the matters described in the proxy statement. Proxies received from persons who are not holders of record of common stock as of the close of business on the record date will not be effective. If you are a beneficial owner of shares held in “street name,” you will have to follow the instructions provided by your broker, bank or other nominee in order to submit voting instructions to hat broker, bank or other nominee

Q:	May I attend the special meeting and vote in person?

A:	Yes. All stockholders as of the record date may attend the special meeting and vote in person; however, if you are a beneficial owner of shares of common stock held in "street name," you must contact your bank, broker or other nominee to obtain a legal proxy to vote your shares by ballot in person at the special meeting. Seating will be limited. Stockholders will need to present proof of ownership of shares of common stock, such as a bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting.

Q:	What proposals will be considered at the special meeting?

A:	At the special meeting, holders of common stock will be asked to consider and vote on the following proposals:

•	a proposal to adopt the merger agreement, which we refer to as the "merger proposal”;

•	a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company's named executive officers in connection with, or following, the consummation of the merger, which we refer to as the "nonbinding compensation proposal"; and

•	a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger proposal, which we refer to as the "adjournment proposal."

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Q:	What constitutes a quorum for purposes of the special meeting?

A:	Under the By-Laws of the Company (our "by-laws"), the holders of a majority of the issued and outstanding shares of capital stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the special meeting. The inspector of election appointed for the special meeting will determine whether a quorum is present. The inspector of election will treat abstentions and broker non-votes as present for purposes of determining the presence of a quorum. If a quorum is not present, the only business that can be transacted at the special meeting is the adjournment of the meeting to another date or time.

Q:	What vote of our stockholders is required to approve each of the proposals?

A:	The approval of the merger proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee, abstentions and broker non-votes will have the same effect as a vote “AGAINST” the merger proposal. As further discussed in the Section entitled see the section titled “The Merger—Voting Agreements and Restrictive Covenant Agreements” beginning on page 35, the Parent has entered into voting agreement with Zack Bergreen, Chairman and Chief Executive Officer of the Company, and a limited partnership that he controls and a voting agreement with Fredric (“Rick”) Etskovitz, Chief Financial Officer and Treasurer of the Company (each referred to as the “voting agreement”), the shares subject to these agreements are sufficient to satisfy the majority approval requirement to approve the merger proposal, approximately 56% of the aggregate voting power of the Company as of the date of this proxy statement. The shares subject to the voting agreements are sufficient to satisfy the majority approval requirement to approve the merger proposal.

The approval of the nonbinding compensation proposal requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Accordingly, abstentions will have the same effect as a vote "AGAINST" the nonbinding compensation proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder's failure to vote or a "street name" holder's failure to provide any voting instructions to such holder's bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the nonbinding compensation proposal.

If a quorum is present, the approval of the adjournment proposal requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Accordingly, if a quorum is present, abstentions will have the same effect as a vote "AGAINST" the adjournment proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder's failure to vote or a "street name" holder's failure to provide any voting instructions to such holder's bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the adjournment proposal. In addition, under our by-laws, if a quorum is not present, then the approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting. Accordingly, if a quorum is not present, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the adjournment proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder's failure to vote or a "street name" holder's failure to provide any voting instructions to such holder's bank, broker or other nominee will have no effect on the outcome of the adjournment proposal.

Q:	What is a "broker non-vote"?

A:	If a beneficial owner of shares of common stock held in "street name" by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. All of the proposals to be voted on at the special meeting are "non-routine"
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matters. If the organizations that holds the beneficial owner's shares does not receive instructions from such stockholder on how to vote its shares on any proposal to be voted on at the special meeting, that bank, broker or other nominee will inform the inspector of election at the special meeting that it does not have authority to vote on any proposal at the special meeting with respect to such shares, and, furthermore, such shares will not be deemed to be in attendance at the meeting.

However, if the bank, broker or other nominee receives instructions from such stockholder on how to vote its shares as to at least one proposal but not all of the proposals, the shares will be voted as instructed on proposal as to which voting instructions have been given but will not be voted on the other, uninstructed proposal(s). This is generally referred to as a "broker non-vote."

Q:	How does the Board recommend that I vote?

A:	The Board recommends a vote "FOR" the merger proposal, "FOR" the nonbinding compensation proposal and "FOR" the adjournment proposal.

For a discussion of the factors that the Special Committee and the Board considered in determining to recommend the approval of the merger agreement, please see the section of this proxy statement titled "The Merger—Reasons for the Merger” and “-Recommendation of the Board." In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that certain of the Company's directors and executive officers have financial interests that may be different from, or in addition to, the interests of the Company's stockholders generally. Please see the section of this proxy statement titled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger."

Q:	How do the Company's directors and executive officers intend to vote?

A:	As of October 22, 2019, the directors and executive officers of the Company owned in the aggregate approximately 3,000,000 shares of common stock and shares of preferred stock convertible into common stock, or approximately 55% of the outstanding shares of common stock (assuming conversion of the shares of convertible preferred stock). We currently expect that each of these individuals will vote all of his or her shares of common stock in favor of each of the proposals to be presented at the special meeting, although none of them is obligated to do so except for Zack Bergreen, the Company’s Chairman and Chief Executive Officer, and Fredric (“Rick”) Etskovitz, the Company’s Chief Financial Officer and Treasurer, who are parties to the voting agreement with Parent. See Annex D and Annex E, respectively, which are attached hereto for a copy of their respective voting agreements and see the section titled "The Merger—Voting Agreements and Restrictive Covenant Agreements" for additional information about the voting agreements.

Q:	Why am I being asked to cast a nonbinding, advisory vote to approve the compensation that may be paid or may become payable to the Company's named executive officers in connection with, or following, the consummation of the merger?

A:	Under the rules of the SEC, we are required to seek a nonbinding, advisory vote with respect to the compensation and benefits that will or may become payable to our named executive officers that is based on or otherwise relates to the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q:	What will happen if the Company's stockholders do not approve the nonbinding compensation proposal?

A:	The vote on the nonbinding compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Because the vote on the nonbinding compensation proposal is advisory only, it will not be binding on the Company, the Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the compensation, if the merger agreement is adopted by the holders of common stock and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding advisory vote.

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Q:	What happens if I sell my shares of common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting. If you sell or transfer your shares of common stock after the record date, but before the special meeting, you will retain your right to vote such shares at the special meeting. However, the right to receive the per share price will pass to the person to whom you transferred your shares. In order to receive the per share price in connection with the merger, you must hold your shares of common stock through the effective time of the merger.

Q:	How do I cast my vote if I am a stockholder of record?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, to be the "stockholder of record." In this case, this proxy statement and your proxy card have been sent directly to you by the Company.

If you are a stockholder of record as of the record date, you may vote such shares by ballot in person at the special meeting or by completing, signing and returning the enclosed proxy card by mail in the prepaid reply envelope. For more detailed instructions on how to vote, please see the section of this proxy statement titled "The Special Meeting—Voting Procedures."

If you are a holder of record of shares of common stock and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote your shares in favor of each of the merger proposal, the nonbinding compensation proposal and the adjournment proposal.

Q:	How do I cast my vote if my shares of common stock are held in "street name" by my bank, broker or other nominee?

A:	If your shares are held through a bank, broker or other nominee, you are considered the "beneficial owner" of shares of common stock held in "street name." In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record.

If you are a beneficial owner of shares of common stock held in "street name," you must follow the instructions from your bank, broker or other nominee in order to vote such shares. Your bank, broker or other nominee will vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. Without providing those instructions, your shares will not be voted, which will have the same effect as a vote "AGAINST" the merger proposal.

Q:	What is a proxy?

A:	A proxy is a legal designation of another person, also referred to as a “proxy,” to vote your shares of Company common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The paper document used to designate a proxy to vote your shares of Company common stock is called a “proxy card.”

Q:	What will happen if I abstain from voting or fail to vote on any of the proposals?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote "AGAINST" the merger proposal.

Assuming a quorum is present at the special meeting, failures to vote and "broker non-votes" will have no effect on the outcome of the nonbinding compensation proposal or the adjournment proposal.

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Q:	Can I change my vote after I have delivered my proxy or my voting instructions?

A:	Yes. If you are a stockholder with shares of common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by filing with the Corporate Secretary an instrument revoking the proxy by submitting a new proxy bearing a later date or by attending the special meeting and voting by ballot. Merely attending the special meeting will not, by itself, revoke a proxy. Please note, however, that only your last-dated proxy or your vote by ballot will count. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the special meeting.

If you are a beneficial owner of shares of common stock held in "street name," you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares by ballot in person at the special meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of common stock. If you are a holder of common stock of record and your shares of common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive to ensure that all your shares of common stock are voted.

Q:	If I hold my shares of common stock in certificated form, should I send in my stock certificates now?

A:	No. Promptly after the effective time of the merger, each holder of a certificate representing shares of common stock that have been converted into the right to receive the per share price will be sent a letter of transmittal describing the procedure for surrendering your shares in exchange for the per share price. If you hold your shares in certificated form, you will receive your cash payment after the payment agent receives your stock certificates and any other documents requested in the instructions. You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the payment agent without a letter of transmittal. If you hold shares of common stock in uncertificated, book-entry form, you will not be required to deliver a stock certificate, and you will receive your cash payment after the payment agent receives an "agent's message" and any other documents requested in the instructions.

Q:	Where can I find the voting results of the special meeting?

A:	If available, the Company may announce preliminary voting results at the conclusion of the special meeting. The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the special meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement titled "Where You Can Find More Information."

Q:	Am I entitled to seek appraisal rights instead of accepting the per share price for my shares of common stock?

A:	Yes. Under Delaware law, record holders of common stock who do not vote “FOR” the adoption of the merger agreement and who continuously hold their shares of common stock through the effective time of the merger and otherwise comply with the applicable requirements of Section 262 of the DGCL will be entitled to seek appraisal rights in connection with the merger, and if the merger is completed, obtain payment in cash of the fair value of their shares of common stock as determined by the Delaware Court of Chancery, instead of receiving the per share price for their shares. To exercise appraisal rights, Company stockholders must comply with the procedures prescribed by Section 262 of the DGCL. These procedures
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are summarized under "Appraisal Rights." In addition, the full text of Section 262 of the DGCL is included as Annex C to this proxy statement. Failure to comply with the provisions of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL.

Q:	When is the merger expected to be completed?

A:	We are working toward completing the merger as promptly as possible, but as of the date of this proxy statement we cannot accurately estimate the closing date of the merger because the merger is subject to the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions to Parent, Merger Sub and the Company's respective obligations to consummate the merger, some of which are not within the parties' control. However, we currently expect the merger to close in the fourth quarter of 2019.

Q:	What effect will the merger have on the Company?

A:	If the merger is consummated, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue to exist following the merger as a wholly owned subsidiary of Parent. As a result and upon consummation of the merger, the Company will cease to be a publicly traded company, and the Company’s common stock will no longer be quoted on the OTCQB and will be deregistered under the Securities Exchange Act of 1934, as amended, and the Company will no longer file periodic reports with the SEC.

Q:	What happens if the merger is not completed?

A:	If the merger proposal is not approved by the Company's stockholders, or if the merger is not completed for any other reason, the holders of common stock will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of common stock. The common stock will continue to be registered under the Exchange Act and quoted on the OTCQB. Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee. For more information, please see the section of this proxy statement titled "The Merger Agreement—Termination Fees."

Q:	What is householding and how does it affect me?

A:	The SEC rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received, This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker

If you received a householded mailing and you would like to have additional copies of this proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations by phone at 214-597-8200, by email to mkreps@darrowir.com or by mail to Investor Relations Department at Astea International Inc., 240 Gibraltar Road, Horsham, PA 19044. We will promptly send additional copies of this proxy statement upon receipt of such request.

Q:	Where can I find more information on the Company?

A:	For more information, please see the section of this proxy statement titled “Where You Can Find More Information.”

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Q:	Who can help answer my questions?

A:	If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact the Company's investor relations firm at 214-597-8200 or by email to mkreps@darrowir.com.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by the fact they use words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “forecast,” “guidance,” “intend,” “plan,” “believe,” “potential,” “objective” and other words and terms of similar meaning and expression. Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations that involve inherent risks, uncertainties and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks include, but are not limited to:

•	the possibility that a transaction will not be consummated or delays in consummating the transaction;

•	adverse effects on the market price of the Company’s common stock and on the Company’s operating results because of a failure to complete the transaction;

•	negative effects relating to the announcement of the transaction or any further announcements relating to the transaction or the entrance into or consummation of the transaction on the market price of the Company’s stock;

•	unanticipated difficulties or expenditures relating to the transaction;

•	legal proceedings instituted against the Company and others in connection with the transaction;

•	disruptions of current plans and operations caused by the announcement and pendency of the transaction;

•	potential difficulties in employee retention as a result of the announcement and pendency of the transaction;

•	the response of customers, suppliers and competitors to the announcement of the transaction;

•	the ability to sustain brand strength;

•	the effect of changes in economic, political and social conditions in the markets where the Company operates;

•	changing customer preferences; and

•	the ability to develop and market new, innovative products.

Where, in any forward-looking statement, there is an expression of an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Actual results may differ materially from our expectations, plans or projections. Forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond the Company’s ability to control or predict with accuracy and some of which it might not even anticipate. There can be no assurance that the Company will achieve any stated expectations. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the Company. Additional information concerning these and other risk factors can be found in the Company’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including the Company’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. The Company’s forward-looking statements are based on assumptions that the Company believes to be reasonable but that may not prove to be accurate. The Company assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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THE PARTIES TO THE MERGER

Astea International Inc.

Astea International Inc.

240 Gibraltar Road, Horsham

Pennsylvania 19044

215-682-2500

Astea International Inc. is a Delaware corporation and is headquartered in Horsham, Pennsylvania. Astea and its subsidiaries develop, market and support service management software solutions, which are licensed to companies that sell and service equipment, and/or sell and deliver professional services. Customers purchase Astea’s software and services to automate enterprise business processes to enhance revenue, contain costs, improve operational efficiency improvement, and expand their awareness of operational performance through analytical reporting. Customers’ return on investment from implementing Astea’s solutions is achieved through more efficient management of information, people, processes and cash flows.

Astea's solutions are used in industries such as information technology, medical devices and diagnostic systems, industrial controls and instrumentation; retail/point-of-sale equipment; heating, ventilation, and air conditioning systems; office equipment; imaging systems; fire and security; gaming/leisure equipment; facilities management; telecommunications; and other related industries with equipment sales and service requirements. Astea's strong focus on enterprise solutions for organizations that sell and deliver services is a unique industry differentiator that draws upon the Company's extensive industry experience and core expertise.

We were founded in 1979. Since February 19, 2015, our common stock is quoted on the OTCQB under the symbol “ATEA.” Our Corporate headquarters are located at 240 Gibraltar Road, Horsham, Pennsylvania 19044. We maintain a website at www.astea.com. Information included on our website is not incorporated by reference into this proxy statement.

Additional information about the Company can be found in our public filings. See section entitled “Where You Can Find More Information.”

IFS Americas, Inc.

300 Park Blvd, Suite 500
Itasca, Illinois 60143

847-592-0200

IFS Americas, Inc. is a Delaware corporation and is a wholly-owned subsidiary of Industrial and Financial Systems, IFS AB (publ.) (“IFS”). IFS develops and delivers enterprise software for customers around the world who manufacture and distribute goods, build and maintain assets, and manage service-focused operations. In this proxy statement, we refer to IFS Americas, Inc. as “Parent” because it is the parent of IFS Amber, Inc., which we refer to in this proxy statement as “Merger Sub.”

IFS Amber, Inc.

300 Park Blvd, Suite 500
Itasca, Illinois 60143

847-592-0200

IFS Amber, Inc. is a Delaware corporation and a wholly-owned subsidiary of Parent. In this proxy statement, we refer to IFS Amber, Inc. as “Merger Sub.” Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of the Company and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the merger agreement.

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THE SPECIAL MEETING

We are furnishing this proxy statement to the holders of common stock as part of the solicitation of proxies by the Board for use at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place

The special meeting will be held on [ ] 2019 at [ ], local time, at [ ].

If you plan to attend the meeting, please note that you will need to present government-issued identification showing your name and photograph (e.g., a driver’s license or passport), and, if you are a representative of an institutional investor, professional evidence showing your representative capacity for such entity, in each case to be verified against our stockholder list as of the record date for the meeting. In addition, if you are a beneficial owner who holds shares of common stock in "street name," which means your shares are held in an account at a bank, broker or other nominee, you will need a legal proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date for the meeting. Please note, however, that unless you have a legal proxy from your bank, broker or other nominee, you will not be able to vote any shares held in street name by ballot in person at the special meeting.

Purpose of the Special Meeting

At the special meeting, holders of common stock will be asked to consider and vote on the following proposals:

•	a proposal to adopt the merger agreement, which we refer to as the "merger proposal" (see the section of this proxy statement titled "The Merger Agreement");

•	a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company's named executive officers in connection with, or following, the consummation of the merger, which we refer to as the "nonbinding compensation proposal" (see the section of this proxy statement titled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger"); and

•	a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate as determined by the Company, to solicit additional proxies if there are insufficient votes at the time of the special meeting or any adjournment or postponement thereof to approve the merger proposal, which we refer to as the "adjournment proposal."

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of the Board

The Board formed a Special Committee of three disinterested and independent directors (the “Special Committee”) which was authorized to evaluate, consider and explore whether a sale of the Company at the current time would be in the best interest of the Company and its stockholders and to make recommendations to the Board on such matters. The Special Committee reviewed and evaluated the merger agreement and considered and evaluated alternatives available to the Company. After careful consideration, the Board, upon the unanimous recommendation of the Special Committee, unanimously approved the merger agreement and determined that it is fair to and in the best interests of the Company and its stockholders to enter into the merger agreement, declared the merger agreement advisable and recommended that the Company's stockholders adopt the merger agreement and approve the merger. Accordingly, the Board recommends a vote "FOR" the merger proposal. The Board also recommends a vote "FOR" the nonbinding compensation proposal and "FOR" the adjournment proposal.

For a discussion of the material factors that the Special Committee and the Board considered in determining to recommend the adoption of the merger agreement, please see the section of this proxy statement titled "The Merger—Reasons for the Merger” and “-Recommendation of the Board."

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Record Date and Stockholders Entitled to Vote

Only holders of common stock of record as of the close of business on [ ] 2019, the record date for the special meeting, are entitled to vote the shares of common stock they held on the record date at the special meeting. As of the close of business on the record date, there were [ ] shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

A list of stockholders entitled to vote at the special meeting will be available for examination by any stockholder for any purpose germane to the special meeting beginning ten days prior to the special meeting, and ending on the date of the special meeting, during ordinary business hours at the Company’s headquarters, 240 Gibraltar Road, Horsham, Pennsylvania 19044. Such list will also be available at the special meeting during the duration of the meeting.

Quorum

Under our by-laws, the holders of a majority of the outstanding shares of common stock entitled to vote, present in person or represented by proxy, constitutes a quorum for the transaction of business at the special meeting. The inspector of election appointed for the special meeting will determine whether a quorum is present. The inspector of election will treat abstentions and broker non-votes as present for purposes of determining the presence of a quorum.

If a beneficial owner of shares held in "street name" by a bank, broker or other nominee and does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. All of the proposals to be voted on at the special meeting are "non-routine" matters. If the organizations that holds the beneficial owner's shares does not receive instructions from such stockholder on how to vote its shares on any proposal to be voted on at the special meeting, that bank, broker or other nominee will inform the inspector of election at the special meeting that it does not have authority to vote on any proposal at the special meeting with respect to such shares, and, furthermore, such shares will not be deemed to be in attendance at the meeting. However, if the bank, broker or other nominee receives instructions from such stockholder on how to vote its shares as to at least one proposal but not all of the proposals, the shares will be voted as instructed on any proposal which voting instructions have been given but will not be voted on the other, uninstructed proposal(s). This is generally referred to as a "broker non-vote."

If a quorum is not present, the only business that can be transacted at the special meeting is the adjournment of the meeting to another date or time. Under our by-laws, if a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place.

Required Vote

Adoption of the Merger Proposal

The approval of the merger proposal requires the affirmative vote of stockholders holding a majority of the outstanding shares of common stock entitled to vote thereon as of the close of business on the record date. Accordingly, shares deemed not in attendance at the special meeting, whether due to a record holder's failure to vote or a "street name" holder's failure to provide any voting instructions to such holder's bank, broker or other nominee, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the merger proposal.

As further discussed in the section titled “The Merger—Voting Agreements and Restrictive Covenant Agreements” beginning on page 35, Parent has entered into voting agreement with Zack Bergreen, Chairman and Chief Executive Officer of the Company, and a limited partnership that he controls and a voting agreement with Fredric (“Rick”) Etskovitz, Chief Financial Officer and Treasurer of the Company (each referred to as the “voting agreement”). The shares subject to the voting agreements - approximately 52% of the aggregate voting power of the Company as of the date of the voting agreements - are sufficient to satisfy the majority approval requirement to approve the merger proposal.

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Under the merger agreement, stockholder approval of the merger proposal is a condition to the consummation of the merger.

Approval of the Nonbinding Compensation Proposal

Assuming a quorum is present, the approval of the nonbinding compensation proposal requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Accordingly, abstentions will have the same effect as a vote "AGAINST" the nonbinding compensation proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder's failure to vote or a "street name" holder's failure to provide any voting instructions to such holder's bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the nonbinding compensation proposal.

The vote on the nonbinding compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Because the vote on the nonbinding compensation proposal is advisory only, it will not be binding on the Company, the Board, Parent or the surviving corporation. Accordingly, because the Company is contractually obligated to pay the compensation, if the merger agreement is adopted by the holders of common stock and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding advisory vote.

Approval of the Adjournment Proposal

If a quorum is present, the approval of the adjournment proposal requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Accordingly, if a quorum is present, abstentions will have the same effect as a vote "AGAINST" the adjournment proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder's failure to vote or a "street name" holder's failure to provide any voting instructions to such holder's bank, broker or other nominee, and broker non-votes will have no effect on the outcome of the adjournment proposal.

However, under our by-laws, if a quorum is not present, then the approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting. Accordingly, if a quorum is not present, abstentions and broker non-votes will have the same effect as a vote "AGAINST" the adjournment proposal, but shares deemed not in attendance at the special meeting, whether due to a record holder's failure to vote or a "street name" holder's failure to provide any voting instructions to such holder's bank, broker or other nominee will have no effect on the outcome of the adjournment proposal.

The vote on the adjournment proposal is a vote separate and apart from the vote to adopt the merger agreement. The Company does not intend to call a vote on this proposal if the merger proposal is approved at the special meeting.

Tabulation of Votes

The Company will retain an independent party to receive and tabulate the proxies and ballots, and to serve as the inspector of election to certify the results of the special meeting.

Voting Procedures

Whether or not you plan to attend the special meeting and regardless of the number of shares of common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly. You may vote or submit a proxy:

•By Mail. Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board. Unsigned proxy cards will not be voted.

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•In Person at the Meeting. If you attend the special meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the special meeting. If you hold your shares through a bank or broker and wish to vote in person, please bring a “legal” proxy from your bank or stockbroker.

Voting by Mail

If you submit your proxy by completing, signing and returning the enclosed proxy card by mail, the persons named as proxies will vote your shares according to your instructions. If you are a stockholder with shares of common stock registered in your name and submit your proxy but do not direct the persons named as proxies how to vote your shares on a proposal to be brought before the special meeting, the persons named as proxies will vote your shares in favor of the merger proposal, the nonbinding compensation proposal and the adjournment proposal, as applicable.

If you are a beneficial owner of shares of common stock held in "street name" by a bank, broker or other nominee, you must follow the instructions from your bank, broker or other nominee in order to vote your shares. If you follow the instructions from your bank, broker or other nominee for voting your shares, then your bank, broker or other nominee will vote your shares according to your instructions. Under applicable rules, your bank, broker or other nominee has authority to vote your shares only if you provide instructions on how to vote by properly completing the voting instruction form sent to you by your bank, broker or other nominee with this proxy statement. If you do not provide voting instructions to your bank, broker or other nominee on a proposal to be brought before the special meeting, your shares will not be voted on that proposal, and if you do not provide voting instructions on any of the proposals to be brought before the special meeting, your shares will not be deemed to be in attendance at the meeting.

Voting in Person

If you attend the special meeting and are a stockholder with shares of common stock registered in your name, or are a beneficial owner of shares held in "street name" and have a legal proxy from your bank, broker or other nominee to vote your shares, you will be given a ballot to vote your shares at the special meeting. Please note that admission to the special meeting is limited to the holders of common stock as of the close of business on the record date and their duly authorized proxy holders.

For holders of common stock registered in your name, upon your arrival at the meeting, you will need to present identification to be admitted to the meeting. If you are a holder of common stock who is an individual, you will need to present government-issued identification showing your name and photograph (e.g., a driver's license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our record date stockholder list.

For beneficial owners of shares of common stock held in "street name," in addition to providing identification as outlined for record holders above, you will need a legal proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Please note, however, that unless you have a legal proxy from your bank, broker or other nominee, you will not be able to vote any shares held in street name by ballot in person at the special meeting.

Revocation of Proxies

If you are a stockholder with shares of common stock registered in your name, you may revoke your proxy at any time prior to the time it is voted by:

•	filing with our Corporate Secretary, before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy (but a date that precedes the date of the special meeting)

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•	duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the special meeting; or

•	attending the special meeting and voting in person (although attendance at the special meeting will not in and of itself constitute a revocation of a proxy).

Our Corporate Secretary can be notified in writing at Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Corporate Secretary. Please note, however, that only your last-dated proxy or your vote by ballot will count. If you want to revoke your proxy by sending a new proxy card or an instrument revoking the proxy to the Company, you should ensure that you send your new proxy card or instrument revoking the proxy in sufficient time for it to be received by the Company prior to the special meeting.

If you are a beneficial owner of shares of common stock held in "street name," you must contact your bank, broker or other nominee to change your vote or obtain a legal proxy to vote your shares by ballot in person at the special meeting.

Solicitation of Proxies

The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, we may request banks, brokers and other nominees to solicit their customers who have common stock registered in their names and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice. We may also use the services of our directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation.

Adjournments

The special meeting may be adjourned from time to time to reconvene at the same or some other place. Under our by-laws, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned special meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. All proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the time such proxies are voted at the reconvened meeting.

Voting by Company Directors and Executive Officers

As of October 22, 2019, the directors and executive officers of the Company owned in the aggregate approximately 3,000,000 shares of common stock and shares of preferred stock convertible into common stock, or approximately 55% of the outstanding shares of common stock (assuming conversion of the shares of convertible preferred stock). We currently expect that each of these individuals will vote all of his or her shares of common stock in favor of each of the proposals to be presented at the special meeting, although none of them is obligated to do so except for Mr. Bergreen, the Company’s Chairman and Chief Executive Officer, and Mr. Etskovitz, the Company’s Chief Financial Officer and Treasurer, who are parties to the voting agreement with Parent. See Annex D and Annex E, respectively, which are attached hereto for a copy of their respective voting agreements and see the section titled "The Merger—Voting Agreements and Restrictive Covenant Agreements" for additional information about the voting agreements.

The Company's named executive officers have financial interests in the merger that may be different from, or in addition to, those of the Company's stockholders generally. For more information, please see the section of this proxy statement titled "The Merger—Interests of the Company's Directors and Executive Officers in the Merger."

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PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

THE MERGER

We are asking our stockholders to consider and vote upon a proposal to approve the merger agreement, pursuant to which IFS Americas, Inc. (“Parent”) will acquire the Company by means of the merger of Parent’s wholly owned Merger Sub with and into the Company, with the Company continuing as the surviving entity. Our Board is providing this proxy statement and the accompanying form of proxy to holders of common stock in connection with the solicitation of proxies for use at the special meeting.

The full text of the Agreement and Plan of Merger executed by the Company, Parent and Merger Sub is attached as Annex A to this proxy statement. We urge you to read the merger agreement carefully and in its entirety. If our stockholders approve the merger agreement and the merger is completed as contemplated by the merger agreement, you will be entitled to receive $12.00 in cash, without interest and less any required tax withholding, for each share of common stock you own and:

•	you will no longer have any interest in our future earnings or growth;

•	we will no longer be a public company;

•	our common stock will no longer be traded on the OTCQB; and

•	we may no longer be required to file periodic and other reports with the SEC.

Merger Consideration

At the effective time of the merger, (i) each outstanding share of common stock (other than (x) shares held in treasury by the Company, (y) shares held by Parent, Merger Sub or their respective affiliates, or by any subsidiary of the Company, and (z) shares held by stockholders who properly exercise and perfect appraisal rights for such shares in accordance with Section 262 of the DGCL) will automatically be converted into the right to receive $12.00 in cash, without interest and less any required tax withholding, and (ii) all outstanding options to purchase shares of the Company’s common stock, whether vested or unvested, under the Company’s Amended and Restated 2006 Stock Option Plan and the Company’s 2016 Stock Option Plan shall be cancelled and the holders will be entitled to receive the merger consideration of $12.00 per share in cash, without interest and less the applicable exercise price, and less any required tax withholding. No such shares of our common stock outstanding prior to the effective time of the merger will remain outstanding after such effective time of the merger and all such shares will automatically be cancelled and will cease to exist at the effective time of the merger. The price of $12.00 per share in cash was determined through arm’s-length negotiations between us and Parent. See “The Merger Agreement — Merger Consideration” beginning on page 46 for more detailed information.

Background of the Merger

Our Board and senior management team regularly review our performance, future growth prospects and overall long-term strategic direction and consider potential opportunities to strengthen our business and enhance stockholder value. These reviews have included consideration of potential transactions with third parties that would further our strategic objectives, including potential commercial and strategic business partnerships, potential acquisitions, changes in our corporate structure, capitalization strategies and reorganizations. Our Board and senior management team review the potential benefits and risks of those transactions in light of, among other things, the business environment facing the field service management software industry in which the Company operates and the Company’s competitive position. In addition, from time to time, members of our senior management team meet with the senior management of other companies within the industry in which the Company operates to discuss industry developments, distribution partnerships and potential strategic transactions. During the first and second quarters of

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2018, our Board and senior management continued to assess the evolving business environment facing the field service management software industry and long-term prospects, including potential merger and acquisition opportunities.

On November 13, 2018, Eric S. Siegel, a director of the Company, contacted via email Stifel, Nicolaus & Company, Incorporated (which is referred to herein as “Stifel”) (to which Mr. Siegel had been previously introduced) as a possible financial advisor and investment banker that could assist the Company in evaluating strategies including a capital raise, a potential recapitalization or sale of the Company.

On November 21, 2018, Mr. Bergreen, Mr. Etskovitz, Mr. Siegel and a representative of Stifel had an initial conversation about paths the Company could take in dealing with the current strategic landscape and the strategic options the Company could explore.

On January 18, 2019, Mr. Bergreen, Mr. Etskovitz and a representative of Stifel met in-person in New York City to discuss further strategic options.

On February 21, 2019, Mr. Etskovitz, received an unsolicited telephone call from a representative of Party A where Party A expressed an interest in acquiring the Company.

On March 5, 2019, the Company convened a telephonic meeting of its Board, at which the unsolicited indication of interest from Party A was discussed The Board authorized the Company’s management to interview legal and financial advisors who might be able to assist with the investigation of this offer and any possible resulting transaction.

On April 4, 2019, Mr. Bergreen, received an unsolicited call from Marne Martin, President Service Management of Parent, who expressed interest on behalf of Industrial and Financial Systems, IFS AB (which we refer to herein as “IFS” and which is the parent company of Parent) in acquiring the Company. No price was discussed during the call.

On April 4, 2019, the Board held a telephonic meeting. During the meeting, Mr. Bergreen informed the Board of the call he received from Ms. Martin. The Board authorized management to, subject to entering into a non-disclosure and standstill agreement, discuss further with IFS its proposal. Mr. Bergreen updated the Board on the status of the search for an investment banker, and Mr. Bergreen and Mr. Etskovitz recommended engaging Stifel. The Board instructed management to meet with Stifel to discuss the current opportunities and ask Stifel to make a definitive engagement proposal for consideration and review by the Board.

On April 7, 2019, the Company and IFS executed a non-disclosure and standstill agreement.

On April 9, 2019, Mr. Bergreen and Mr. Etskovitz, met in-person in New York City with Ms. Martin and Fredrik vom Hofe, Group Senior Vice President of IFS. At this meeting, Mr. vom Hofe expressed IFS’ continued desire to explore a possible acquisition of the Company. No price was discussed at this meeting.

On April 16, 2019, the Company and Party A executed a non-disclosure and standstill agreement.

On April 16, 2019, the Company received an inbound written indicative offer from IFS valuing the Company at $8.75 per share, which included a request for the Company to enter into an exclusivity agreement with IFS for thirty (30) days.

On April 18, 2019, the Company convened a telephonic meeting of its Board to discuss the updates on the inbound offers. The Board reviewed the indicative offer of IFS from April 16, 2019 and, upon finding that the offer did not provide the Company’s shareholders adequate value for their investment and not wanting to commit the Company to only entertaining bids from one company, instructed Mr. Bergreen to provide a written reply to IFS rejecting the indicative offer. The Board authorized management to continue discussions with Party A and IFS regarding their proposals.

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Between April 25, 2019 and May 4, 2019, IFS’ financial advisor, Foros, LLC (referred to herein as “Foros”), and Stifel held several conversations, at the request of Foros, to further discuss IFS’ offer

On May 9, 2019, the Board held the regularly scheduled Board Meeting to review the first quarter results and Form 10-Q. Mr. Bergreen updated the Board on the progress of discussions with IFS and Party A. The Board then reviewed the draft final proposed engagement letter with Stifel, and unanimously approved it. That same day, the Company formally executed the letter that retained and engaged Stifel as its financial advisor.

Between May 9, 2019 and June 10, 2019, representatives of the Company and Stifel, during various discussions, identified and discussed through email and telephone communications other potential strategic and financial buyers that might be interested in an acquisition of the Company.

On June 4, 2019, IFS submitted a revised written offer, increasing its bid from $8.75 per share to $10 per share.

On June 18, 2019, Mr. Bergreen and Mr. Etskovitz met with representatives from Party A during an in-person meeting in Horsham, Pennsylvania. Party A did not make a proposal at this meeting. No price was discussed at this meeting.

On June 20, 2019, the Board held a telephonic meeting to review the offers that had been made to date and the progress in discussions with the parties. The Board invited a representative of Stifel to attend to provide its views.

The Board reviewed the fiduciary duties of the Board under Delaware law in connection with a possible sale of the Company. The Board discussed the formation of a special committee, composed only of directors who were not executive officers of the Company and who had no conflicts of interest, to evaluate, consider and explore whether a sale of the Company at the current time would be in the best interest of the Company and its stockholders and to make recommendations to the Board on such matters. The full Board agreed that such a committee would be prudent in assisting with the evaluation process and instructed counsel to draw up resolutions effecting the formation of such a special committee.

Then, the representative of Stifel reviewed Stifel’s presentation materials, providing background, analyses and recommendations for the Board to consider respecting an unsolicited indication of interest to acquire the Company from IFS at $10.00 per share. The Board noted that, to date, it had not made a decision whether a sale of the Company at the current time would be in the best interest of the Company’s stockholders. Stifel discussed various process considerations with the Board with respect to a potential sale transaction, reviewed a preliminary valuation context for considering the indication of interest, and shared its preliminary view that the indication of interest from IFS was a credible one. Stifel then reviewed other potential strategic and financial buyers for consideration by the Board, and Mr. Bergreen provided a summary of the Company’s current business prospects. The Board unanimously concurred that the offer was a credible one but believed that issues of concern existed regarding the sale to IFS or Party A.

After continued discussion, Stifel discussed potential outreach parties, and the Board instructed Stifel to contact other potential buyers, in order for the Board to further its consideration of whether a sale of the Company at the current time would be in the best interest of the Company’s stockholders.

Between June 21, 2019 and June 25, 2019, Stifel (on the instruction of the Board) informed Foros (acting on IFS’ behalf) and Party A that the Company was willing to engage in further discussions and make certain diligence materials available, in support of further bids.

On July 1, 2019, the full Board adopted the resolutions by unanimous consent to establish a special committee, which we refer to as the Special Committee, composed of the members of the Board who did not also serve as an officer or senior management of the Company. The Special Committee was authorized to seek, evaluate, consider and explore whether a sale of the Company at the current time would be in the best interest of the Company and its stockholders and to make recommendations to the Board on such matters. The Special Committee was authorized to

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retain its own counsel and other advisors. Management and other members of the Board were directed to participate with the Special Committee as the Special Committee deemed appropriate.

In early July, 2019, Stifel presented the Special Committee with a list of numerous publicly- and privately-held strategic buyers and presented the list to management for vetting, and the Special Committee directed Stifel to contact such numerous publicly- and privately-held strategic buyers.

On July 8, 2019, IFS was allowed access to a virtual data room containing due diligence material relating to the Company that could be viewed on a read-only basis (referred to herein as the “data room”).

On July 10, 2019, Mr. Bergreen, Mr. Etskovitz, and Mr. Gatto met with representatives of IFS to further discuss the Company’s operations, outlook, and history. Mr. Bergreen also had an in-person dinner meeting with Darren Roos, Chief Executive Officer of IFS.

On July 11, 2019, the Company convened a telephonic meeting of its Board at which Mr. Bergreen and Mr. Etskovitz relayed to the Board details of their meeting with IFS on July 10, 2019.

On July 17, 2019, the Special Committee held a conference call to receive updates from Stifel about the feedback they had received and the interest expressed by parties. The Special Committee and Stifel discussed the need to continue to conduct a market check to determine interest from other potential buyers, and Stifel reviewed the list of strategic buyers that Stifel was reaching out to in connection with this process.

On July 17, 2019, Party A was allowed access to the data room.

On July 23, 2019, the Company and Party B executed a non-disclosure and standstill agreement, and Party B received access to the data room.

On July 24, 2019, the Special Committee held a conference call to receive updates from Stifel about the feedback received from potential buyers and IFS, Party A and Party B.

On July 31, 2019, the Special Committee held a conference call to receive updates from Stifel about the feedback received from potential buyers. Representatives of Stifel recommended that the Company consider reaching out to select financial buyers who might be willing to bid competitively to acquire the Company. The Special Committee instructed Stifel to begin contacting financial buyers.

On August 6, 2019, Party C executed a non-disclosure and standstill agreement.

On August 8, 2019, Party D executed a non-disclosure and standstill agreement and was allowed access to the data room.

On August 8, 2019, the Company convened its regularly scheduled Board Meeting to review the second quarter results and Form 10-Q. At this meeting, Stifel informed the Board about the feedback received from the industry competitors / strategic buyers, including the feedback received from the industry competitors who had reached out with offers to buy the Company.

On August 14, 2019, Mr. Bergreen, Mr. Etskovitz, and Mr. Gatto and representatives of Stifel and Party B discussed telephonically the due diligence questions submitted by Party B and covered an agenda to gain more information for their bid.

On August 14, 2019, a representative of Foros advised Stifel via telephone that IFS would increase its bid to $10.50 per share.

On August 16, 2019, the Special Committee held a conference call to receive updates from Stifel about the feedback received from potential buyers, the revised bid that the Company received from IFS, and other matters. Stifel also

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provided an update with respect to Stifel’s interaction with other potential bidders, noting that Party A, Party B and Party C had begun conducting diligence and that Party C communicated that they would likely pass.

On August 19, 2019, the Special Committee held a conference call to discuss, among other things, securing legal representation. Pursuant to an engagement letter, dated August 19, 2019, the Special Committee formally retained as its legal counsel Royer Cooper Cohen Braunfeld LLC (referred to herein as “RCCB”). At the meeting, a representative of RCCB advised the Special Committee of its fiduciary duties.

On August 20, 2019, following a conference call with management, the Special Committee held a conference call to receive an update from Stifel on strategic and financial bidders. The Special Committee instructed Stifel to seek to guide Foros to an offer of $12.50 per share from IFS, as well as setting a deadline for bids from other bidders for the end of that week (and early the following week, in the case of Party D).

On the morning of August 22, 2019, the Special Committee held a conference call, in anticipation of a potential revised bid from IFS, to consider other potential terms to discuss with IFS should its price per share be raised to a sufficient level. RCCB reviewed with the committee its fiduciary duties and the terms presented to date by IFS.

In the evening of August 22, 2019, after Foros informed Stifel that the bid would not be changed from $10.50 per share, the Special Committee held another conference call. The Special Committee reviewed its discussion held earlier that evening with Mr. Bergreen, Mr. Etskovitz, and Mr. Gatto and representatives of Stifel and introduced its selected counsel, RCCB. During its earlier discussion, the Special Committee had requested management’s feedback on the IFS bid. Mr. Bergreen reviewed with the Special Committee the Company’s historical share price and trading volumes, Stifel’s analysis of comparable transactions, and his opinion on the Company’s prospects and future plans. Mr. Bergreen informed the Special Committee that as majority stockholder he would not support a sale of the Company at the per share price of $10.50. After discussion from all parties, Mr. Bergreen, Mr. Etskovitz, and Mr. Gatto left the call, and the Special Committee then held a conference call with RCCB. Noting that without Mr. Bergreen’s support a deal with IFS would not be feasible, members of the Special Committee discussed strategy and tactics for Stifel to follow-up with bidders other than IFS over the next couple of days, including discussion of price per share. The Special Committee decided to instruct Stifel to pursue other bids and to remain in close contact during the course of the next couple of days.

On August 23, 2019, Party D informed Stifel via telephone that it declined to bid at this time.

On August 23, 2019, Party B informed Stifel via telephone that it declined to bid at this time.

On August 23, 2019, Party A informed Stifel via telephone that it was desirous of placing a bid but needed an additional week of review.

Between August 20, 2019 and September 5, 2019, representatives of Stifel kept in close contact with the Special Committee, management, and representatives of Foros via telephone and email.

On August 27, 2019, Party A informed Stifel via telephone that it discussed a bid. Stifel informed Party A that the offer was not competitive with the bid the Company was reviewing and that Party A should revise its bid.

On September 3, 2019, IFS indicated to Stifel via telephone that IFS intended to submit an offer of $11.75 per share.

On September 4, 2019, the Special Committee held a conference call and invited representatives of Stifel to discuss the IFS indication of its intent to offer $11.75. After discussion, the Special Committee instructed Stifel to seek to guide IFS to provide a written offer with a price of no less than $12.00 per share.

On September 5, 2019, IFS submitted a revised written offer of $12.00 per share to Stifel. The revised bid included an agreement requiring the Company to cease any further discussions with other potential bidders, which we refer to as the “exclusivity agreement.” Also, the bid included an updated offer letter detailing some of the terms, a timeline during which IFS and the Company would engage to negotiate a definitive merger agreement, a set of items that

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would comprise part of the due diligence process and, a document detailing the other conditions and assumptions underpinning the bid (collectively, we refer to these documents as the “Terms”).

On September 6, 2019, the Special Committee sought the feedback of Mr. Bergreen, Mr. Etskovitz, and Mr. Gatto regarding the new offer of IFS on a conference call.

On September 6, 2019, the Special Committee held a conference call and invited representatives of Stifel to discuss the IFS new offer. After extensive discussion, the Special Committee authorized management and Stifel to engage with IFS on the basis of its offer of $12.00 The Special Committee discussed the revised price, additional terms, potential strategy and process for a response, pending negotiation of other provisions in the Terms.

Between June 20, 2019 and September 10, 2019, the Company interviewed multiple law firms to represent the Company as outside legal counsel to assist with the potential transaction and associated matters. On September 10, 2019, the Company retained Eckert Seamans Cherin & Mellott, LLC, which we will refer to as Eckert.

Between September 8, 2019 and September 12, 2019, with the involvement of the Special Committee, the Company negotiated the headline non-price Terms of the transaction with IFS and its advisors, including a termination fee of 3.5% (reduced from 5% of equity value) and a reverse termination fee of 4%.

On September 12, 2019, the Special Committee convened a conference call and invited representatives of Stifel to discuss the offer of IFS of $12.00 per share and the latest Terms being proposed by IFS. The Special Committee again reviewed the feedback received from other bidders including Party A, B, and C. Upon motion, the Special Committee unanimously resolved that, subject to negotiation of definitive agreements, (i) the revised bid and the revised Terms from IFS were fair to and in best interests of the Company and the stockholders of the Company; (ii) the Terms be submitted to the Board; and (iii) to recommend that the Board approve entering into the exclusivity agreement with IFS.

On September 12, 2019, the Company convened a telephonic meeting of the Board at which the Special Committee informed the Board of its recommendations. The Board determined that the Company should accept the offer of $12.00 per share and the Terms from IFS as in the best interests of the stockholders. As such, the Board unanimously resolved that subject to negotiation of definitive agreements and delivery of a fairness opinion from Stifel (i) the revised bid and the revised Terms from IFS were fair to and in best interests of Company and stockholders of Company; (ii) the Terms be approved; and (iii) the Company’s entering into the exclusivity agreement be approved. The Board then instructed Mr. Bergreen to sign the exclusivity agreement on the Company’s behalf and asked management to work with Eckert, counsel for the Special Committee and Stifel in negotiating with IFS, IFS’ counsel and Foros a definitive merger agreement.

Between September 13, 2019 and October 7, 2019, the Company, IFS, Eckert, RCCB, counsel for Mr. Bergreen, Foros, and Stifel coordinated the due diligence process and negotiated a definitive merger agreement and the voting agreements with Mr. Bergreen and Mr. Etskovitz. The Special Committee met separately with RCCB on a number of occasions to negotiate the definitive merger agreement and provide feedback on the process. Management met separately with Eckert to coordinate the Company’s response to the definitive merger agreement. Management provided assistance with due diligence throughout the process and attended in-person meetings with representatives of IFS, Stifel and Foros.

By letter dated October 3, 2019 and addressed to the Company, IFS reconfirmed the offer price of $12.00 per share in cash, confirmed that the other Terms remained unchanged and noted that, accordingly, the exclusivity agreement was automatically extended until October 10, 2019.

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On October 7, 2019, the Special Committee convened a conference call and invited Stifel to present its fairness opinion on the Merger. The Special Committee discussed the fairness opinion and the merger agreement and the merger. The Special Committee again reviewed the feedback received from other bidders including Party A, B, and C and the extensive market-check that had been presented. The Special Committee discussed and gave extensive consideration to the advantages and disadvantages of pursuing a deal with IFS, including, but not limited to, the restrictions imposed upon the Company relating to “superior proposals” (including that the Board only has the right to change its recommendation and not terminate the merger agreement) and the effect of the voting agreement entered into by Mr. Bergreen. Upon motion, the Special Committee unanimously resolved that, (i) the terms of the merger agreement and the merger were fair to and in best interests of Company and stockholders of Company and (ii) the merger agreement and the merger be submitted to the Board with the Special Committee’s recommendation.

On October 7, 2019, the Board convened a telephonic meeting to review the report and above-mentioned recommendations of the Special Committee. The proposed resolutions were reviewed with the Board, and, after discussion, the Board unanimously declared that the merger agreement, and the transactions contemplated thereby, including the merger, were advisable, fair to and in the best interests of the Company and its stockholders, and approved in all respects the merger agreement, and the transactions contemplated thereby, including the merger, and instructed the officers of the Company to sign the merger agreement on behalf of the Company and proceed to closing in accordance with the terms of the merger agreement. The Board then instructed Mr. Bergreen to sign the merger agreement on behalf of the Company.

In the late evening of October 7, 2019, Parent and the Company executed and delivered the merger agreement, and Parent and Mr. Bergreen and Mr. Etskovitz executed and delivered the voting agreements and the restrictive covenant agreements. Early on the morning of October 8, 2019, Parent and the Company issued a joint press release announcing the transaction.

Reasons for the Merger

In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Board consulted with the senior management of the Company, and received the advice and assistance of representatives of Stifel and Eckert, as well as the unanimous recommendation of the Special Committee. In the course of making the determination that the merger and the other transactions contemplated by the merger agreement are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders, approving and declaring advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommending that the company stockholders vote in favor of adopting the merger agreement, the Board and the Special Committee each considered numerous factors, including the following material factors and benefits of the merger:

Merger consideration. The $12.00 per share in cash to be paid as merger consideration in relation to the Board’s estimate of the current and future value of the Company as an independent entity, including that the adjusted fully diluted enterprise value of the transaction is approximately $74,514,492.

Premium.   The $12.00 per share in cash to be paid as merger consideration represents a premium of approximately 140% to the Company’s stock price as of closing on October 7, 2019, the last trading day before media reports regarding a potential transaction, and a premium of approximately 143% to the Company’s unaffected 90-day volume weighted average price.

Cash consideration.   The fact that the merger consideration would be paid solely in cash, which provides certainty of value and immediate liquidity to our stockholders, enabling our stockholders to realize value that has been created at the Company while eliminating long-term business and execution risk.

Strategic alternatives.   The potential values, benefits, risks and uncertainties facing our stockholders associated with possible strategic alternatives to the merger (including scenarios involving the possibility of remaining independent), and the timing and likelihood of accomplishing certain alternatives. Based on the foregoing, and the

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other factors set forth in this section, the Special Committee considered that none of these options, on a risk-adjusted basis, was reasonably likely to create value for our stockholders greater than the merger consideration.

Fairness Opinion.   The financial analyses reviewed by Stifel Nicolaus with the Special Committee and the opinion of Stifel Nicolaus rendered to the Special Committee to the effect that, as of October 7, 2019 and based on and subject to the factors and assumptions set forth in Stifel Nicolaus’ written opinion, the $12.00 in cash per share to be paid to the holders of the shares of Company common stock (excluding (i) shares held by Parent, Merger Sub or their respective affiliated companies or subsidiaries, (ii) shares held by the Company in treasury or by any subsidiary of the Company, (iii) shares held by stockholders who properly exercise and perfect appraisal rights for such shares in accordance with Section 262 of the DGCL, and (iv) shares held by Mr. Bergreen and his affiliates) pursuant to the merger agreement was fair from a financial point of view to such holders. The opinion of Stifel Nicolaus is more fully described in the section entitled “— Opinion of Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Company” beginning on page 27 and the full text of such opinion is attached to this proxy statement as Annex B.

Negotiations with Parent.   The beneficial terms that we and our advisors were able to obtain during extensive negotiations with Parent and that the merger agreement was the product of arm’s-length negotiations and contained terms and conditions that were, in the Board’s view, advisable and fair to, and in the best interests of, the Company and its stockholders.

Timing of Parent’s Offer.   The timing and the risk that if the Company did not accept IFS’ offer, which IFS had indicated was the highest offer it would make, the Company may not have another opportunity to do so. Additionally, none of the other interested parties submitted an offer that the Special Committee considered viable.

The Company’s Current Condition.   Information with respect to the Company’s financial condition, results of operation, competitive position and business strategy, on both historical and prospective bases, as well as current industry, regulatory, economic and market conditions, trends and cycles.

The Company’s Future Prospects.   The Company’s future prospects if it were to remain independent, including the competitive landscape and the business, financial and execution risks, the relationship with customers, distributors and suppliers, and the risks associated with continued independence discussed below.

Merger Agreement.   The terms of the merger agreement, including:

•	the right of the Company and the Board to respond to a competing superior proposal from any bidder prior to receipt of the stockholders’ approval, if the Board determines in good faith, after considering advice from its financial advisor and outside legal counsel, that such acquisition proposal either constitutes a superior proposal or could reasonably be expected to result in a superior proposal, and that failure to take such action would reasonably be likely to be inconsistent with the directors’ fiduciary duties under applicable law;

•	the Board’s right, prior to receipt of our stockholder’s approval, to change its recommendation whether in connection with a superior proposal, or otherwise, if the Board has determined in good faith, after consultation with its outside legal counsel and, its financial advisor, that the failure to make such change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements and “negotiation rights”;

•	the fact that the consummation of the merger is not conditioned on Parent’s ability to obtain financing;

•	the fact that the Company has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and consummation of the merger;

•	the obligation of Parent under certain circumstances to pay the Company a reverse termination fee of $2,936,852;
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•	the fact that the consummation of the merger is not conditioned upon antitrust approvals;

•	the fact that, while the transaction can be terminated if the Company experiences a “Company Material Adverse Event,” the definition of “Company Material Adverse Effect” has a number of customary exceptions, as described in detail in the section entitled “The Merger Agreement — Representations and Warranties-By the Company” beginning on page 48, and is generally a very high standard as applied by the courts; and

•	the Company’s right to specifically enforce Parent’s obligations under the merger agreement.

Likelihood of Consummation.  The likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, and the remedies available to us under the merger agreement. As voting agreements supporting the merger had been signed between the stockholders and Parent that reflected over 51% of the outstanding shares (upon conversion of Mr. Bergreen’s shares of convertible preferred stock prior to the record date), the Special Committee and the Board also considered the ability to secure stockholder approval.

Parent’s Reputation.  The business reputation and capabilities of Parent and its management, and Parent’s general ability to complete an acquisition transaction of this size.

Stockholders’ Ability to Reject the Merger. The fact that, pursuant to the Company’s certificate of incorporation, the merger is subject to the approval of the merger agreement by the affirmative vote of holders of the majority of the outstanding shares of common stock entitled to vote thereon. As voting agreements supporting the merger had been signed between the stockholders and Parent that reflected over 51% of the outstanding shares (upon conversion of Mr. Bergreen’s shares of convertible preferred stock prior to the record date), the Special Committee and the Board also considered that it was unlikely that stockholders would reject the merger.

Availability of Stockholders’ Appraisal Rights. The fact that the Company's stockholders who believe that the per share merger consideration is inadequate, and who properly exercise, and do not effectively withdraw or lose or fail to perfect, their appraisal rights under the DGCL, will be entitled to such appraisal rights in connection with the merger.

In the course of reaching its decision, the Special Committee and the Board also considered a number of potentially negative factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):

Participation in Future Gains.   The fact that, if the merger is completed, the Company will no longer exist as an independent public company and the stockholders will forgo any future increase in the Company’s value that might result from its earnings or possible growth as an independent company.

Restrictions on the Operation of Our Business.   The restrictions on the conduct of the Company’s business prior to the completion of the merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to operations the Company may otherwise take absent the pending merger.

Non-Solicitation Provision.   The fact that the merger agreement precludes the Company from actively soliciting alternative proposals and imposes restrictions upon the Company relating to “superior proposals,” including giving the Board only the right to change its recommendation that the Company’s stockholders adopt the merger agreement and the merger and not the right to terminate the merger agreement; in addition, in the event that the Board changes its recommendation, under Mr. Bergreen’s voting agreement with Parent, the number of shares of common stock that Mr. Bergreen and the limited partnership that he controls will be committed to vote in accordance with the voting agreement shall be modified to be equal to (calculated at the time of such vote) 30% of the aggregate voting power of the issued and outstanding shares of the common stock, voting together as a single class, and they will be

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obligated to vote (or cause to be voted) all of their remaining shares of the common stock proportionally with the votes of all stockholders present at any meeting.

Risks Associated with a Failure to Consummate the Merger.   The fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed. If the merger is not completed, (i) the Company will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to its operations, diversion of management and employee attention, employee attrition and a potentially negative effect on its business and client relationships, (ii) depending on the circumstances that caused the merger not to be completed, it is likely that the price of the Company’s common stock will decline, potentially significantly and (iii) the market’s perception of the Company’s prospects could be adversely affected.

Company Termination Fee.   The possibility that the $2,569,746 termination fee payable to Parent with respect to termination for a superior proposal might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

Parent Termination Fee.   The fact that, except in the case of fraud or willful breach, the Company’s sole monetary remedy in circumstances in which the termination fee is payable and paid in connection with a breach of the merger agreement by Parent or Merger Sub is the amount of the $2,936,852 termination fee and may not be sufficient to compensate the Company for losses suffered as a result of a breach of the merger agreement by Parent or Merger Sub.

Tax Treatment.   The fact that any gains arising from the receipt of the merger consideration would generally be taxable to our stockholders that are U.S. holders for U.S. federal income tax purposes.

During its consideration of the transaction with IFS, the Board and the Special Committee were also aware of and considered the fact that the Company’s executive officers and directors have financial interests in the Merger that may be different from or in addition to those of other stockholders, as more fully described in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”

After considering potentially positive and potentially negative factors, the Special Committee concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Special Committee determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of the Company and its stockholders and recommended to the Board that the Board approve the merger and the transactions contemplated by the merger agreement. The Board unanimously approved the merger.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Board and the Special Committee in their consideration of the merger, but includes the material positive factors and material negative factors considered in that regard. In view of the number and variety of factors and the amount of information considered, the Board and the Special Committee did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. Based on the totality of the information presented, the Board, by the unanimous vote of all directors voting, reached the determination that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair and in the best interests of our Company and our stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger, in light of the factors described above and other factors that the members of the Board deemed were appropriate.

Portions of this explanation of the reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 9.

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Recommendation of the Board

After due consideration and discussion of the factors that the Board deemed relevant to enable it to reach an informed decision as to the fairness and advisability of the merger agreement and the transactions contemplated thereby, including the factors discussed in the above subsection “— Reasons for the Merger”, the Board, upon the unanimous recommendation of a Special Committee of disinterested and independent directors, unanimously approved the merger agreement and determined that it is fair to and in the best interests of the Company and its stockholders to enter into the merger agreement, declared the merger agreement advisable and recommends that the Company's stockholders adopt the merger agreement and approve the merger. Accordingly, the Board unanimously recommends that the Company's stockholders vote "FOR" the merger proposal, "FOR" the nonbinding compensation proposal and "FOR" the adjournment proposal.

Unaudited Prospective Financial Information

The Company does not, as a matter of course, publicly disclose long-term projections due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, in connection with assisting the Board in understanding the stand-alone valuation of the Company, the Company prepared certain non-public unaudited financial projections regarding the Company's projected future operations for its 2020 fiscal year through the end of the 2023 fiscal year, which were furnished to the Special Committee and the Board and to Stifel for its use and reliance in connection with its financial analyses, advice and opinion. We sometimes refer to these unaudited financial projections as the "Financial Projections" in this proxy statement. The inclusion of the Financial Projections should not be regarded as an indication that any of the Company, Parent, Stifel, their respective representatives or any other recipient of this information considered, or now considers, it necessarily to be predictive of actual future results, or that it should be construed as financial guidance, and it should not be relied on as such.

These Financial Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles in the United States ("GAAP"). The Company’s independent public accountants have not examined nor compiled the Financial Projections and have not expressed an opinion or assurance with respect to the Financial Projections.

In light of the foregoing factors and the uncertainties inherent in the Financial Projections, stockholders are cautioned not to place undue, if any, reliance on the Financial Projections. While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made with respect to business, economic, market, competition, regulatory and financial conditions and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The unaudited prospective financial information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company can give no assurance that the unaudited prospective financial information or the underlying estimates and assumptions will be realized. In addition, since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

Actual results may differ materially from those set forth below, and important factors that may affect actual results and cause the unaudited prospective financial information to be inaccurate include, but are not limited to, risks and uncertainties relating to the Company’s business, industry performance, general business and economic conditions, customer requirements, competition and adverse changes in applicable laws, regulations or rules. For other factors that could cause actual results to differ, please see the section titled “Cautionary Statement Regarding Forward-Looking Statements” on page 9 and the sections titled “Risk

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Factors” and “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and the other reports filed by the Company with the SEC.

Given the proposed merger under the merger agreement and assuming that the merger is completed, the Financial Projections for the Company as a standalone entity set forth below will no longer be applicable.

The unaudited Financial Projections do not take into account any circumstances or events occurring after the date it was prepared. The Company can give no assurance that, had the unaudited prospective financial information been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. The Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Financial Projections to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions underlying the unaudited Financial Projections are shown to be in error, or to reflect changes in general economic or industry conditions. The Financial Projections do not take into account the possible financial and other effects on the Company of the merger and do not attempt to predict or suggest future results of the combined company. The Financial Projections do not give effect to the merger, including the impact of negotiating or executing the merger agreement, the expenses that may be incurred in connection with consummating the merger or the potential synergies that may be achieved by the combined company as a result of the merger. Further, the Financial Projections do not take into account the effect on the Company of any possible failure of the merger to occur. None of the Company, Parent, Stifel or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Company stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the Financial Projections or that the projected results will be achieved. The summary of the Financial Projections included below is being provided solely because it was made available to the Special Committee, the Board and Stifel, and not to influence your decision as to whether to vote for the proposal to approve the merger agreement or take any action in connection with the merger or your ownership of shares.

The following table sets forth a summary of the Financial Projections which were prepared using information available to the Company as of June 15, 2019:

	2020 ($)	2021 ($)	2022 ($)	2023 ($)
Revenue	$33,823,415	$37,170,262	$41,119,825	$45,266,394
Cost of Revenue	$20,759,596	$21,881,032	$22,597,722	$23,748,626
Other Operating Expenses	$10,598,669	$12,129,459	$12,809,472	$13,769,255
Operating Profit	$2,465,150	$3,159,771	$5,712,632	$7,748,514
Unlevered Cash Flow	$2,674,806	$5,217,145	$9,802,373	$10,199,536
Net Income (Loss)	$2,257,468	$3,080,653	$5,698,918	$7,746,562
Net Income (Loss) Available to Common Stockholders*	$1,757,468 per share = $0.49	$2,580,653 per share = $0.71	$5,198,918 per share = $1.44	$7,246,562 per share = $2.00

* Assumes declared and accrued divided on Series A Convertible Preferred Stock or Series B Convertible Preferred Stock of $500,000. Assumes 3,617,000 shares of common stock outstanding.

Opinion of Stifel, Nicolaus & Company, Incorporated, Financial Advisor to the Company

The Company engaged Stifel to act as financial advisor to the Company in connection with the transactions contemplated by the merger agreement. As part of that engagement, the Special Committee and the Board requested Stifel's opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of each issued and outstanding share (excluding (i) shares held by Parent, Merger Sub or their respective affiliated companies or subsidiaries, (ii) shares held by the Company in treasury or by any subsidiary of the Company, (iii) shares held by stockholders who properly exercise and perfect appraisal rights for such shares in accordance with

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Section 262 of the DGCL, and (iv) shares held by Mr. Bergreen and his affiliates) of common stock of $12.00 per share offer price to be received by such holder in the transaction pursuant to the merger agreement. At a meeting of the Special Committee of the Company Board held on October 7, 2019, Stifel delivered to the Special Committee its oral opinion, which opinion was confirmed by the delivery of a written opinion, dated October 7, 2019 (the "Opinion"), that, as of the date of the Opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in such Opinion, the offer price was fair, from a financial point of view, to such holders.

The full text of the Opinion is attached to this proxy statement as Annex B and is incorporated herein by reference. The summary of the Opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the Opinion. Holders of shares of the Company’s common stock are encouraged to read the Opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Stifel in connection with the Opinion. The Opinion was provided for the information of, and directed to, the Company’s Special Committee and the board of directors for its information and assistance in connection with its consideration of the financial terms of the transaction and was only one of many factors considered by the Company’s Special Committee and board of directors in its evaluation of the transaction. The Opinion addresses only the fairness, from a financial point of view, of the per share transaction consideration to be received by holders of shares of the Company’s common stock in the transaction as of the date of the Opinion. It does not address any other aspect of the Offer or the merger and does not constitute a recommendation to the Company’s Special Committee or board of directors as to how it should vote or otherwise act with respect to the transaction or any other matter or to any stockholder of the Company as to how any such stockholder should vote at any stockholders meeting at which the transaction is considered or whether such stockholder should take any other action with respect to the merger or any other matter, including whether or not any stockholder of the Company should enter into any voting, shareholders’ or affiliates’ agreement with respect to the transaction, or exercise any dissenters’ or appraisal rights that may be available to such stockholder. The Opinion did not compare the relative merits of the transaction with any other alternative transactions or business strategies which may have been available to the Company and did not address the underlying business decision of the Company’s board of directors or the Company to proceed with or effect the transaction. The Opinion was necessarily based on economic, market, financial and other conditions as they existed on the date of the Opinion, and on the information made available to Stifel by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of the Opinion. Subsequent developments from the date of the Opinion may affect the conclusions reached in the Opinion and Stifel does not have any obligation to update, revise or reaffirm the Opinion.

The Special Committee and Company Board did not impose any limitations on Stifel with respect to the investigations made or procedures followed in rendering its Opinion. In selecting Stifel, the Special Committee and Company Board considered, among other things, the fact that Stifel is a reputable investment banking firm with substantial experience advising companies in the software sector and in providing strategic advisory services in general, and Stifel's familiarity with the Company and its business. Stifel, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

In rendering its Opinion, Stifel, among other things:

(i)	discussed the merger and related matters with the Company’s counsel and reviewed a draft copy of the merger agreement dated October 7, 2019;

(ii)	reviewed the audited consolidated financial statements of the Company contained in its Annual Reports on Form 10-K for the years ended December 31, 2018, December 31, 2017 and December 31, 2016 and unaudited consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019;

(iii)	reviewed and discussed with the Company’s management certain other publicly available information concerning the Company and Parent;
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(iv)	reviewed certain non-publicly available information concerning the Company, including internal financial analyses and the Financial Projections (defined above under the section titled “The Merger -Unaudited Prospective Financial Information”) by the Company’s management and held discussion with the Company’s senior management regarding such Financial Projections (including their views on the risks and uncertainties of achieving such Financial Projections) and recent developments;

(v)	reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(vi)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(vii)	participated in certain discussions and negotiations between representatives of the Company and Parent;

(viii)	reviewed the reported prices and trading activity of the equity securities of the Company;

(ix)	considered the results of our efforts, at the direction of the Company, to solicit indications of interest from selected third parties with respect to a merger or other transaction with the Company;

(x)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

(xi)	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the Company’s industry generally.

In rendering its Opinion, Stifel has relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company, or that was otherwise reviewed by Stifel, and have not assumed any responsibility for independently verifying any of such information.

Stifel also made the following assumptions, in each case with the Company’s Special Committee and board of directors’ consent:

•	with respect to the Financial Projections supplied to us by the Company, Stifel assumed, at the direction of the Company, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and that they provided a reasonable basis upon which Stifel could form its opinion (such forecasts and projections were not prepared with the expectation of public disclosure);

•	there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the transactions contemplated by the merger agreement will be satisfied and not waived;

•	the definitive merger agreement did not differ materially from the draft Stifel reviewed;

•	the transactions contemplated by the merger agreement will be consummated substantially on the terms and conditions described in the merger agreement, without any waiver of material terms or conditions by the Company or any other party and without any anti-dilution or other adjustment to the offer price, and obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the transactions contemplated by the merger agreement will not have an adverse effect on the Company or the transactions contemplated by the merger agreement;

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•	the transactions contemplated by the merger agreement will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations; and

•	the Company has relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the transactions contemplated by the merger Agreement.

In addition:

•	with respect to the Financial Projections supplied to Stifel by the Company, (i) such Financial Projections are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions, and, accordingly, actual results could vary significantly from those set forth in such Financial Projections and (ii) Stifel has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof;

•	Stifel did not make or obtain any independent evaluation, appraisal or physical inspection of the Company’s assets or liabilities, nor was Stifel furnished with any such evaluation or appraisal;

•	the Opinion does not address any other terms, aspects or implications of the transactions contemplated by the merger agreement including, without limitation, the form or structure of the merger, any consequences of the transactions contemplated by the merger agreement on the Company, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the transactions contemplated by the merger agreement or otherwise;

•	the Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to Stifel by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of the Opinion; and

•	the Opinion stated that subsequent developments from the date of the Opinion may affect the conclusion reached in the Opinion and that Stifel does not have any obligation to update, revise or reaffirm its Opinion.

The following represents a brief summary of the material financial analyses performed by Stifel in connection with its Opinion. Some of the summaries of financial analyses performed by Stifel include information presented in tabular format. In order to fully understand the financial analyses performed by Stifel, you should read the tables together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the information set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Stifel.

Except as otherwise noted, the information utilized by Stifel in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before October 4, 2019 and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions and other factors that influence the price of securities.

Selected Public Company Analysis. Stifel compared the Company, from a financial point of view to seven publicly traded companies in the software industry that Stifel deemed to be relevant based on their business and financial profiles, including revenue growth rates and EBITDA profitability margins. Stifel compared the Company’s estimated fiscal year 2019 and 2020 financial metrics, as provided by management, to estimated calendar year 2019

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and 2020 financial metrics, obtained from available public sources, of the seven selected public software companies. Based on this information, Stifel calculated and compared the following multiples for the Company and the selected public companies:

  multiples of enterprise value (“EV”), which Stifel defined as fully-diluted equity value using the treasury stock method, plus debt, accrued and unpaid dividends and minority interests, less cash and cash equivalents, to estimated calendar 2019 and 2020 (i) revenues (“EV/Revenues”) and (ii) earnings before one-time charges, interest, taxes, stock-based compensation and depreciation and amortization (“EBITDA”, and such multiple, “EV/ EBITDA”) for the Company1 and the seven selected software public companies.

Stifel believes that the group of public software companies listed below have growth, profit margin, and business models similar to those of the Company, but noted that none of these companies have the same management, composition, size, operations, financial profile, or combination of businesses as the Company:

Similar Financial Profile Software Companies

  Absolute Software

  American Software

  Basware

  Channel Advisor

  GK Software

  K12

  Majesco

The following table summarizes the multiples for the selected companies indicated by this analysis and the ranges of multiples selected by Stifel for its analysis.

Similar Financial Profile Software Companies

Multiple:	Range of multiples	1st Quartile	Median	Average	3rd Quartile	Proposed Transaction
CY 2019 EV/Revenues	1.6x-2.2x	1.6x	2.1x	2.0x	2.2x	2.6x
CY 2020 EV/Revenues	1.4x-2.1x	1.4x	1.8x	1.9x	2.1x	2.1x
CY 2019 EV/EBITDA	11.1x-16.1x	11.1x	12.2x	14.7x	16.1x	20.3x
CY 2020 EV/EBITDA	8.3x-17.1x	8.3x	10.1x	12.9x	17.1x	13.4x

Based on this analysis and other considerations that Stifel deemed relevant in its professional judgment and expertise, Stifel selected 1st Quartile and Median multiples to get to implied purchase price of $7.40 - $10.22 based on the Revenue multiples and $6.57 - $9.02 based on the EBITDA multiples, lower than the offer price of $12.00.

[1] EV was calculated using the latest information provided by management as of October 7, 2019.

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No company utilized in the selected company analysis is identical to the Company. In evaluating the selected companies, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the Company’s control, such as the impact of competition on its business and the industry generally, industry growth and the absence of any adverse material change in the Company’s financial condition and prospects or the industry or in the financial markets in general. Mathematical analysis (such as determining the median or average) is not in itself a meaningful method of using peer group data.

Selected Transactions Analysis. Based on public and other information available to Stifel, Stifel calculated and compared the multiples of EV to last twelve month ("LTM") and next twelve month ("NTM") revenues and LTM and NTM EBITDA implied in the transactions contemplated by the merger agreement for the Company to the corresponding multiples implied in the following fourteen selected acquisitions of public software companies that have been announced since January 1, 2012, such as supply-chain and field service management software, believed to be relevant to the Company or with growth and profit margin profiles Stifel believed to be similar to that of the Company:

Announce Date	Acquirer	Target
5/13/2019	E2open	Amber Road
2/23/2017	Saba	Halogen
11/22/2016	Diversis Capital	ServicePower Technologies
5/31/2016	Accel-KKR	SciQuest
12/10/2015	CalAmp	LoJack Corporation
11/30/2015	EQT Partners AB	Industrial and Financial Systems
6/18/2015	Novatel Wireless Inc.	DigiCore Holdings Limited
4/30/2015	Francisco Partners	ClickSoftware
10/14/2014	HG Capital	Allocate Software
9/2/2014	Omnitracs	XRS Corp.
6/10/2014	Verisae	ViryaNet
4/29/2013	Avista Capital	Telular Corporation
6/1/2012	Verizon	Hughes Telematics
5/2/2012	Francisco Partners	Kewill

The following table summarizes the multiples for the selected companies indicated by this analysis and the range of multiples selected by Stifel for its analysis.

Multiple:	Range of multiples	1st Quartile	Median	Average	3rd Quartile	Proposed Transaction
LTM EV/Revenues	1.4x – 3.2x	1.4x	2.5x	2.9x	3.2x	2.7x
NTM EV/Revenues	2.4x – 3.7x	2.4x	2.5x	3.2x	3.7x	2.4x
LTM EV/EBITDA	13.1x – 23.0x	13.1x	17.8x	21.2x	23.0x	17.1x
NTM EV/EBITDA	13.4x – 21.0x	13.4x	16.0x	24.6x	21.0x	19.7x

Based on this analysis and other considerations that Stifel deemed relevant in its professional judgment and expertise, Stifel selected 1st Quartile and Median multiples to get to implied purchase price of $6.36 - $12.68 based on the Revenue multiples and $8.18 - $12.53 based on the EBITDA multiples, compared to the offer price of $12.00.

No transaction used in the selected transactions analysis is identical to the transactions contemplated by the merger agreement. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies involved in the selected transactions which, in turn, affect the enterprise value and equity value of the companies involved in the transactions to which the

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transactions contemplated by the merger agreement are being compared. In evaluating the precedent transactions, Stifel made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, some of which are beyond the Company's control, such as the impact of competition on the Company's business or the industry generally, industry growth and the absence of any adverse material change in the financial condition of the Company, the companies involved in the selected transactions or the industry or in the financial markets in general, which could affect the public trading value of the companies involved in the selected transactions which, in turn, affect the enterprise value and equity value of the companies involved in the transactions to which the transaction is being compared.

Discounted Cash Flow Analysis. Stifel used Financial Projections of the Company for fiscal year last half of 2019 through fiscal year 2023, as provided by the Company's management, to perform a discounted cash flow analysis, which is designed to provide insight into a company's future cash flow forecasts by discounting them to arrive at the net present value of these cash flows. In conducting this analysis, Stifel assumed that the Company would perform in accordance with these forecasts. Stifel first estimated the terminal value of the forecasted cash flows by applying a range of exit multiples Stifel deemed relevant to the Company's estimated 2023 EBITDA, which multiples ranged from 10.0x to 14.0x. Stifel calculated projected unlevered free cash flow for last half of 2019 through 2023 using management's forecasts and discounted these cash flows and the terminal value to present values using discount rates of 15.6 – 17.6%, based on the weighted average cost of capital of the selected software public companies. This analysis indicated a range of enterprise values which Stifel then subtracted by the Company's net debt to calculate a range of equity values. These equity values were then divided by fully-diluted shares outstanding using the treasury stock method to calculate implied equity values per share ranging from $11.26 to $15.73. Stifel also estimated the implied share price, using perpetuity growth method. Stifel first estimated perpetual cash flows, using perpetuity growth rates of 2.0% – 4.0% and discount rates of 15.6 – 17.6%. Stifel then discounted perpetual cash flows and unlevered free cash flow for last half of 2019 through 2023 to present values using the same discount rate range. This analysis indicated a range of implied share price ranging from $8.06 to $10.73. Stifel noted that the offer price of $12.00 to be received by holders of the shares of common stock pursuant to the transactions contemplated by the merger agreement is within or above such range.

The foregoing description is only a summary of the material financial analyses performed by Stifel in arriving at its Opinion. The summary alone does not constitute a complete description of the financial analyses Stifel employed in reaching its conclusions. None of the analyses performed by Stifel was assigned a greater significance by Stifel than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by Stifel. No methodology employed by Stifel can be viewed individually, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by Stifel. Additionally, no company or transaction used in any analysis as a comparison is identical to the Company or the transactions contemplated by the merger agreement, and they all differ in material ways. Accordingly, an analysis of the results described above is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies or transactions to which they are being compared. Stifel used these analyses to determine the impact of various operating metrics on the implied enterprise value and implied per share equity value of the Company. Each of these analyses yielded a range of implied enterprise value and implied per share equity value, and therefore, such implied enterprise value ranges developed from these analyses were viewed by Stifel collectively and not individually. Stifel made its determination as to the fairness, from a financial point of view, of the offer price to be received by holders of shares of the Company’s common stock in the transaction pursuant to the merger agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

Conclusion. Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of the Opinion, Stifel was of the opinion that, as of the date of the Opinion, and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the Opinion, the offer price to be received by holders of shares of the Common Stock in the transaction pursuant to the merger agreement was fair to such holders of shares, from a financial point of view.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its Opinion, Stifel considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Stifel believes that the summary

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provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying Stifel's analyses and the Opinion; therefore, the range of valuations resulting from any particular analysis described above should not be taken to be Stifel's view of the actual value of the Company

As compensation for its services relating to the merger, the Company has agreed to pay Stifel a fee of $500,000 upon delivery of the Opinion and an aggregate fee of approximately $2.5 million, which is contingent on the completion of the merger. The Company’s Special Committee and board of directors was aware of this fee structure and took it into account in considering the Opinion and in approving the merger. Further, the Company agreed to reimburse Stifel for its reasonable out-of-pocket expenses incurred in performing its services and to indemnify Stifel, its affiliates and their respective officers, directors, employees and agents, and any persons controlling Stifel or any of its affiliates within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, against specific liabilities, including certain liabilities under the federal securities laws, arising out of Stifel’s engagement.

There are no material relationships that existed during the two years prior to the date of this Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the Merger, except that during such period, Stifel and/or its affiliates have provided financial advisory services to a portfolio company of an affiliate of Parent that are unrelated to the Merger. Stifel may seek to provide investment banking services to Parent or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel and our clients may transact in the equity securities of each of the Company and Parent and may at any time hold a long or short position in such securities.

Certain Effects of the Merger

Upon the consummation of the merger, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the Merger, the Company will continue to exist following the Merger as a wholly owned subsidiary of Parent.

None of Parent, Merger Sub or any of their controlled affiliates beneficially owns, or will prior to the closing date beneficially own, any shares of the common stock. Following the merger, all of the Company’s equity interests will be beneficially owned by Parent and none of the Company’s current stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, or the surviving corporation after the consummation of the merger. As a result, the Company’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the common stock. Following the merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

Upon consummation of the merger, each share of common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by the Company, any subsidiary of the Company, Parent, Merger Sub or any other subsidiary of Parent or shares with respect to which appraisal rights have been properly perfected and not withdrawn under Section 262) will be converted into the right to receive $12.00 in cash, without interest and less any applicable withholding taxes. All shares of the Company’s common stock so converted will, at the effective time of the merger, be cancelled.

Please see the sections of this proxy statement entitled “The Merger Agreement—Merger Consideration.”

The Company’s common stock is currently registered under the Exchange Act and is quoted on the OTCQB under the symbol “ATEA.” Following the consummation of the merger, shares of the common stock will no longer be quoted on the OTCQB or any other public market. In addition, the registration of shares of the common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the shares of the common stock. Termination of registration of the shares of the common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and would make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

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Effects on the Company if the Merger is Not Completed

If the merger is not completed for any reason, the Company’s stockholders will not receive any payment for their shares of common stock in connection with the merger. Instead, the Company will remain an independent public company, the shares of the Company’s common stock will continue to be listed and quoted on the OTCQB, the shares of common stock will continue to be registered under the Exchange Act and the Company’s stockholders will continue to own their shares of the common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of common stock.

If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of common stock, including the risk that the market price of the common stock may decline to the extent that the current market price of the common stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances, the Company and Parent are permitted to terminate the merger agreement. Please see the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement.”

Under certain circumstances, if the merger agreement is terminated, a termination fee or reverse termination fee may be payable by the Company or Parent, respectively. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee.”

Financing of the Merger

The obligation of Parent and Merger Sub to consummate the merger is not subject to any financing condition.

We anticipate that the total amount of funds necessary at closing to complete the merger and the related transactions will be approximately $82 million. This amount includes the funds needed to: (i) make the payment of all amounts payable to holders of common stock and options to purchase shares of common stock in connection with or as a result of the merger; (ii) repay or discharge (after giving effect to the merger) all outstanding indebtedness of the Company required to be repaid at the effective time of the merger under the merger agreement; and (iii) pay all fees and expenses required to be paid at the closing by Parent or Merger Sub under the merger agreement.

Voting Agreements and Restrictive Covenant Agreements

Voting Agreements

On October 7, 2019, in connection with the execution of the merger agreement, Parent entered into a voting agreement with Zack Bergreen, Chairman and Chief Executive Officer of the Company, and a limited partnership that he controls and a voting agreement with Fredric (“Rick”) Etskovitz, Chief Financial Officer and Treasurer of the Company (each referred to as the “voting agreement”). Subject to the terms and conditions set forth therein, each of Mr. Bergreen and Mr. Etskovitz has agreed, among other things, to vote the shares of common stock over which he has sole or shared voting power in favor of the approval of the merger agreement and the transactions contemplated thereby, including the merger, against acquisition proposals or superior proposals (as described in the section of this proxy statement entitled “The Merger Agreement — No Solicitation of Acquisition Proposals”), and against any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of the Company under the merger agreement, result in any of the conditions to the consummation of the merger under the merger agreement not being fulfilled, or interfere with, delay or adversely affect the merger and the other transactions contemplated by the merger agreement.

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Under his respective voting agreement, each of Mr. Bergreen and Mr. Etskovitz has agreed that that he will not (and will not cause his affiliates, advisors or representatives) to, among other actions, (i) initiate, solicit, knowingly facilitate (including by providing any non-public information concerning the Company or any subsidiary to any person or group who would reasonably be expected to make an acquisition proposal) or knowingly encourage the submission or announcement of any inquiries, proposals or offers relating to, or which could reasonably be expected to lead to, any acquisition proposal or engage in any discussions or negotiations with respect thereto, (ii) approve or recommend, or publicly propose to approve or recommend, any acquisition proposal, (iii) enter into any letter of intent or other agreement relating to any acquisition proposal, or (iv) make, or in any manner participate in a “solicitation” of proxies or powers of attorney with respect to the voting of shares of the common stock intending to facilitate any acquisition proposal or cause any stockholder not to vote to adopt the merger agreement and approve the merger. In addition, Mr. Bergreen and the limited partnership that he controls and Mr. Etskovitz have irrevocably waived and agreed not to exercise any statutory appraisal or dissenters’ rights that they may have under the merger agreement. Each of the voting agreements also contains certain restrictions on the transfer of shares of the common stock held by Mr. Bergreen (and the limited partnership that he controls) and Mr. Etskovitz. Each voting agreement will terminate upon the mutual written consent of the parties thereto or upon the earlier of the closing the merger in accordance with the terms of the merger agreement and the termination of the merger Agreement.

The voting agreement among Parent, Mr. Bergreen and the limited partnership that he controls contains certain additional provisions. Mr. Bergreen’s voting agreement requires him to convert all of the outstanding shares of the Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Convertible Preferred Stock”), and the Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Convertible Preferred Stock”), of the Company that he holds prior to the record date for the meeting of the Company’s stockholders to vote on the merger agreement and the merger. In addition, in the event that the Board changes its recommendation that the Company’s stockholders adopt the merger agreement and the merger in compliance with the terms and conditions of the merger agreement (as described in the section of this proxy statement titled, “The Merger Agreement-No Solicitation of Acquisition Proposals,”) the number of shares of common stock that Mr. Bergreen and the limited partnership that he controls will be committed to vote in accordance with the voting agreement shall be modified to be equal to (calculated at the time of such vote) 30% of the aggregate voting power of the issued and outstanding shares of the common stock, voting together as a single class, and they will be obligated to vote (or cause to be voted) all of their remaining shares of the common stock proportionally with the votes of all stockholders present at any meeting. Pursuant to the terms of the voting agreement, on the closing date of the merger, Mr. Bergreen will be paid an amount equal to the declared and unpaid dividends payable to him in respect of the Series A and Series B Convertible Preferred Stock, which dividends will continue to accrue and be payable until the date of conversion. For more information about the payment of the declared and accrued dividends on Mr. Bergreen’s shares of the Series A and Series B Convertible Preferred Stock, please see the section of this proxy statement titled "The Merger Agreement—Interests of the Company’s Directors and Executive Officers in the Merger-Dividends on Preferred Stock.”

As of October 7, 2019, the shares covered by Mr. Etskovitz’s voting agreement included 14,000 shares of the common stock, which represented less than one percent of the total outstanding shares of the common stock on such date. As of such date, the shares covered by Mr. Bergreen’s voting agreement included 1,119,040 shares of the common stock, 826,446 shares of Series A Convertible Preferred Stock, and 797,448 shares of Series B Convertible Preferred Stock held by Mr. Bergreen and 58,103 shares of the common stock beneficially owned by the limited partnership that he controls, which represented approximately 52 % of the total outstanding shares of the common stock on such date, assuming conversion of the shares of the Series A and Series B Convertible Preferred Stock by Mr. Bergreen.

The foregoing descriptions of the Mr. Etskovitz’s and Mr. Bergreen’s voting agreements do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached hereto, respectively, as Annex D and Annex E, which you should read in their entirety.

Restrictive Covenant Agreements

In connection with the execution of the merger agreement, on October 7, 2019, Parent also entered into a restrictive covenant agreement with Mr. Bergreen and a restrictive covenant agreement with Mr. Etskovitz (each referred to as the “restrictive covenant agreement”). Subject to the terms and conditions set forth therein, each of Mr. Bergreen and Mr. Etskovitz has agreed, among other things, from the effective time of the merger until the second anniversary thereof, to refrain from soliciting any person who is or was an officer or employee of the Company or inducing any supplier, vendor, customer, licensee, distributor, contractor or other business relation of the Company, to leave or cease doing business with the Company. Under the terms of Mr. Bergreen’s restrictive covenant agreement, he also has agreed that, during the same two-year period, he shall not engage in certain competing activities with another company or person that is in the business of field service management software and related services. In the event that the merger agreement is terminated in accordance with its terms, each restrictive covenant agreement will automatically become null and void.

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Interests of the Company's Directors and Executive Officers in the Merger

In addition to their interests in the merger as stockholders, the Company's directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company's stockholders in general. In considering the proposals to be voted on at the special meeting, you should be aware of these interests. The members of the Board and Special Committee were aware of and considered these interests in reaching the determination to approve the merger agreement and deem the merger agreement, the merger and the other transactions contemplated by the merger agreement to be advisable and fair to and in the best interests of the Company and its stockholders, and in recommending that the holders of common stock vote for the adoption of the merger agreement. These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below.

Directors and Executive Officers

Our directors and executive officers as of the date hereof are:

Name	Age	Position	Since
Zack Bergreen	73	Chairman of the Board of Directors and Chief Executive Officer	1979
Fredric (“Rick”) Etskovitz	65	Chief Financial Officer and Treasurer	2000(1)
Suzanne Niemeyer	49	Director	2019
Keith D. Schneck	64	Director	2013
Eric S. Siegel	63	Director	2002

(1)Mr. Etskovitz joined the Company in June 2000, when he was appointed as our Chief Financial Officer and Treasurer. Mr. Etskovitz resigned from his positions with the Company in April 2004 but returned as Chief Financial Officer on January 4, 2005, during which time he was a partner in the Philadelphia accounting firm of Shechtman, Marks, Devor and Etskovitz.

Since January 1, 2018, the beginning of our last fiscal year, the following executive officer and director have departed the Company: our Chief Operating Officer, David Giannetto, resigned on March 4, 2019; and Mark I. Simon, who had served as a director of the Company since July 2014, indicated he was retiring in early 2019 and was therefore not nominated to stand for re-election at the annual meeting of the stockholders held on June 21, 2019.

Effective as of the completion of the merger, our current Board will be replaced by the board of directors of Merger Sub, and our executive officers at the effective time of the merger will be replaced with the executive officers of Merger Sub.

Stock Ownership

For information regarding beneficial ownership of common stock, other than the stock options described below, by each of the Company's directors and executive officers and beneficial ownership of common stock by all of such directors and executive officers as a group, please see the section titled "Security Ownership of Certain Beneficial Owners and Management." Like all other holders of shares of common stock, our directors and executive officers will be entitled to receive $12.00 per share in cash for each of their shares of common stock.

Stock Options

At the effective time of the merger, each option, whether vested or unvested, that is outstanding immediately prior to the effective time of the merger, shall be cancelled in exchange for a lump-sum cash payment equal to the product of  (x) the number of shares of common stock for which such option has not been exercised and (y) the excess, if any, of the merger consideration of  $12.00 per share over the exercise price per share of such option, less any required tax withholding. No outstanding option has an exercise price equal to or greater than the merger consideration. All of our current directors and executive officers hold outstanding options, whether vested or unvested, to purchase shares of the Company’s common stock. Neither our former Chief Operating Officer, Mr. Giannetto, nor or our former director, Mr. Simon, currently holds any outstanding options to purchase shares of the Company’s stock.

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Director and Officer Indemnification

The Company and each of the current directors and executives officers entered into indemnity agreements on August 9, 2019. Pursuant to the terms of each indemnity agreement, the Company is obligated, among other things, to indemnify each director and executive officer to the fullest extent permitted by the Delaware General Corporation Law if such director or executive officer is a party to or threatened to be made a party to or otherwise involved in any proceeding (including derivative actions and direct actions by the Company) brought as a result of the director or executive officer having served in such role or for actions taken while acting in such role. Under the indemnity agreements, the Company is obligated to indemnify each director and executive officer for all expenses, amounts, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by such director or executive officer in connection with the investigation, defense, settlement or appeal of such proceeding, and each director and executive officer is entitled to advancement of such expenses except as prohibited by law. Each indemnity agreement provides that the Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform the indemnity agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. Pursuant to the terms of the merger agreement, members of the Board and executive officers of the Company will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement titled "The Merger Agreement—Indemnification and Insurance."

Compensation for Special Committee Members

In consideration for the extensive time devoted by the members of the Special Committee to the evaluation of Parent’s proposal and review of the merger agreement, the merger agreement includes supplemental compensation to the members of the Special Committee, in an amount not to exceed $35,000 in the aggregate, as follows: Keith D. Schneck - $10,000; Eric S. Siegel - $10,000; and Suzanne Niemeyer $15,000. Such amounts will be paid by Parent at the closing of the merger and are subject to reduction under the cap imposed under the merger agreement upon the fees and expenses, including payments of bonuses to directors, officers and employees, incurred by the Company connection with the merger.

In addition to the amounts described above, each member of the Special Committee holds outstanding options to purchase shares of the Company’s common stock. At the effective time of the merger, all outstanding options to purchase shares of the Company’s common stock (whether vested or unvested) will be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of common stock subject to such option, multiplied by (y) the excess, if any, of the merger consideration of $12.00 over the applicable per share exercise price of such option, less applicable withholding taxes. Set forth in the table below are the amounts of vested and unvested options that would be payable upon the effective time to the members of the Special Committee, based on the merger consideration per share of the Company’s common stock less the applicable exercise price of such options.

Name	Vested Stock Options ($)	Unvested Stock Options ($)*	Total ($)
Keith D. Schneck	$389,475	$194,525	$584,000
Eric S. Siegel	$464,575	$194,525	$659,100
Suzanne Niemeyer	-	$32,500	$32,500

*All unvested options will be cancelled at the time of the merger and converted into a right to receive cash payment in accord with the formula provided in the merger agreement.

Bonus and Severance Agreements for Executive Officers

Annual Bonus Awards. No bonuses will be paid out under the Company’s annual cash bonus plan for the named executive officers following the closing date of the merger.

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Bonus Agreement. Following the Company’s agreement upon the terms of the proposed merger with Parent and in consideration of Mr. Etskovitz’s role as the Chief Financial Officer of the Company and the importance of his participation in the due diligence and closing of the proposed transaction, the Company entered into an agreement with him on September 17, 2019, pursuant to which he will be entitled to a bonus of $100,000 (less applicable withholding taxes) on the condition that he remain employed by the Company in good standing through the closing of the merger and perform any additional duties related to the proposed merger. If Mr. Etskovitz voluntarily resigns his employment or is terminated for cause before the closing of the merger, he will forfeit the entire amount of the bonus. If the merger is not consummated for any reason, he will be entitled to receive a bonus equal to $50,000 (less applicable withholding taxes) if he remains employed in good standing with the Company through such event.

Severance Agreements. Each of Mr. Bergreen and Mr. Etskovitz, is a party to an individual severance agreement (each, a "severance agreement") dated April 14, 2008 that provides for certain severance payments to be payable in the event of certain terminations of employment, including a termination within twelve months following a change in control of the Company. The merger will constitute a change of control of the Company for purposes of the severance agreements. In the event that Mr. Bergreen’s or Mr. Etskovitz’s employment terminates due to a termination without “cause” or a resignation for “good reason” within twelve months following the effective date of a change in control, then he is entitled to receive severance compensation of twelve months’ base pay at the then current rate of pay, plus a waiver of the cost of COBRA continuation coverage for twelve months. The payment of twelve months of base pay is to be made in a single lump sum subject to certain tax considerations. If Mr. Bergreen’s or Etskovitz’s employment terminates due to a termination without “cause” or a resignation for “good reason” after the first anniversary of the effective date of the merger, then he is only entitled to six months’ base pay and a waiver of the cost of COBRA continuation coverage for six months. The six months of base pay will be paid out over six months via normal payroll. Each of Mr. Bergreen and Etskovitz will be required to execute a general release of any claims relating to his employment in favor of the Company prior to any severance amounts being paid. For these purposes, “then current rate of pay” is the greater of Mr. Bergreen’s and Etskovitz’s (as applicable) base salary immediately prior to the cessation of employment or his average base salary over the preceding twelve months.

For purposes of the severance agreements, "good reason" means any of the following: (i) a material reduction in job scope, base compensation, reporting, rank or responsibilities, or (ii) relocation of the named executive officer’s principal place of work by more than 25 miles; provided, however, that none of the events described in the foregoing clauses shall constitute good reason unless (x) the named executive officer provides the Company with written objection to the event or condition within 30 days following the occurrence thereof, (y) the Company did not cure such event(s) within 30 days after receipt of such written objection, and (z) the executive officer resigns his employment within thirty (30) days following such cure period.

For purposes of the severance agreements, "cause" means conduct, as determined in good faith by the compensation committee of the Board, involving one or more of the following: (i) gross misconduct by the named executive officer which is materially injurious to the Company; (ii) the named executive officer’s material breach of any policy of, agreement or duty owed the Company, which breach is not cured within 15 days following receipt of notice thereof; (iii) the named executive officer’s conviction of a felony or other criminal violation which would materially interfere with his ability to perform his services or otherwise injurious to the Company; or (iv) the named executive officer’s failure to perform in a material respect his employment obligations, which failure is not cured within 15 days following receipt of notice thereof.

Dividends on Preferred Stock

As required by the voting agreement among Parent, Mr. Bergreen and the limited partnership that he controls, Mr. Bergreen will exercise his right to convert all of the 826,446 outstanding shares of the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”), and the 797,448 outstanding shares of the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock”) that he holds prior to the record date for the special meeting. Upon conversion of all of his shares of Series A Preferred Stock, Mr. Bergreen will receive 826,446 shares of common stock of the Company, and he will receive 797,448 shares of the Company’s common stock upon conversion of all of his shares of Series B Preferred Stock.

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On October 1, 2019, the declared and unpaid dividends payable to Mr. Bergreen in respect of his shares of the Series A Preferred Stock totaled $642,000, and the declared and unpaid dividends payable to him in respect of his shares of the Series B Preferred Stock totaled $428,000. Pursuant to the terms of the voting agreement among Parent, Mr. Bergreen and the limited partnership that he controls, on the closing date of the merger, Mr. Bergreen will be paid an amount equal to the declared and unpaid dividends payable to him in respect of the Series A Preferred Stock and the Series B Preferred Stock up to the aggregate total of $1,195,000. If such accrued and unpaid dividends are not timely paid in full at such time, then any unpaid balance shall accrue interest at a rate of 12% per annum on a daily basis based on the number of days that have elapsed from the date of conversion until the entire balance and any accrued interest thereon has been paid in full.

Subject to the terms and conditions set forth of the voting agreement, Mr. Bergreen is obligated, among other things, to vote the shares of the Company’s common stock over which he has sole or shared voting power in favor of the approval of the merger agreement and the transactions contemplated thereby at the stockholders’ special meeting, against other certain other proposals and against any other action or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation of the Company under the merger agreement or result or interfere with, delay or adversely affect the merger and the other transactions contemplated by the merger agreement. Under the terms of the voting agreement, Mr. Bergreen has agreed that he will not undertake certain actions, including soliciting or encouraging certain other proposals or submissions or take action to cause any stockholder not to vote to adopt the merger agreement and approve the merger. In addition, Mr. Bergreen and the limited partnership that he controls have irrevocably waived and agreed not to exercise any statutory appraisal or dissenters’ rights that they may have under the merger agreement. The voting agreement also contains certain restrictions on Mr. Bergreen’s transfer of the shares of common stock held by him and the limited partnership that he controls. For a more detailed description of the provisions of the voting agreement relating to the obligations and restrictions imposed upon Mr. Bergreen under the voting agreement, please see the section of this proxy statement titled "The Merger - Voting Agreements and Restrictive Covenant Agreements.”

Continuing Employee Benefits

The merger agreement provides that, from the closing until June 30, 2020 (or, such shorter period if a continuing employee is no longer employed by Parent or the surviving corporation) and subject to applicable law (which is referred to as the “continuation period”), Parent will provide, or will cause the surviving corporation to provide, to continuing employees of the Company and its subsidiaries at least the same hourly salary or base wages and annual target cash bonus opportunity as provided to such continuing employees immediately prior to the effective time of the merger and certain employee benefits that, in the aggregate, are substantially comparable to the employee benefits (x) provided to similarly situated employees of Parent or one of its subsidiaries or to such continuing employees under the benefit plans of the Company or its subsidiaries in effect immediately prior to the effective time of the merger or (y) provided to similarly situated employees of Parent. For a more detailed description of the provisions of the merger agreement relating to continuing employee benefits, please see the section of this proxy statement titled "The Merger Agreement—Employee Benefit Matters."

New Management Arrangements

As of the date of this proxy statement, none of the Company, Parent or Merger Sub has entered into any employment agreements with the Company's current named executive officers solely in connection with the merger. Prior to or following the closing of the merger, however, certain executive officers of the Company may have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with the surviving corporation or one or more of its affiliates.

Quantification of Payments and Benefits to the Company’s Named Executive Officers

The table below sets forth the amount of payments and benefits that each of the Company’s named executive officers would receive in connection with the merger, assuming that the merger was consummated and the employment of each such executive officer ceased as of October 22, 2019 except for Mr. Giannetto who resigned on March 4, 2019. The amounts below are determined using the merger consideration per share of Company common stock of $12.00, and are based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table. As a result of the foregoing assumptions, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. The table below does not include compensation that is contingent upon services provided to Parent following the effective time, including under any employment arrangements that may become effective as of the closing of the merger.

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Golden Parachute Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for the Company’s named executive officers based on the merger, assuming the merger is completed on October 22, 2019, the latest practicable date to determine such amounts before the filing of this proxy statement/, assuming that no new option grants occur and no changes are made to their base salary or target annual bonus prior to that date, and that the named executive officers are terminated without cause or resign for good reason immediately following the completion of the merger. The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at that time. More details on the included payments and benefits are set forth above in the section entitled “—Interests of the Company’s Directors and Executive Officers in the Merger.”

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Zack Bergreen Chairman/CEO	$366,306	$1,767,298	_	$2,133,604
Fredric (“Rick”) Etskovitz CFO/Treasurer	$393,046	$1,640,349	$14,217	$2,047,612
David Giannetto Former COO*	-	-	-	$0

*Mr. Giannetto resigned on March 4, 2019.

(1) The cash payment payable to Mr. Bergreen consists of the lump sum payment payable under his severance agreement with the Company based on his base salary as of October 22, 2019. The cash payments payable to Mr. Etskovitz consist of the lump sum payment equal to $293,046 payable under his severance agreement with the Company based on his base salary as of October 22, 2019 and the lump sum payable under his bonus agreement with the Company equal to $100,000. The severance payments are “double-trigger” (i.e., payable upon a qualifying termination within one year following the occurrence of a change in control). The bonus payment to Mr. Etskovitz is “single trigger” (paid upon the closing of the merger).

(2) As described above, at the effective time of the merger, all outstanding options to purchase shares of the Company’s common stock (whether vested or unvested) will be cancelled and converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of common stock subject to such option, multiplied by (y) the excess, if any, of the merger consideration of $12.00 over the applicable per share exercise price of such option, less applicable withholding taxes. Set forth in the table below are the amounts of vested and unvested options that would be payable upon the effective time (i.e., “single-trigger” vesting), based on the merger consideration per share of the Company’s common stock less the applicable exercise price of such options.

Name	Vested Stock Options ($)	Unvested Stock Options ($)*	Total ($)
Zack Bergreen Chairman/CEO	$1,325,798	$441,500	$1,767,298
Fredric (“Rick”) Etskovitz CFO/Treasurer	$1,214,786	$425,563	$1,640,349

*All unvested options will be cancelled at the time of the merger and converted into a right to receive cash payment in accord with the formula provided in the merger agreement.

(3) The amount in the table equals the estimated value of COBRA premium reimbursement for Mr. Etskovitz up to twelve months following a qualifying termination. Such benefits are “double-trigger.” Mr. Bergreen has coverage under Medicare and, thus, is not eligible for COBRA.

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Intent to Vote in Favor of the Merger

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of the Company’s common stock owned directly by them in favor of the merger agreement and the merger and each of the other proposals listed in this proxy statement. As of [           ], the record date for the special meeting, our directors and executive officers directly owned, in the aggregate [●] shares of common stock to vote at the special meeting, or collectively less than [●]% of the outstanding shares of common stock entitled to vote at the special meeting.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the U.S. federal income tax consequences of the merger that are relevant to U.S. Holders and Non-U.S. Holders (each as defined below) whose shares of common stock of the Company are converted into the right to receive cash pursuant to the merger. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to U.S. Holders and Non-U.S. Holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate or gift taxation). Further, this summary does not address the Medicare contribution tax applicable to net investment income of certain non-corporate holders. We have not sought and will not seek any rulings from the IRS or opinions of tax counsel regarding the merger or the matters discussed below. This summary is not binding on the IRS or the courts, and therefore, there can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding tax consequences of the merger. This summary does not address the tax consequences of any transaction other than the merger, including transactions occurring before, after, or at the same time as the merger (whether or not such transactions are in connection with the merger). For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion is for general information only and does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

  banks, insurance companies and other financial institutions;

  persons subject to the alternative minimum tax;

  tax-exempt organizations or governmental organizations;

  S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (and investors therein);

  regulated investment companies, mutual funds or real estate investment trusts;

  persons who own an equity interest, actually or constructively, in Parent or the surviving corporation following the merger;

  dealers in stocks and securities;

  traders in securities that elect to use the mark-to-market method of accounting for their securities;

  U.S. expatriates and former citizens or long-term residents of the United States;

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  persons holding common stock of the Company as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

  persons deemed to sell common stock of the Company under the constructive sale provisions of the Code;

  persons that received their shares of common stock of the Company in a compensatory transaction pursuant to the exercise of employee options, through a tax-qualified retirement plan, or otherwise;

  U.S. Holders whose “functional currency” is not the U.S. dollar;

  persons who are controlled foreign corporations or passive foreign investment companies;

  persons who exercise appraisal rights; and

  holders of options or warrants to acquire shares of common stock of the Company.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships (and other entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding shares of our common stock and partners or investors therein should consult their tax advisors regarding the tax consequences of the merger.

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY PERSON. YOU SHOULD CONSULT YOUR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND NON-INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common stock of the Company who or that is for U.S. federal income tax purposes:

  An individual who is a citizen or resident of the United States;

  A corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

  A trust (i) whose administration is subject to the primary supervision of a court within the United States and one or more United States persons, as defined in section 7701(a)(30) of the Code, have authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

The receipt of cash by a U.S. Holder in exchange for shares of common stock of the Company pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received by such U.S. Holder (determined before the deduction of any applicable withholding taxes, including as described below in the sections titled “— Information Reporting and Backup Withholding” and “—FATCA”) in respect of their shares of common stock of the Company and the U.S. Holder’s adjusted tax basis in such shares surrendered pursuant to the merger. If a U.S. Holder acquired different blocks of common stock of the Company at different times or at different prices, such U.S. Holder must determine gain or loss separately for each block of shares exchanged for cash pursuant to the merger. A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the merger. A preferential tax rate on capital gain generally will apply to long-term capital gain of certain non-corporate U.S. Holders. There are limitations on the deductibility of capital losses.

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Non-U.S. Holders

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock who or that is neither a U.S. Holder nor a partnership (including an entity or arrangement treated as a partnership) for U.S. federal income tax purposes.

Non-U.S. Holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances, including the application and effect of any applicable tax treaty.

Subject to the discussions below in the sections titled “— Information Reporting and Backup Withholding” and “—FATCA”, any gain realized by a Non-U.S. Holder on the receipt of cash in exchange for shares of common stock of the Company pursuant to the merger generally will not be subject to U.S. federal income tax unless:

  The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax on a net income basis at graduated rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

  Such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the merger, and certain other specified conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty), but may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

  The Company is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code, which we refer to as a “USRPHC,” at any time within the shorter of the five-year period preceding the merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock of the Company, which we refer to as the “relevant period,” and, if shares of common stock of the Company are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the relevant period, in which casesuch gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, except that the branch profits tax will not apply. The Company believes that it is not, and has not been, a USRPHC at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

Information reporting and backup withholding may apply to the proceeds received by a holder pursuant to the merger. Backup withholding generally will not apply to (1) a U.S. Holder who furnishes an accurate taxpayer identification number and certifies that such U.S. Holder is a U.S. person and is not subject to backup withholding (generally on an IRS Form W-9), or otherwise establishes a basis for exemption from backup withholding (but information reporting will still generally apply), or (2) a Non-U.S. Holder who furnishes the required certification as to their non-U.S. status, such as by providing a valid IRS Form W-8BEN (or W-8BEN-E) or IRS Form W-8ECI, or otherwise establishes an exemption. Amounts withheld, if any, under the backup withholding rules are not an additional tax and may be refunded or credited against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides or is established.

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FATCA

Subject to the proposed U.S. Treasury regulations discussed below, under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of common stock of the Company will generally be subject to a 30% U.S. withholding tax on gross proceeds from its exchange of common stock of the Company for cash pursuant to the merger if the holder is, or holds its common stock of the Company through, (i) a "foreign financial institution" that has not entered into and complied with an agreement with the U.S. government to report, on an annual basis, certain information regarding accounts with or interests in the institution held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments, or (ii) a "non-financial foreign entity" that fails to provide certain documentation (usually an IRS Form W-8BEN or W- 8BEN-E) containing information about its identity, its FATCA status, and if required, containing certain information regarding certain of its direct and indirect U.S. owners or certifying that it does not have any such owners, unless an exemption otherwise applies. The adoption of, or implementation of, an intergovernmental agreement between the United States and an applicable foreign country, or future U.S. Treasury regulations, may modify these requirements. Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder's identity, its FATCA status, and if applicable, certain of its direct and indirect U.S. owners. Proposed U.S. Treasury regulations have been issued that, if finalized, would provide for the repeal of the 30% withholding tax that would have otherwise applied to gross proceeds from a holder’s exchange of common stock of the Company for cash pursuant to the merger. In the preamble to the proposed U.S. Treasury regulations, the U.S. Treasury provided that taxpayers may rely upon this repeal until the issuance of final U.S. Treasury regulations. Holders of common stock of the Company should consult their own tax advisors on how these rules may apply to payments made in exchange for their common stock of the Company pursuant to the merger.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW IN EFFECT ON THE DATE OF THIS PROXY STATEMENT. YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU (INCLUDING THE APPLICATION AND EFFECT OF THE U.S. FEDERAL INCOME AND NON-INCOME TAX LAWS, ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS OR UNDER ANY APPLICABLE TAX TREATY).

Regulatory Approvals

The Company and Parent have determined that no U.S. or non-U.S. jurisdiction mandatory governmental approvals are required.

Trading and Deregistration of Common Stock

If the merger is completed, the Company will cease to be a publicly traded company, and the Company’s common stock will no longer be quoted on the OTCQB and will be deregistered under the Securities Exchange Act of 1934, as amended, and the Company will no longer file periodic reports with the SEC.

If our stockholders do not approve the merger agreement or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent public company and our common stock will continue to be quoted on the OTCQB.

Anticipated Closing of the Merger

We intend to complete the closing of the merger promptly after all of the conditions to consummation of the merger are satisfied or waived, including the approval of the merger agreement by our stockholders and the absence of any injunctions to the merger. We currently expect the merger to be completed in the fourth quarter of calendar 2019, although we cannot assure completion by any particular date, if at all. We will issue a press release and letters of transmittal for your use once the merger has been completed.

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THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement and the following description have been included to provide you with information regarding the terms of the merger agreement. It is not intended to provide any other factual information about the Company or Parent. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available, without charge, at https://www.sec.gov.

The representations and warranties described below and included in the merger agreement were made for the purposes of the merger agreement by Company and Parent to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by Company and Parent in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been made for the purpose of allocating risk between Company and Parent rather than establishing the matters addressed by such representations and warranties as facts. The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Company and Parent or their respective businesses.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub, a wholly owned subsidiary of Parent and a party to the merger agreement, will merge with and into us. The Company will survive the merger as a wholly owned subsidiary of Parent, and the separate corporate existence of Merger Sub will cease.

Effective Time; Closing

The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by Parent and us and specified in the certificate of merger. The filing of the certificate of merger will occur concurrently with the closing, which will take place on the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by Parent and us. Although we expect to complete the merger as soon as possible following the special meeting of our stockholders (if our stockholders approve the merger agreement), we cannot specify when or assure that we and Parent will satisfy or waive all of the conditions to the closing of the merger. See “— Conditions to the Closing of the Merger” beginning on page 57.

Merger Consideration

Each share of common stock that is outstanding at the effective time of the merger (other than (i) shares held in treasury by the Company, (ii) shares held by Parent, Merger Sub or their respective affiliated companies or subsidiaries, or by any subsidiary of the Company, and (iii) shares held by stockholders who properly exercise and perfect appraisal rights for such shares in accordance with Section 262 of the DGCL) will thereupon be cancelled and converted into the right to receive an amount in cash equal to $12.00 per share, without interest and less any required tax withholding.

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Treatment of the Company’s Stock Options

The merger agreement provides that outstanding options to purchase share of the common stock under our stock option plans will be treated as follows: at the effective time, each option to purchase shares of common stock outstanding immediately prior to the effective time, whether vested or unvested, shall automatically and without any required action on part of the holder thereof, be cancelled and terminated and converted into the right to receive an amount in cash, without interest and less any applicable withholding taxes, determined by multiplying the aggregate number of share of the company’s common stock subject to the option by the excess, if any, of the merger consideration over the applicable exercise price per share of such company option by the number of shares of common stock subject to such company option.

Treatment of Dissenting Shares

Shares common stock that are issued and outstanding immediately prior to the effective time and held by a stockholder who has not voted in favor of the merger and who has properly exercised and perfected appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into a right to receive the merger consideration but instead shall be entitled only to such rights as are granted by the DGCL to such stockholder; provided, however, that if such stockholder fails to timely perfect, effectively withdraws or loses such stockholder’s right to appraisal, pursuant to Section 262 of the DGCL with respect to such shares, or if a court of competent jurisdiction shall determine that such stockholder is not entitled to the relief provided by Section 262 of the DGCL, such shares shall be treated as if they had been shares converted as of the effective time into, and to have become exchangeable solely for, the right to receive the merger consideration (less any payments made by the surviving corporation with respect to such shares in accordance with Section 262(h) of the DGCL) without interest thereon, upon surrender of the certificate(s) formerly representing such shares.

Surrender of Stock Certificates; Payment of Merger Consideration; Lost Certificates

Prior to the effective time of the merger, Parent will enter into a written agreement with a paying agent jointly selected with the Company, acting reasonably, relating to the services to be performed by the paying agent to act as agent for the holders of Company common stock in connection with the merger. Prior to the effective time, Parent will deposit, or cause to be deposited, with the paying agent, an amount equal to the aggregate merger consideration to be paid to stockholders who are entitled to receive in accordance with the merger agreement.

Promptly after the effective time of the merger and in any event no later than the second business day following the effective time, Parent will send or otherwise provide, or cause the paying agent to send or otherwise provide, to each person who was a holder of record of a certificate or certificates of the Company’s common stock immediately prior to the effective time of the merger a letter of transmittal containing instructions for exchanging certificates representing such shares of common stock. Upon surrender to the paying agent of any such certificate representing the Company’s common stock, together with a properly completed letter of transmittal and such other documents that may be reasonably requested by the paying agent, the paying agent shall issue and deliver to the holder of any such certificate, by check or wire transfer (as specified in the letter of transmittal), the merger consideration of $12.00 in cash, less any applicable withholding taxes, for each share of common stock represented by such certificate.

After the effective time, upon receive of an “agent’s message” in customary form from the holder of record of book-entry shares, the paying agent shall pay and deliver as promptly as reasonably practicable the merger consideration of $12.00 in cash into which such book-entry shares are converted, less any applicable withholding taxes, without such holder being required to deliver a certificate or an executed letter of transmittal to the paying agent.

No interest will be paid or accrued for the benefit of the holders of the Company’s common stock, whether in certificated or book-entry form, on the merger consideration payable in respect thereof. The cash paid upon surrender of any such certificate will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of common stock formerly represented by such certificate.

In the event of a transfer of ownership of shares of the Company’s common stock that is not registered in the transfer records of the Company, it shall be a condition of payment that such certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such book-entry share shall be properly transferred and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the merger consideration to a person other than the registered holder of the certificate or book-entry share surrendered or shall have established to the reasonable satisfaction of the paying agent that such tax either has been paid or is not applicable. Until surrendered, each such certificate shall be deemed at any time after the effective time of the merger to represent only the right to receive upon such surrender the merger consideration of $12.00 in cash.

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If any such certificate has been lost, stolen or destroyed, the paying agent will pay the applicable merger consideration with respect to each share of common stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably requested by the paying agent, the posting by such person of a bond in customary amount and upon such terms as may be reasonably required by the paying agent as indemnity against any claim that may be made against the paying agent with respect to such certificate.

Following the twelve-month anniversary of the effective time, the surviving corporation may require the paying agent to deliver to it any funds previously made available to the paying agent that have not been disbursed to holders of certificates that formerly represented shares of common stock. After that point, stockholders will no longer be able to receive the merger consideration from the paying agent. Instead, they will be required to seek to obtain the merger consideration only from the surviving corporation (subject to abandoned property, escheat or other similar laws) for payment of the amount to which such holder is entitled, without any interest thereon.

Directors and Officers of the Surviving Corporation

The merger agreement provides that the Company’s directors shall resign or be removed and that Merger Sub’s directors and officers immediately prior to the effective time of the merger will be the directors and officers, respectively, of the surviving corporation, with the directors of Merger Sub holding office until the earlier of their death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be, in accordance with the certificate of incorporation and the bylaws of the surviving corporation.

Representations and Warranties

By the Company

We have made a number of representations and warranties to Parent and Merger Sub in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	our and our subsidiaries’ organization, good standing and qualification and similar corporate matters;

•	our capitalization, including the number of shares of our common stock and other equity interests issued and outstanding;

•	absence of preemptive or other similar rights or debt securities that give their holders the right to vote with our stockholders;

•	subject to our stockholders’ approval of the merger agreement at the special stockholders’ meeting, our corporate power and authority to execute and deliver the merger agreement, to consummate the merger and the other transactions contemplated by the merger agreement and to comply with the terms of the merger agreement and the enforceability of the merger agreement against us;

•	our Board’s approval of the merger agreement and recommendation to that our stockholders approve the merger agreement at the special stockholders’ meeting;

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•	the absence of any violation of our charter documents, certain contracts or laws or judgments to which we are subject as a result of our execution and delivery of the merger agreement and our consummation of the merger;

•	the absence of consents, approvals, notices and other similar actions with respect to governmental entities required as a result of our execution and delivery of the merger agreement and our consummation of the merger, with the exception of filings with the SEC, FINRA and the Delaware Secretary of State and compliance with applicable anti-trust laws;

•	the filing of required reports and other documents by us with the SEC since September 30, 2017, the compliance of such reports and documents with the applicable requirements of the federal securities laws, rules and regulations, the compliance of our financial statements included in such reports and documents with applicable accounting requirements and the rules and regulations of the SEC, the absence of any outstanding or unresolved comments received by us from the SEC and the absence of certain types of undisclosed liabilities;

•	the preparation of our financial statements included in our reports and documents filed with the SEC in accordance with GAAP;

•	the maintenance by us of internal control over financial reporting and disclosure controls and procedures designed to ensure timely and adequate reporting;

•	absence of pending or threatened proceedings, governmental order or investigations;

•	absence of certain undisclosed liabilities;

•	the absence of any joint venture, off-balance sheet partnership or other “off-balance sheet arrangements”;

•	our compliance with all applicable laws and holding valid permits and licenses necessary for our business;

•	the accuracy of the information supplied by us in connection with this proxy statement;

•	tax matters;

•	employee benefits and labor matters;

•	environmental matters;

•	material contracts;

•	real and personal property;

•	intellectual property;

•	insurance policies;

•	our top customers and suppliers;

•	fees and relationships with brokers and other advisors;

•	receipt of an opinions from Stifel;

•	related party transactions;

•	compliance with certain domestic and foreign corruption laws and customs and international trade laws; and

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•	the effect of anti-takeover statutes and the absence of a stockholder rights plan.

Some of our representations and warranties are qualified by a material adverse effect standard. The merger agreement provides that a “Company Material Adverse Effect” is any state of facts, circumstance, condition, event, change, development, occurrence, result or effect that, individually or in combination, (i) has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of us and our subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent, materially impair or materially delay the performance by us of our obligations under the merger agreement; provided, however, that in the case of clause (i) above, in no event will any of the following events constitute a Company Material Adverse Effect to the extent that it arises out of, relates to or results from:

•	changes in general global economic or business conditions;

•	general changes in the global securities, credit or other financial markets;

•	changes in conditions generally affecting the industry in which we and our subsidiaries operate;

•	changes in GAAP or applicable law or in the enforcement or interpretation thereof;

•	any outbreak (or escalation) of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism;

•	any hurricane, flood, tornado, earthquake or other natural disaster;

•	any failure by us or our subsidiaries to meet any internal or external projections, budgets, forecasts, estimates or analysts’ expectations in respect of revenue, profitability, cash flow or position, earnings or other financial or operating metric for any future period (but, in each case, the underlying causes of such failure shall be taken into account except to the extent such underlying causes would otherwise be excepted from this definition);

•	the execution and delivery of this merger agreement or the public announcement of this merger agreement or the merger (except with respect to any representation or warranty that is intended to expressly address the consequences of the execution, delivery or performance of this merger agreement or the consummation of the transactions contemplated hereby to the extent it relates to such representations and warranties);

•	the performance by us or our subsidiaries of our express obligations under this merger agreement or the taking by us of any action at the written request or with the prior written consent of Parent; and

•	changes in the trading price or trading volume of shares of our common stocks (but, in each case, the underlying causes of such changes shall be taken into account except to the extent such underlying causes would otherwise be excepted from this definition);

provided, further, that any effect arising out of or resulting from any change or event referred to the first five bullet points above may constitute, and will be taken into account in determining the occurrence of, a Company Material Adverse Effect to the extent it has, or would reasonably be expected to have, a disproportionately adverse effect on the business, financial condition, assets, liabilities or results of operations of us and our subsidiaries, taken as a hole, as compared to any other companies or participants that operate in the industry in which we and our subsidiaries operate.

By Parent and Merger Sub

Parent and Merger Sub have made a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	their organization and good standing;

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•	the enforceability of the merger agreement against them;

•	their corporate power and authority to execute and deliver the merger agreement, to consummate the merger and the other transactions contemplated by the merger agreement and to comply with the terms of the merger agreement;

•	the absence of any violation of Parent’s charter documents, certain contracts or laws and judgments applicable to Parent as a result of Parent’s execution and delivery of the merger agreement and the consummation of the merger;

•	the absence of consents, approvals, notices and other similar actions with respect to governmental authorities required as a result of Parent’s or Merger Sub’s execution and delivery of the merger agreement and the consummation of the merger with the exception of filings with the SEC and the Delaware Secretary of State;

•	the absence of certain litigation;

•	the accuracy of information supplied by Parent and Merger Sub for inclusion in this proxy statement;

•	Parent’s ownership and formation of Merger Sub;

•	the availability of sufficient funding from Parent and Merger Sub to pay the aggregate merger consideration payable to stockholders and option holders of the Company upon the consummation of the merger and all related fees and expenses of Parent and Merger Sub;

•	use of brokers;

•	the absence of any agreements between Parent, Merger Sub or any of their respective affiliates on one hand, and any stockholder of the Company, its management or directors, that is related to the transactions contemplated by the merger agreement, except for the voting and restrictive covenant agreements with Mr. Bergreen and Mr. Etskovitz;

•	Parent nor any of its affiliates is, or has been in the three years prior to the effective date of the merger agreement, an “interested stockholder” of the Company; and

•	the absence of any shares of the Company’s common stock owned, nominally or beneficially, by Parent, Merger Sub nor any of their respective affiliates.

Covenants

Conduct of Our Business Prior to the Merger

In the merger agreement, we have agreed that before the effective time of the merger, subject to certain exceptions, we will carry on our, and we will cause each of our subsidiaries to carry on their, business in the ordinary course consistent with past practice in all material respects, comply in all material respects with all applicable laws, use commercially reasonable efforts consistent with past practice to maintain and preserve intact our and our subsidiaries’ business organization and material assets, maintain and preserve our present relationships with our customers, suppliers, distributors and others having business relationships with us.

In addition, we have agreed, with specified exceptions, to various restrictions, including restrictions on our and our subsidiaries ability to:

•	split, combine, subdivide or reclassify any of our capital stock;

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•	amend any term of any of our security, stock options, or other equity or other equity-based awards or interests (in each case, including by merger, consolidation or otherwise);

•	amend our or any of our subsidiaries organizational documents, or otherwise take any action to exempt any person from any provision of our or our subsidiaries organizational documents;

•	authorize, make, declare, accrue, set aside or pay any dividend, or make any other distribution on (whether in cash, stock, property or otherwise), or directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock, subject to certain exceptions;

•	issue, sell, grant, dispose of, pledge, or permit to become outstanding any additional shares of capital stock, stock options or other equity or other equity-based awards or interests, or any securities or rights convertible into, exchangeable or exercisable for, any shares of our capital stock, warrants, options, or other rights to acquire any such capital stock, subject to certain exceptions;

•	enter into any agreement, understanding or arrangement with respect to the sale or voting of our capital stock or equity interests;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization of us or our subsidiaries

•	file or consent to the filing of a petition in bankruptcy under any applicable law on behalf of us or our subsidiaries;

•	incur, assume, issue, modify, renew, syndicate, prepay, refinance, guarantee or otherwise become liable for any long-term or short-term indebtedness, or enter into any swap, cap, floor, collar, future contract, forward contract, option or any other derivative financial instrument, or hedging or off balance sheet financing arrangements, excluding the Business Financing Agreement, dated as of August 11, 2017, between the Company and/or its applicable subsidiary, and Western Alliance Bank (as amended, restated, supplemented or otherwise modified, which we refer to herein as the “Credit Agreement”) and fluctuations that occur thereunder in the normal course of business provided that the Company’s total indebtedness under the Credit Agreement does not exceed $2,850,000 in the aggregate;

•	create or incur any material liens on any properties or assets, tangible or intangible, of ours or any of our subsidiaries, other than permitted liens and except under the Credit Agreement;

•	make any loan or advance to, or forgive any loan to, any other person or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the indebtedness of any other person, other than the making of any loans or advances by any wholly owned of ours to us or any other of our wholly owned subsidiaries;

•	sell, transfer, mortgage, encumber or otherwise dispose of, abandon, fail to maintain or encumber any of our material tangible properties or assets to any person other than to us or our wholly owned subsidiaries or cancel, release or assign any indebtedness of any such person owed to us or any claims held by us against any such person;

•	acquire any other person or business or any material assets or properties of any other person

•	make any investment in any other person either by purchase of stock or securities, contributions to capital, property transfers, purchase of property or assets of any person, other than our wholly owned subsidiaries;

•	incur any capital expenditures in excess of $50,000 in the aggregate;

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•	except in the ordinary course of business consistent with past practice, (i) terminate, cancel, renew, fail to exercise an expiring renewal option, amend, grant a waiver under or otherwise modify any material contract or material (with respect to us and our subsidiaries, taken as a whole) real property lease or any contract that would constitute a material contract or a material (with respect to us and our subsidiaries, taken as a whole) real property lease if in effect as of the date of this merger agreement (including any buyout of such a contract) or (ii) enter into any contract that would constitute a material contract or a material real property lease if in effect as of the date of the merger agreement;

•	enter into any contract that would impose any restriction on the right or ability of us or any of our subsidiaries to compete, solicit any client or customer, or any other provision that materially restricts the conduct of any line of business or activities in connection with any product line of us or any of our affiliates (or that following the closing of the merger will restrict the ability of Parent or any of its affiliates to engage in any line of business or activities in connection with any product line or any geography or impose any other restriction on us or any of our affiliates);

•	except in the ordinary course of business consistent with past practice, renew or amend any distribution, sales agency or similar contract;

•	except as set forth in the merger agreement, required by applicable law or required by the terms of any Company benefit plan as in effect on the date of the merger agreement:

•	establish, adopt, enter into, amend, modify or terminate any Company benefit plan or any benefit or compensation plan, program, policy, agreement, or arrangement that would constitute a Company benefit plan as of the effective date of the merger agreement;

•	increase in any manner the compensation (including severance, equity, change-in-control and retention compensation) or benefits of any of our employees (x) with an annual base compensation of greater than or equal to $150,000 or (y) with an annual base compensation of less than $150,000, except for increases in salaries, compensation and wages in the ordinary course of business consistent with past practice; provided, that in no case shall the total aggregate compensation and benefits for such employees increase by more than five percent (5%), subject to certain exceptions;

•	pay or award, or commit to pay or award, any bonuses or incentive compensation, subject to certain exceptions;

•	fund any rabbi trust or similar arrangement or otherwise accelerate (or take any action to accelerate) the time of funding, vesting or payment of any compensation or benefits under any company benefit plan;

•	enter into any employment, consulting, deferred compensation, severance and retention, change of control or similar agreement or arrangement with any Company employee;

•	hire a new employee or promote or terminate the employment or services of (other than for cause) any Company employee with an annual base compensation of greater than or equal to $50,000;

•	make any changes in accounting methods, principles or practices, except insofar as may be required by a change in GAAP;

•	recognize any labor union, trade union, works council, or other labor organization as the bargaining representative of any of our employees;

•	pay, discharge, settle or satisfy any dispute, investigation or proceeding except if no more than $10,000 individually or $50,000 in aggregate, subject to certain exceptions;

•	make, change or revoke any material tax election, adopt or change any tax accounting method or change any annual tax accounting period, file any amended income or other material tax return or surrender any claim for a material tax refund, enter into any closing agreement within the meaning of Section 7121 of the Internal Revenue Code of 1986, as amended, (or any analogous, comparable or similar provision of state, local or non-U.S. law), request any tax ruling or special tax incentive from any governmental entity, settle, compromise or abandon any proceeding, audit or examination in respect of material taxes or material tax matters, extend or waive the statute of limitations period applicable to any material tax or tax return or take any other similar action relating to the filing of any tax return or the payment of any tax;

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•	cancel, fail to renew, fail to continue to prosecute, fail to protect or defend, abandon or permit to lapse any Company owned intellectual property that is material to us and our subsidiaries;

•	sell, assign, transfer, grant a lien on, grant a license, release, immunity or a covenant not to sue under or in respect of any Company owned intellectual property, subject to certain exceptions;

•	enter into any transaction with (i) any stockholder that, by itself or together with its affiliates or those acting in concert with it, beneficially owns, or has the right to acquire beneficial ownership of, at least five percent (5%) of the outstanding shares of the Company’s common stock, or (ii) any director, officer or employee of ours or our subsidiaries, subject to certain exceptions;

•	amend any engagement letter between us and Stifel, or enter into a new engagement letter relating to the transactions contemplated by the merger agreement with any such financial advisor;

•	enter into any new line of business that would be material to us and our subsidiaries, taken as whole, outside of the business being conducted by us and our subsidiaries on the date of the merger agreement and any reasonable extensions thereof, other than in the ordinary course of business; or consistent with past practice; or

•	authorize, commit or agree, in writing or otherwise, to take any of the foregoing actions.

No Solicitation of Acquisition Proposals

We have agreed in the merger agreement, between the date of the merger agreement and the effective time, to certain limitations on our ability to take action with respect to alternative acquisition transactions. We have agreed not to:

•	initiate, support, solicit or knowingly take any action or inaction with respect to any inquiries or proposals that constitute an acquisition proposal or facilitate the submission or making of any acquisition proposal (as defined in the merger agreement);

•	participate or engage in any discussions or negotiations with any person regarding any acquisition proposal or furnish any information concerning the Company or any of its subsidiaries to any person relation to any acquisition proposal;

•	enter into any agreement relating to any acquisition proposal (other than an acceptable confidentiality agreement);

•	enter into any agreement to reimburse any third party for costs, expenses, or other liabilities incurred in connection with making (or evaluating for the purpose of making) a potential acquisition proposal or acquisition transaction; and

•	enter into any agreement that would prevent the Company from complying with any of these limitations.

Notwithstanding the limitations on soliciting acquisition proposals, the merger agreement provides that, at any time prior to obtaining the requisite Company stockholder vote for the approval of the merger agreement, we may engage in negotiations or discussions with any third party making an acquisition proposal if our Board determines, in good faith, after considering advice from our outside legal counsel and financial advisors, (i) that such acquisition proposal constitutes, or would reasonably be expected to lead to or result in a superior proposal and (ii) that a failure to take such actions would be inconsistent with our directors’ fiduciary duties under applicable laws; provided that we enter into or have established a confidentiality agreement with such third party.

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At any time prior to obtaining the requisite Company stockholder vote for the approval of the merger agreement, we shall not, (i) withdraw, qualify or modify in a manner adverse to Parent, or publicly propose to withdraw, qualify or modify in a manner adverse to Parent, a recommendation by our Board to our stockholders to approve the merger agreement (the “company board recommendation”), (ii) fail to include the company board recommendation in this proxy statement, (iii) take any action to exempt any Person from any applicable anti-takeover law, regulation or organizational document provision, (iv) fail to recommend against any acquisition proposal or acquisition transaction within ten (10) business days after commencement of, or amendment to, any acquisition proposal or acquisition transaction, (v) approve, adopt or recommend any acquisition proposal or acquisition transaction, (vi) fail to publicly reaffirm the company recommendation within ten (10) business days after written request from Parent, or (vii) approve, adopt or recommend, or publicly propose to approve, adopt or recommend to enter into any contract other than a confidentiality agreement with a third party relating to or that would reasonably be expected to result in an acquisition proposal or acquisition transaction. Notwithstanding these restrictions, at any time prior to obtaining the requisite Company stockholder vote for the approval of the merger agreement, if a material change in circumstances occurs that was not known, was not reasonably foreseeable and did not result from a breach by the Company of the merger agreement, the Board may make a change in recommendation (the “change in recommendation”), if our Board determines, in good faith, after considering advice from its outside legal counsel and financial advisor, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

At any time prior to obtaining the requisite Company stockholder vote for the approval of the merger agreement, if, in response to an unsolicited, written bona fide acquisition proposal that did not result from a material breach of the Company’s obligations not to solicit any acquisition proposal, our Board determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that such acquisition proposal (i) would, if consummated, result in a transaction that is more favorable, from a financial point of view, to our shareholders (a “superior proposal”) and (ii) is reasonably expected to be consummated (if accepted), we may withdraw our recommendation of the merger and pursue the superior proposal (a “change in recommendation”), provided, that, (i) we have provided to Parent three (3) business days’ written notice advising Parent that we intend to take such action and (ii) during such three (3) business day period, if requested by Parent, we engage in good faith negotiations with Parent regarding improvements to the terms of the merger or any other proposal intended to cause such acquisition proposal to no longer constitute a superior proposal, we consider any adjustments to the merger (including a change to the price terms) and we determine, in good faith (after consultation with its outside legal counsel and outside financial advisors), that the failure to make a change in recommendation would reasonably be expected to be inconsistent with our Board’s fiduciary duties.

Stockholders’ Meeting

We have agreed, subject to any applicable legal restraints, to duly call, give notice of, convene and hold a stockholders’ meeting for the purpose of obtaining stockholder approval, as promptly as reasonably practicable and in any event, within 45 days following clearance by the SEC of this proxy statement. The stockholders meeting and record date therefore shall be set in consultation with Parent. We may not postpone, recess or adjourn the stockholders’ meeting except:

•	to the extent required by applicable law, order or a request from the SEC or its staff; or

•	to permit additional time for solicitation of solicit the requisite approval of our stockholders if requested by Parent, in its reasonable discretion and after reasonable discretion after consultation with us.

We are required to hold the stockholders’ meeting regardless of whether our Board determines prior to the date of such meeting that the merger agreement is no longer advisable, recommends that our stockholders reject the merger agreement or effects a change of recommendation.

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Employee Benefits Matters

The merger agreement provides that, from the closing until June 30, 2020 (or, such shorter period if a continuing employee is no longer employed by Parent or the surviving corporation) and subject to applicable law (which is referred to as the “continuation period”), Parent will provide, or will cause the surviving corporation to provide, to continuing employees of the Company and its subsidiaries, employee benefits (excluding severance, deferred compensation, equity or equity-based compensation, defined benefit pension, nonqualified deferred compensation, and post-termination or retiree health or welfare benefits) (the “employee benefits”) that, in the aggregate, are substantially comparable to the employee benefits (x) provided to similarly situated employees of Parent or one of its subsidiaries or to such continuing employees under the Company benefit plans as in effect immediately prior to the effective time of the merger or (y) provided to similarly situated employees of Parent. Also, for the continuation period, Parent will provide, or will cause the surviving corporation to provide, to each continuing employee at least the same level of hourly salary or base wages and annual target cash bonus opportunity as provided to such continuing employee immediately prior to the effective time of the merger.

In addition, the merger agreement provides that, with certain exceptions, Parent will, or will cause the surviving corporation to, provide that certain employee benefit plans sponsored or maintained by Parent or the surviving corporation or their subsidiaries in which such employees are eligible to participate during the continuation period (“Post-Closing Plans”) take into account for purposes of eligibility, vesting, and, solely for purposes of any vacation and severance benefits, level of benefits, service by such employees as if such service were with Parent to the same extent such service was credited under a comparable benefit plan of the Company in which such continuing employee was eligible to participate immediately prior to the effective date of the merger. Additionally, with respect to Post-Closing Plans that provide medical, dental or vision benefits, for the plan year during the continuation period in which continuing employees are first eligible to participate, under certain circumstances, Parent will use commercially reasonable efforts to: (a) cause the Post-Closing Plan to waive any eligibility waiting period requirements or pre-existing condition limitations, and (b) in determining any deductible, co-insurance or maximum out-of-pocket limitations, give effect to amounts previously paid by such employees during that year under similar plans maintained by the Company in which such employee participated immediately prior to the effective time of the merger.

If requested in writing by Parent, the Board (or the appropriate committee thereof) is required to adopt resolutions and take such other action as is necessary to cease contributions to and to terminate any employee benefit plan that is a 401(k) plan (the “Company 401(k) Plan”), effective as of the business day prior to the closing date of the merger. To the extent the Company 401(k) Plan is terminated pursuant to Parent’s request, the continuing employees will be eligible to participate in a Post-Closing Plan that is a 401(k) plan as soon as reasonably practicable following the closing date of the merger.

The merger agreement expressly provides that the foregoing employee benefits covenants do not guarantee employment for any period of time, preclude Parent, the surviving corporation or any of their subsidiaries to terminate any continuing employee for any reason or create any third party beneficiary rights in favor of any person, among other things.

Indemnification and Insurance

For a period of six (6) years after completion of the merger, Parent will cause the surviving corporation to, indemnify, defend and hold harmless the present and former officers and directors of the Company and each of its subsidiaries (“indemnitees”), in respect of  (i) the fact that such person was a director or officer of the Company or its subsidiaries or served in certain positions at the request of the Company or its subsidiaries (ii) matters existing or occurring prior to the effective date, including the merger agreement and the contemplated merger, and (iii) certain acts or omissions occurring at or prior to the effective time of the merger, against any resulting losses, claims, damages, costs, expenses (including attorneys’ fees and disbursements), fines, liabilities, judgments and amounts that are paid in settlement, if such indemnitee is or is threatened to be made a party to any actual or threatened claim, in each case to the same extent as the indemnitees are indemnified as of the date of the merger agreement by the Company pursuant to applicable law, the Company’s and its subsidiaries’ organizational documents and indemnification agreements in existence as of the date of the merger agreement. The surviving corporation will assume, and Parent will cause the surviving corporation and its subsidiaries to fulfill and honor in all respects, each indemnification agreement in effect between us or our subsidiaries and any indemnitee as set forth in the disclosure schedule that we delivered to Parent in connection with the signing of the merger agreement and any indemnification provision, expense advancement provision and any exculpation provision set forth in our and our subsidiaries’ respective articles of incorporation or bylaws (or comparable organizational documents) as in effect on the date of the merger agreement.

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In the event Parent or the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another person, Parent and the surviving corporation will cause the successors and assigns of the parent and the surviving corporation to assume all indemnification and other obligations set forth above.

We will, or if we are unable to, Parent will cause the surviving corporation as of the effective time of the merger to, obtain and fully pay the premium for non-cancellable “tail” insurance policy with a claims period of at least six years from the effective time of the merger with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under our existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against any of our or our subsidiaries’ directors or officers. If we or the surviving corporation for any reason fail to obtain such “tail” insurance policies as of the effective time, the surviving corporation shall continue to maintain in effect, for a period of at least six years from and after the effective time, the directors and officers insurance in place as of the date of the merger agreement with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under our existing policies as of the date of the merger agreement, or the surviving corporation shall purchase comparable directors and officers insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in our existing policies as of the date hereof.

Efforts to Consummate the Merger

We and Parent have each agreed to, and have agreed to cause our respective subsidiaries to, use our respective reasonable best efforts to take, or cause to be taken all actions and to do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable laws and regulations to consummate and make effective the merger and the other transactions contemplated by the merger agreement and to use their respective reasonable best efforts to cause the conditions to each party’s obligation to effect the merger to be satisfied as promptly as practicable after the date hereof and in any event prior to the end date, including:

•	obtaining all necessary actions, waivers, consents and approvals from governmental entities and making all necessary registrations and filings (including filings with governmental entities, if any) and taking all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental entities;

•	delivering any required notices to, and obtaining required consents or waivers from, third parties; and • executing and delivering any additional instruments necessary to consummate the merger.

Financing of the Merger

Parents and Merger Sub’s obligation to complete the merger is not conditioned upon its obtaining financing. Parent anticipates that approximately $82 million will be required to pay the aggregate cash portion of the merger consideration to our stockholder and to pay fees and expenses relating to the merger. Parent intends to fund the cash component of the merger through cash on hand or existing and/or agreed debt facilities.

Conditions to the Closing of the Merger

Our, Parent’s and Merger Sub’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	the approval of the merger agreement by our stockholders; and

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•	the absence of outstanding judgment, injunction, order or decree of a competent governmental authority or other legal restraint or prohibition or other law that prohibits, enjoins or makes illegal the consummation of the merger or the transactions contemplated by the merger agreement.

Parent’s and Merger Sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

•	our representations and warranties regarding certain matters relating to our capitalization must be true and correct in all respects as of the date of the merger agreement and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct (except for de minimis inaccuracies) as of such earlier date only);

•	our representations and warranties regarding certain matters relating to absence of certain changes and events must be true and correct in all respects as of the date of the merger agreement and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date only);

•	our representations and warranties relating to our organization and corporate authority to enter into the merger agreement, the approval of the merger agreement and certain other matters by our Board, our use of brokers and other advisors, receipt of an opinion letter from our financial advisors, the effect of anti-takeover statutes and the absence of a stockholder rights plan must be true and correct in all material respects, in each case, as of the date of the merger agreement and as of the closing date, as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date only);

•	our representations and warranties set forth in the merger agreement other than those listed above, disregarding all qualifications and exceptions contained in the merger agreement relating to materiality or material adverse effect or any correlative qualifiers contained therein, must be true and correct as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date only), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have a Company Material Adverse Effect;

•	our performance, in all material respects, of all obligations required to be performed by us under the merger agreement at or prior to the closing date;

•	there have not been any events which have had or would reasonably be expected to have a material adverse effect on us or our business; and

•	Parent’s receipt of a certificate dated as of the closing date and signed on our behalf by an authorized officer, stating that certain of the closing conditions have been satisfied.

Our obligations to effect the merger are subject to the further satisfaction by Parent and/or Merger Sub or waiver by us of the following conditions:

•	Parent’s and Merger Sub’s representations and warranties contained in the merger agreement must be true and correct, except where the failure of any such representation and warranty to be so true and correct would not prevent, materially delay or materially impede the ability of Parent and Merger Sub to consummate the transactions contemplated by the merger agreement, as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

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•	Parent and Merger Sub must have performed in all material respects the obligations required to be performed by them under the merger agreement at or prior to the closing date; and

•	our receipt of a certificate dated as of the closing date and signed on behalf of Parent and Merger Sub by an authorized officer, stating that certain of the closing conditions have been satisfied.

No party to the merger agreement may rely on the failure to satisfy any of the aforementioned conditions to excuse such party’s obligation to effect the merger if such failure was caused, in whole or in part, by such party’s breach or frustration of any provision of the merger agreement.

Termination of the Merger Agreement

At any time before closing, the merger agreement may be terminated and the merger abandoned, under the following circumstances:

•	by mutual written agreement of the Company and Parent;
•	by either Company or Parent, if the merger has not occurred on or before 5:00 p.m. (Eastern time) on January 31, 2020 (the “end date”); provided that such right is not available to a party whose material breach of any provision of the merger agreement has been the principal cause of the failure of the merger to be consummated by such time;

•	by either Company or Parent, if there shall be any final, non-appealable, court order issued by a court of competent jurisdiction that prohibits the consummation of the merger (whether before or after stockholder approval has been obtained);

•	by either Company or Parent, if any applicable law shall be in effect that makes consummation of the merger illegal or otherwise prohibited; or

•	by either Company or Parent, if the approval of the merger agreement by our stockholders has not been obtained at the special meeting or any adjournment or postponement thereof at which a vote on the proposal to approve the merger agreement was taken.

In addition to the rights to terminate the merger agreement by either Company or Parent listed above, Parent has the right to terminate the merger agreement under the following circumstances:

•	if the Board, prior to the approval of the merger agreement by our stockholders at the special meeting, shall have failed under certain circumstances to reject an alternative acquisition proposal or publicly reconfirm the recommendation of our Board in favor of approval of the merger agreement by our stockholders or the Company failed to comply in all material respects with its obligations (i) to prepare and file the proxy statement related to, and hold, the special meeting or (ii) under the non-solicitation provisions of the merger agreement;

•	if, prior to the approval of the merger agreement by our stockholders at the special meeting or any adjournment or postponement thereof, the Board effects a change in recommendation; or
•	if there shall have been a breach of any representation or warranty by the Company or any representation or warranty by the Company shall have become untrue after the date of the merger agreement or a failure to perform any covenant or agreement on the part of the Company set forth in the merger agreement such that the conditions to Parent’s and Merger Sub’s obligation to consummate the merger would not be satisfied (and such breach of condition or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by Parent to the Company or (ii) if earlier, prior to the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to Parent if Parent or Merger Sub is then in breach of the merger agreement such that a condition to the Company’s obligation to consummate the merger would not be satisfied.

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In addition to the rights to terminate the merger agreement by either Company or Parent listed above, the Company may terminate the merger agreement under the following circumstances: if there shall have been a breach of any representation or warranty by Parent or Merger Sub or any representation or warranty by Parent or Merger Sub shall have become untrue after the date of the merger agreement or a failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the merger agreement such that the conditions to the Company’s obligation to consummate the merger would not be satisfied (and such breach of condition or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) 30 days after written notice thereof is given by the Company to Parent or (ii) if earlier prior to the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to the Company if the Company is then in breach of the merger agreement such that a condition to Parent’s or Merger Sub’s obligations to consummate the merger would not be satisfied.

Fees and Expenses

We have agreed to limit the aggregate fees, expenses, commissions, premiums and other similar expenses or obligations payable by us in connection with the transactions contemplated by this Agreement (including fees payable to the Company’s legal, financial, accounting and other advisors), together with any transaction or other bonuses payable to directors, officer, managers or employees of the Company and its Subsidiaries, in an amount not to exceed $3,300,000 in the aggregate (the “Cap”). These fees and expenses, up to the Cap, will be paid by Parent at Closing provided that the transaction closes on or before December 31, 2019. If the transaction does not close before then, we and Parent will negotiate an increase in the amount of the Cap.

Termination Fees

If the merger does not close, the merger agreement provides for the payment of termination fees by us to Parent or by Parent to us, depending upon the following circumstances:

•	If (i) after the date of the merger agreement, a bona fide acquisition proposal from a third party is made known to the Company Board or directly to the Company’s stockholders or any person publicly announces a bona fide acquisition proposal, (ii) the merger agreement is terminated (whether by Parent or us) and (iii) prior to that date that is twelve (12) months after the date of such termination, the Company enters into a definitive agreement or consummates a transaction with respect to an acquisition proposal, then we will be obligated to pay, or cause to be paid, to Parent or its designee(s) an amount in cash equal to the sum of $2,569,746.

•	If the merger agreement is terminated by Parent due to our breach of our obligations under the merger agreement, then we will be obligated to pay, or cause to be paid, to Parent or its designee(s), an amount in cash equal to the sum of $2,569,746.

•	If the merger agreement is terminated (i) by us due to Parent’s breach of its obligations under the merger agreement or (ii) by us or Parent because the transaction did not close before January 31, 2020 and we would have been entitled to terminate this Agreement due to Parent’s breach of its obligations under the merger agreement except for the fact that the transaction did not close before January 31, 2020, Parent will be obligated to pay, or cause to be paid, to us or our designee(s), an amount in cash equal to the sum of $2,936,852.

Any termination payment made, whether by us or Parent, is payable only once and not in duplication even though such payment may be payable under one or more provisions of the merger agreement. The termination fees are intended to be liquidated damages and not a penalty and, in the event of a termination of the merger agreement under circumstances where a termination fee is payable, the termination fee (whether paid by us or Parent) is the sole and exclusive remedy for damages against the paying party due to the failure of the transactions contemplated under the merger agreement to be consummated.

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Additional Agreements

Except as would violate applicable law or securities exchange rules, we and Parent have agreed to consult with each other prior to making any press release or other public announcement with respect to the merger.

Except as would violate applicable law, we have agreed to give prompt notice to Parent, and Parent has agreed to give prompt notice to us, in writing of:

•	any notice or other communication received by such party from any governmental authority in connection with the transactions contemplated by the merger agreement or from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by the merger agreement,

•	the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, causes or is reasonably likely to cause:

•	any representation or warranty contained in the merger agreement to be untrue or inaccurate in any material respect, or

•	a material failure of Parent and Merger Sub, on the one hand, or us, on the other hand, as the case may be, to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied under the merger agreement, in each case, if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to result in any of the conditions to the obligations of us or Parent and Merger Sub, as applicable, not being satisfied at the closing or satisfaction of those conditions being materially delayed in violation of any provision of the merger agreement.

Extension, Waiver and Amendment of the Merger Agreement

We, Parent and Merger Sub may amend the merger agreement at any time prior to the closing of the merger if agreed upon in writing by all of us. However, after the approval of the merger agreement by our stockholders, no amendment can be made that by law requires approval by our stockholders without obtaining such approval.

We, Parent or Merger Sub may waive any inaccuracies in another party’s representations and warranties, extend the time for performance of any of the obligations or acts of any other party to the merger agreement and waive compliance with any of the agreements contained in the merger agreement or, except as otherwise provided in the merger agreement, waive any of such party’s conditions, in each case if agreed upon in writing by all of us.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED COMPENSATION PROPOSAL

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are required to submit a proposal to our stockholders to approve, on a nonbinding, advisory basis, the payment of certain compensation and benefits to our named executive officers that is based on or otherwise related to the merger, which they will or may become entitled to receive from the Company (or its successor), which we refer to as the Merger-Related Compensation Proposal. This merger-related compensation is summarized in the section entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 37, including the footnotes and narrative disclosures in the subsection therein entitled “— Quantification of Payments and Benefits to the Company’s Named Executive Officers” beginning on page 40.

Our Board encourages you to review carefully the Merger-Related Compensation Proposal disclosed in this proxy statement.

Our Board recommends that our stockholders approve the following resolution:

“RESOLVED, that the stockholders of the Company hereby approve, on a nonbinding, advisory basis, the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise related to the merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, as disclosed pursuant to Item 402(t) of Regulation S-K in the table in the section of the proxy statement titled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Payments and Benefits to the Company’s Named Executive Officers,” including the related footnotes and narrative disclosures therein.”

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The vote on the Merger-Related Compensation Proposal is a vote separate and apart from the vote on the proposal to approve the merger agreement. Accordingly, you may vote to approve the merger agreement and vote not to approve the Merger-Related Compensation Proposal and vice versa. Because the vote on the Merger-Related Compensation Proposal is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the merger agreement is approved and the merger is completed, the compensation may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding, advisory vote of our stockholders.

The above resolution approving the merger-related compensation of our named executive officers on an advisory basis will be approved if the votes cast in favor of the proposal exceed the votes cast in opposition.

Our Board recommends that our stockholders vote “FOR” the Merger-Related Compensation Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL

We are asking our stockholders to consider and vote upon a proposal to adjourn the special meeting, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement, which we refer to as the Adjournment Proposal. In that event, a vote on the Adjournment Proposal will be held and our stockholders will not be asked to vote to approve the merger agreement until such adjournment, if any. We do not intend to call a vote on the Adjournment Proposal if the proposal to approve the merger agreement has been approved at the special meeting.

In order to allow proxies that have been received by us at the time of the special meeting to be voted for the Adjournment Proposal, we are submitting the Adjournment Proposal to our stockholders as a separate matter for their consideration. This proposal asks our stockholders to authorize the holder of any proxy solicited by our Board on a discretionary basis to vote in favor of adjourning the special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from our stockholders who have previously voted. If the special meeting is postponed or adjourned for any reason, including to solicit additional proxies, stockholders who have already sent in their proxies will be able to revoke them at any time prior to their use.

If it is necessary to adjourn the special meeting, then, unless the meeting will have been adjourned for a total of more than 30 days, no notice of such adjourned meeting is required to be given to stockholders, other than an announcement at the special meeting of the place, date and time to which the special meeting is adjourned. Even if a quorum is not present, stockholders who are represented at a meeting may approve an adjournment of the meeting.

Our Board recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of October 22, 2019: (i) the name of each person who, to our knowledge, is the beneficial owner of more than five (5%) percent of the shares of common stock of the Company outstanding at such date; (ii) the name of each of our directors who has served in such capacity since January 1, 2019; and (iii) the name of each of our named executive officers who has served in such capacity since January 1, 2019. The following table also sets forth as of October 22, 2019 the number of shares of common stock of the Company owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for our directors, nominees and executive officers as a group:

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Name of Beneficial Owner and Management	Amount of Ownership (1)	Percent of Class (2)
Zack Bergreen (3)	2,992,287	54.3%
Eric S. Siegel (4)	51,000	1.3%
Keith D. Schneck (5)	40,000	1.0%
Mark I. Simon (6)	35,000	1.0%
Rick Etskovitz (7)	153,928	4.0%
Suzanne Niemeyer	-	-
David Giannetto (8)	32,500	0.9%
David Kanen (9)	452,159	11.6%
Theodore Walker Cheng-DE King (10)	199,434	5.1%

All current directors and executive
officers as a group (5 persons) (3)-(5), (7)	3,237,215	60.6%

+   Except as otherwise indicated, the address of each person named in the table is c/o Astea International Inc., 240  Gibraltar Road, Horsham, Pennsylvania 19044

(1)	Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of common stock owned, based upon information provided to the Company by directors, officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares of common stock subject to options currently exercisable or exercisable within 60 days after October 22, 2019 (“presently exercisable stock options”).

(2)	Applicable percentage of ownership as of October 22, 2019 is based upon 3,883,299 shares of common stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to shares. Presently exercisable stock options and preferred stock convertible into common stock are deemed outstanding for computing the percentage of ownership of the person holding such options and/or convertible preferred stock, but are not deemed outstanding for computing the percentage of any other person.

(3)	Chairman and Chief Executive Officer. Includes 1,310,290 shares of common stock held by trusts of which Mr. Bergreen and his wife are the only trustees, 58,103 shares of common stock held by a family limited partnership of which Mr. Bergreen is the sole general partner and 1,623,894 shares of convertible preferred stock which are convertible as of October 22, 2019. Represents options to purchase 58,750 shares, none of which are exercisable.

(4)	Director. Represents 3,000 shares of common stock and options to purchase 73,000 shares, of which 48,000 options are currently exercisable.

(5)	Director. Represents options to purchase 65,000 shares, of which 40,000 options are currently exercisable.

(6)	Former Director. Represents 35,000 shares of common stock owned by Mr. Simon. Mr. Simon, who had served as a director of the Company since July 2014, indicated he was retiring in early 2019 and was therefore not nominated to stand for re-election at the annual meeting of the stockholders held on June 21, 2019.

(7)	Chief Financial Officer and Treasurer. Represents 28,928 shares of common stock owned and options to purchase 180,000 shares, of which 125,000 options are exercisable.

(8)	Former Chief Operating Officer. Represents 32,500 share of common stock owned by Mr. Giannetto, who resigned March 4, 2019.

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(9)	David Kanen includes the ownership of shares of the Company’s common stock by The Philotimo Fund, LP; Kanen Wealth Management, LLC and David L. Kanen. The principal address of Kanen Wealth Management, LLC is 5850 Coral Ridge Drive, Suite 309, Coral Springs, FL 33076.

(10)	Theodore Walker Cheng-De King, includes shares of the Company’s common stock owned by Faria Frontiers Limited and ManageBac, LLC. The principal address of Theodore Walker Cheng-De King is Unit 1502, 15th Floor, 99 Hennessy Road, Wanchai, Hong Kong.

APPRAISAL RIGHTS

General

This section summarizes certain material provisions of Delaware law pertaining to appraisal rights. The following discussion, however, is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached as Annex C to this proxy statement and incorporated by reference herein. All references in Section 262 of the DGCL to "stockholder" are to the record holder of the shares of common stock. The following discussion does not constitute any legal or other advice, nor does it constitute a recommendation as to whether or not a Company stockholder should exercise its right to seek appraisal under Section 262 of the DGCL.

Subject to certain exceptions specified in Section 262 of the DGCL and summarized below, holders of shares of common stock who: (1) do not vote in favor of the merger agreement; (2) continuously are the record holders of such shares through the effective date of the merger; and (3) otherwise comply with the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and receive payment in cash of the "fair value" of such shares (as determined by the Delaware Court of Chancery, exclusive of any element of value arising from the accomplishment or expectation of the merger) as of the completion of the merger instead of the per share price. Any such Company stockholder awarded "fair value" for the holder's shares by the court would receive payment of that fair value in cash, together with interest, if any, in lieu of the right to receive the per share price. It is possible that any such "fair value" as determined by the Delaware Court of Chancery may be more or less than, or the same as, that which Company stockholders will receive pursuant to the merger agreement.

Under Section 262 of the DGCL, because Company stockholders are being asked to adopt the merger agreement, not less than 20 days prior to the special meeting, Company must notify each stockholder who was a stockholder on the record date for notice of such meeting and who is entitled to exercise appraisal rights, that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and the copy of the applicable statutory provisions is attached as Annex C to this proxy statement.

Stockholders who wish to exercise appraisal rights or who wish to preserve the right to do so should review the following summary and Annex C carefully. Failure to comply with the procedures of Section 262 of the DGCL in a timely and proper manner may result in the loss of appraisal rights. Because of the complexity of the procedures for exercising the right to seek appraisal, stockholders who wish to exercise appraisal rights are urged to consult with their own legal and financial advisors in connection with compliance under Section 262 of the DGCL. A Company stockholder who loses his, her or its appraisal rights will be entitled to receive the per share price pursuant to the merger agreement.

How to Exercise and Perfect Your Appraisal Rights

If you are a Company stockholder and wish to exercise the right to seek an appraisal of your shares of common stock, you must comply with the following:

•	you must not vote FOR, or otherwise consent in writing to, the adoption of the Merger Agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, if you vote by proxy and wish to exercise your appraisal rights, you must vote against the adoption of the merger agreement or abstain from voting your shares;

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•	you must deliver to the Company a written demand for appraisal before the taking of the vote on the adoption of the merger agreement at the special meeting, and such demand must reasonably inform the Company of your identity and your intention to demand appraisal of your shares of common stock. The written demand for appraisal must be in addition to and separate from any proxy or vote;

•	you must continuously hold your shares of common stock from the date of making the demand through the effective time of the merger. You will lose your appraisal rights if you transfer the shares before the effective time of the merger; and

•	you, another stockholder, an appropriate beneficial owner or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of common stock within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of Company stockholders or a beneficial owner of shares of common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262 of the DGCL.

Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the adoption of the merger agreement will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal is in addition to and separate from any proxy or vote.

Who May Exercise Appraisal Rights

Only a holder of record of shares of common stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the stockholder of record. The demand should set forth, fully and correctly, the stockholder's name as it appears on the stock certificates (or in the stock ledger). The demand must reasonably inform the Company of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its common stock. Beneficial owners who do not also hold their shares of common stock of record may not directly make appraisal demands to the Company. The beneficial owner must, in such cases, have the holder of record, such as a bank, broker or other nominee, submit the required demand in respect of those shares of common stock of record. A holder of record, such as a bank, broker or other nominee, who holds shares of common stock as a nominee or intermediary for others, may exercise his, her or its right of appraisal with respect to the shares of common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the holder of record.

If you hold your shares in bank or brokerage accounts or other nominee forms, and you wish to exercise appraisal rights, you are urged to consult with your bank, broker or nominee to determine the appropriate procedures for the bank, brokerage firm or other nominee to make a demand for appraisal of those shares. If you have a beneficial interest in shares held of record in the name of another person, such as a nominee or intermediary, you must act promptly to cause the holder of record to follow properly and in a timely manner the steps necessary to perfect your appraisal rights. If you hold your shares through a bank or brokerage who in turn holds the shares through a central securities depository nominee, such as the depository trust company, a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the holder of record.

If you own shares of common stock jointly with one or more other persons, as in a joint tenancy or tenancy in common, demand for appraisal must be executed by or for you and all other joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the holder or holders of record and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the holder or holders of record. If you hold shares of common stock through a nominee or intermediary who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

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If you elect to exercise appraisal rights under Section 262 of the DGCL, you should mail or deliver a written demand to:

Astea International Inc.

240 Gibraltar Road

Horsham, Pennsylvania 19044

Attention: Corporate Secretary

Surviving Corporation's Actions After Completion of the Merger

If the merger is consummated, the surviving corporation will give written notice of the effective time of the merger within ten days after the effective time to Company stockholders who did not vote in favor of the merger agreement and who made a written demand for appraisal in accordance with Section 262 of the DGCL. At any time within 60 days after the effective time of the merger, any Company stockholder that made a demand for appraisal but did not commence an appraisal proceeding or join in such a proceeding as a named party will have the right to withdraw the demand and to accept the per share price in accordance with the merger agreement for his, her or its shares of common stock, but after such 60-day period a demand for appraisal may be withdrawn only with the written approval of the surviving corporation. Within 120 days after the effective time of the merger, either the record holder or a beneficial owner of common stock, provided such person has complied with the requirements of Section 262 of the DGCL and are otherwise entitled to appraisal rights, or the surviving corporation may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder or beneficial owner, demanding an appraisal of the value of the shares of common stock held by all stockholders who have properly demanded appraisal. The surviving corporation is under no obligation to file an appraisal petition and has no intention of doing so. If you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder or beneficial owner who has complied with the provisions of Section 262 of the DGCL will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of common stock not voted in favor of the adoption of the merger agreement and with respect to which Company has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to you within the later of (1) ten days after receipt by the surviving corporation of the request therefor or (2) ten days after expiration of the period for delivery of demands for appraisal. If you are the beneficial owner of shares of stock of common stock held in a voting trust or by a nominee or intermediary on your behalf you may, in your own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.

If a petition for appraisal is duly filed by you or another holder of record or beneficial owner of common stock who has properly exercised his, her or its appraisal rights in accordance with the provisions of Section 262 of the DGCL, and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all holders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. The Delaware Court of Chancery will then determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder who fails to comply with this direction. Where proceedings are not dismissed or the demand for appraisal is not successfully withdrawn, the appraisal proceeding will be conducted as to the shares of common stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of common stock at the effective time of the merger held by all Company stockholders who have properly perfected appraisal rights, exclusive of any element of value arising from

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the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment. However, the surviving corporation has the right, at any point prior to the Delaware Court of Chancery's entry of judgment in the proceedings, to make a voluntary cash payment to each stockholder entitled to appraisal. If the surviving corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL, interest will accrue thereafter only on the sum of (i) the difference, if any, between the amount paid by the surviving corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery and (ii) interest accrued before such voluntary cash payment, unless paid at that time. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders of Company entitled to receive the same, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders of their stock certificates.

In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. The fair value of shares of common stock as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the per share price. Parent does not anticipate offering more than the per share price to any Company stockholder exercising appraisal rights and reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 of the DGCL and to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of common stock is less than the per share price. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery.

If no party files a petition for appraisal within 120 days after the effective time, then all Company stockholders will lose the right to an appraisal, and will instead receive the per share price described in the merger agreement, without interest thereon, less any withholding taxes.

The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. Each Company stockholder party to the appraisal proceeding is responsible for its own attorneys' fees and expert witnesses' fees and expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares of common stock entitled to appraisal.

If you have duly demanded an appraisal in compliance with Section 262 of the DGCL you may not, on or after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of common stock as of a record date prior to the effective time of the merger.

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If you have not commenced an appraisal proceeding or joined such a proceeding as a named party you may withdraw a demand for appraisal and accept the per share price by delivering a written withdrawal of the demand for appraisal and an acceptance of the merger to the surviving corporation, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision will not affect the right of any Company stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered in the merger within 60 days after the effective time of the merger. If you fail to perfect, successfully withdraw your demand for appraisal, or lose the appraisal right, your shares of common stock will be converted into the right to receive the per share price, without interest thereon, less any withholding taxes.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of your appraisal rights. In that event, you will be entitled to receive the per share price for your shares of common stock in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Company stockholder and are considering exercising your appraisal rights under the DGCL, you are urged to consult your own legal and financial advisor.

The process of demanding and exercising appraisal rights requires compliance with the prerequisites of Section 262 of the DGCL. If you wish to exercise your appraisal rights, you are urged to consult with your own legal and financial advisors in connection with compliance under Section 262 of the DGCL. To the extent there are any inconsistencies between the foregoing summary and Section 262 of the DGCL, the DGCL will govern.

MARKET PRICE AND DIVIDEND INFORMATION

Our common stock is quoted on the OTCQB Market under the symbols “ATEA.” As of October 22, 2019, there were 3,883,299 shares of common stock outstanding held by 55 stockholders of record. The Company currently has outstanding 826,446 shares of Series A Convertible Preferred Stock and 797,448 shares of Series B Convertible Preferred Stock.

The following table sets forth for the periods indicated the high and low sales prices for our common stock for each of the identified calendar quarters.

	Market Price
	High	Low
2017
First Quarter	$2.35	$1.40
Second Quarter	$3.00	$1.98
Third Quarter	$2.60	$1.80
Fourth Quarter	$2.85	$2.04
2018
First Quarter	$3.85	$2.70
Second Quarter	$4.09	$3.46
Third Quarter	$5.62	$4.06
Fourth Quarter	$8.04	$5.31
2019
First Quarter	$6.34	$5.88
Second Quarter	$6.26	$5.22
Third Quarter	$5.95	$4.53

On October 22, 2019, the most recent practicable date prior to the date of this proxy statement, the closing sale price of our common stock on the OTCQB Market was $11.48 per share.

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Dividend Policy

The Board from time to time reviews the Company’s forecasted operations and financial condition to determine whether and when payment of a dividend or dividends on common stock is appropriate. No common stock dividends have been declared since June 2000. The Company has no intention at this time to pay dividends on its common stock.

In September 2008, the Company issued 826,446 shares of Series A Convertible Preferred Stock and in June 2014 issued 797,448 shares of Series B Convertible Preferred Stock. Dividends accrue daily at a rate of 10% and are payable quarterly only when they are declared by the Board. Under the terms of the merger agreement, the Company is permitted to continue declaring and accruing dividends with respect to the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, subject to an agreed upon maximum amount. Zack Bergreen, our Chairman and Chief Executive Officer, owns all of the shares of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock. Pursuant to the terms of the voting agreement entered into by Parent, Mr. Bergreen and the limited partnership that Mr. Bergreen controls, Mr. Bergreen is obligated to convert all of his shares of convertible preferred stock prior to the record date and vote such shares in favor of the merger at the special meeting of the Company’s stockholders. In the voting agreement, Parent also agreed that on the closing date of the merger, Mr. Bergreen will be paid an amount equal to the declared and unpaid dividends payable to him in in respect of the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock up to the aggregate total of $1,195,000. For a more information regarding the payment of the declared and accrued dividends on the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, please see the section of this proxy statement titled "The Merger – Interests of the Company's Directors and Executive Officers in the Merger – Dividends on Preferred Stock.”

HOUSEHOLDING

Some banks and brokers with account holders who are our stockholders may be “householding” our proxy materials. This means that a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your request to Investor Relations by phone at 214-597-8200, by email to mkreps@darrowir.com, or by mail Investor Relations Department at Astea International Inc., 240 Gibraltar Road, Horsham, PA 19044. We will deliver promptly upon request a separate copy of the proxy statement and annual report. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public stockholders of the Company and no public participation in any future meetings of our stockholders. However, if the merger is not completed, we will hold a 2020 annual meeting of stockholders. If the 2020 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2020 annual meeting in accordance with Rule 14a-8 under the Exchange Act and our advance notice bylaws, as described below.

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2020 annual meeting of stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Exchange Act. To be eligible pursuant to Rule 14a-8 of the Exchange Act for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2020 annual meeting of stockholders’ proposals must be received by our Corporate Secretary no later than January 14, 2020. In addition, stockholder proposals submitted between December 15, 2019 and January 14, 2020 may be presented at the annual meeting if such proposals comply with our bylaws, but will only be included in our proxy materials to the extent that the submitting stockholder indicates a desire for such inclusion and that the proposal complies with the rules and regulations of the SEC. Any proposal received after January 14, 2020 will be considered untimely. The dates referenced above with respect to proposing an item of business at our 2020 annual meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement to be furnished to all stockholders entitled to vote at our 2020 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act.

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In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt requested to Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Corporate Secretary. In addition, the execution of a proxy solicited by us in connection with the 2020 annual meeting of stockholders shall confer on the designated proxyholder discretionary voting authority to vote on any stockholder proposal which is not included in our proxy materials for such meeting and for which we do not receive notice before January 14, 2020.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website, located at https:www.sec.gov, that contains reports, proxy statements and other information regarding companies and individuals that file electronically with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We are incorporating by reference any document that we may file under Section 13(a), 13(c), 14 or 5(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of Form 8-K, except as otherwise specified herein. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K, or the exhibits related thereto under Item 9.01):

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed on April 1, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed on May 15, 2019;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed on August 13, 2019;

•	our Current Reports on Form 8-K and Form 8-K/A filed on January 18, 2019, March 8, 2019, June 24, 2019, June 25, 2019, October 8, 2019 and October 10, 2019.

Stockholders should not rely on information other than that contained or incorporated by reference into this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated [ ], 2019. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary.

We will provide to each person solicited, without charge, upon written or telephonic request, a copy of this proxy statement and proxy card or any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents. Requests should be directed to our Chief Financial Officer at Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044, telephone 215-682-2500. Requests should be made by [ ], 2019 in order to receive them before the special meeting. Electronic copies of our filings are available at our website https://materials.proxyvote.com/04622E as well.

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OTHER MATTERS

Our Board is not aware of any matter to be presented for action at the special meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of the stockholders properly come before the meeting, the persons named as proxy holders on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment on such matters. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.

By order of the Board of Directors

Zack Bergreen

Chairman and Chief Executive Officer

[ ] 2019

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ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

IFS AMERICAS, INC.,

ASTEA INTERNATIONAL INC.

and

IFS AMBER, INC.

OCTOBER 7, 2019

This document is intended solely to facilitate discussions among the Company and potential acquirers of the Company’s business, accordingly, is not intended to create, nor will it be deemed to create, a legally binding or enforceable offer, solicitation or agreement of any type or nature, unless and until agreed to and executed by all Parties.

Table of Contents

i

ii

Exhibits

Exhibit A – Certificate of Incorporation of the Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 7, 2019, is entered into by and among IFS Americas, Inc., a Delaware corporation (“Parent”), IFS Amber, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and Astea International Inc., a Delaware corporation (the “Company”).

WHEREAS, the Company Board (as defined below) has (i) determined and resolved that this Agreement and the transactions contemplated hereby, including the Merger (as defined below), are advisable, fair to and in the best interests of the Company and the stockholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to the stockholders of the Company and (iv) determined and resolved to recommend, subject to the terms and conditions set forth in this Agreement, that the stockholders of the Company adopt this Agreement;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the parties intend that Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent, in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”) and each issued and outstanding share (each, a “Share” and collectively, the “Shares”) of common stock, par value $0.01 per share, of the Company, other than Dissenting Shares (as defined below) and Shares owned by Parent, Merger Sub, the Company or any of their respective wholly owned Subsidiaries (as defined below) (including Shares held in treasury by the Company), will thereupon be cancelled and converted into the right to receive cash in an amount equal to the Merger Consideration (as defined below), on the terms and subject to the conditions set forth herein;

WHEREAS, the Board of Directors of Merger Sub has approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth herein;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and material inducement to Parent’s willingness to enter into this Agreement, certain stockholders of the Company are entering into voting agreements in favor of Parent (each, a “Support Agreement,” and collectively, the “Support Agreements”) and

WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, and intending to be legally bound, the parties hereto agree as follows:

Article 1
DEFINITIONS

Section 1.01      Definitions.

(a)             As used herein, the following terms have the following meanings:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms no less restrictive of, and otherwise no more favorable to, in each case, other than in any immaterial respect, the Third Party that is party to such agreement and its Affiliates and Representatives than the terms set forth in the Confidentiality Agreement are to Parent and its Affiliates and Representatives (except for such changes as are specifically necessary in order for the Company to comply with its obligations hereunder and to permit such Third Party to make an Acquisition Proposal).

“Acquisition Proposal” means any inquiry, offer or proposal (other than an offer or proposal made or submitted by or on behalf of Parent, Merger Sub or their respective Affiliates), whether or not in writing, regarding, or that would reasonably be expected to lead to, directly or indirectly, an Acquisition Transaction, or any public announcement of a proposal, plan or intention relating to an Acquisition Proposal or any Contract to engage in any Acquisition Transaction.

“Acquisition Transaction” means any transaction (including any single- or multi-step transaction) or series of transactions with a Person or “group” (as defined in the Exchange Act) relating to (i) any acquisition, purchase or sale of a business or assets that constitute 20% or more of the consolidated business, revenues, net income or assets (including stock of the Company’s Subsidiaries) of the Company and its Subsidiaries, (ii) any merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving (a) the Company or (b) one or more Subsidiaries of the Company representing 20% or more of the consolidated business, revenues, net income or assets of the Company and its Subsidiaries, or (iii) any purchase or sale of, or tender or exchange offer (including a self-tender offer) for, securities of the Company or any of its Subsidiaries that, if consummated, would result in any person (or the stockholders of such person) or “group” (as defined in or under Section 13(d) of the Exchange Act) beneficially owning securities representing 20% or more of the equity or total voting power of the Company, any of its Subsidiaries or the surviving parent entity in such transaction.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, including through one or more intermediaries, controls, is controlled by or is under common control with such Person. As used in this definition, the term “controls” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, including through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Anticorruption Laws” means the US Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and any other anticorruption or anti-bribery Applicable Law applicable to the Company or any of its Subsidiaries.

“Applicable Law” means, with respect to any Person, any supranational, national, federal, state, provincial, local or other law, constitution, treaty, convention, statute, ordinance, code, rule, regulation, mandatory guidance or common law or other similar requirement enacted, adopted, promulgated or applied by any Governmental Entity and any order or decision of an applicable

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arbitrator or arbitration panel, in each such case that is binding on or applicable to such Person, or its Subsidiaries or its or their respective properties, assets or businesses, and any predecessor, successor or implementing legislation or regulation of the foregoing, and any amendments or re-enactments of the foregoing.

“Audited Balance Sheet” means the audited consolidated balance sheets of the Company as of December 31, 2018.

“Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks in New York, New York, London, United Kingdom and Stockholm, Sweden, or Governmental Entities in the State of Delaware are authorized or required by Applicable Law to close.

“Closing Date” means the date on which the Closing occurs.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Benefit Plan” means each compensatory or benefit plan, program, policy, agreement, or arrangement, including pension, retirement, profit-sharing, deferred compensation, stock option, employment, individual consulting, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, termination indemnity, gratuity, paid time off, vacation, bonus or other incentive plans, medical, retiree medical, vision, dental or other health plans, life insurance plans, and each other benefit plan or fringe benefit plan, including any “employee benefit plan” as that term is defined in Section 3(3) of ERISA (whether or not subject to ERISA), in each case, whether oral or written, funded or unfunded, or insured or self-insured, (i) for the benefit of any Company Employee (in each case, who is a natural person or is a personal services entity) of the Company or any of its Subsidiaries, (ii) sponsored or maintained by the Company or any of its Subsidiaries, (iii) to which the Company or any Subsidiary contributes or is obligated to contribute, or (iv) under or with respect to which the Company or any of its Subsidiaries otherwise has or would reasonably expected to have any Liability.

“Company Board” means the Board of Directors of the Company.

“Company Employee” means any current or former employee, consultant, independent contractor, officer or director of the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any state of facts, circumstance, condition, event, change, development, occurrence, result or effect (each, an “Effect”) that, individually or in combination with any other Effect, (i) has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, Liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) would reasonably be expected to prevent, materially impair or materially delay the performance by the Company of its obligations under this Agreement; provided, however, that in the case of clause (i) above, no Effect shall constitute a Company Material Adverse Effect to the extent that such Effect arises out of, relates to or results from: (A) changes after the date of this Agreement in general global economic or business conditions; (B) general changes after the date of this Agreement in the global securities, credit or other financial markets; (C) changes after the date of this Agreement in conditions generally

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affecting the industry in which the Company and its Subsidiaries operate; (D) changes arising after the date of this Agreement in GAAP or Applicable Law or in the enforcement or interpretation thereof; (E) any outbreak (or escalation) of any military conflict, declared or undeclared war, armed hostilities, or acts of foreign or domestic terrorism; (F) any hurricane, flood, tornado, earthquake or other natural disaster; (G) any failure by the Company or any of its Subsidiaries to meet any internal or external projections, budgets, forecasts, estimates or analysts’ expectations in respect of revenue, profitability, cash flow or position, earnings or other financial or operating metric for any future period (but, in each case, the underlying causes of such failure shall be taken into account except to the extent such underlying causes would otherwise be excepted from this definition); (H) the execution and delivery of this Agreement or the public announcement of this Agreement or the Merger (it being understood and agreed that the foregoing shall not apply with respect to any representation or warranty that is intended to expressly address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby (including the Acquisition) or Section 7.02(a) to the extent it relates to such representations and warranties); (I) the performance by Company or any of its Subsidiaries of its of their express obligations under this Agreement or the taking by the Company of any action at the written request or with the prior written consent of Parent and; (J) changes in the trading price or trading volume of Shares (but, in each case, the underlying causes of such changes shall be taken into account except to the extent such underlying causes would otherwise be excepted from this definition); provided, further, that any Effect arising out of or resulting from any change or event referred to in clause (A), (B), (C), (D), (E) or (F) above may constitute, and shall be taken into account in determining the occurrence of, a Company Material Adverse Effect to the extent such Effect has, or would reasonably be expected to have, a disproportionately adverse effect on the business, financial condition, assets, Liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, as compared to any other companies or participants that operate in the industry in which the Company and its Subsidiaries operate.

“Company Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Product” means the Software, either complete or under development, (i) that have been or that are currently being, developed, produced, manufactured, marketed, sold, offered for sale, imported, exported, supplied, provided, promoted, licensed, distributed, supported, hosted, serviced, made available, maintained or otherwise commercialized by the Company or its Subsidiaries, (ii) from which the Company or its Subsidiaries recognize any revenue (including revenue associated with maintenance or service agreements) or (iii) that are currently used or are currently intended to be used to provide services to, or produce products for, the Company’s or its Subsidiaries’ customers.

“Company Related Parties” means (i) the former, current and future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, controlling persons, incorporators, directors, officers, employees, agents, attorneys, Affiliates, Representatives, members, managers, successors or assignees of the Company and (ii) any former, current and future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, controlling persons, incorporators, directors, officers, employees, agents, attorneys, Affiliates, Representatives, members, managers, successors or assignees of any of the Persons described in clause (i), in each case, other than the Company.

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“Company Security” means all outstanding Shares, Preferred Shares, or any other outstanding equity or debt securities of the Company.

“Company Stock Option” means an option to acquire Shares granted under a Company Stock Plan.

“Company Stock Plans” means the Company’s Amended and Restated 2006 Stock Option Plan and the Company’s 2016 Stock Option Plan, and the forms of agreements thereunder.

“Company Stockholder Litigation” means any Proceeding pending or threatened against the Company by any stockholder of the Company (including any class action, derivative litigation or exercise of any rights under Section 220 of the DGCL) relating directly or indirectly to this Agreement, the Merger or the other transactions contemplated hereby and thereby, including disclosures made under Applicable Law.

“Company Systems” means all of the following used by or for, or otherwise relied on by, the Company or its Subsidiaries (whether owned by any of them or a Third Party): computers, computer systems, servers, hardware, Software, firmware, middleware, websites, databases, networks, workstations, routers, hubs, switches, data communication equipment and lines, telecommunications equipment and lines, co-location facilities and equipment, and all other information technology equipment and related items of automated, computerized or Software systems, including any outsourced systems and processes (e.g., hosting locations) and all associated documentation.

“Company’s Knowledge” means, as to a particular matter, the actual knowledge of any one or more of the individuals listed on Section 1.01 of the Company Disclosure Letter and the knowledge such individuals would have acquired in the exercise of a reasonable inquiry.

“Confidentiality Agreement” means the Non-Disclosure and Standstill Agreement, dated as of April 7, 2019, between Parent and the Company (as amended).

“Continuing Company Employee” means each employee of the Company or any of its Subsidiaries immediately preceding the Effective Time who continues to be employed by Parent or the Surviving Corporation or any of their respective Subsidiaries immediately following the Effective Time.

“Contract” means any written or legally binding oral contract, agreement, or other instrument or obligation, including any note, bond, indenture, mortgage, guarantee, undertaking, commitment, promise, option, lease, sublease, license, sublicense, joint venture agreement, warranty or sales or purchase order.

“Credit Agreement” means that certain Business Financing Agreement, dated as of August 11, 2017, by and among the Company and/or its applicable Subsidiary, and Western Alliance Bank (as amended, restated, supplemented or otherwise modified through the Closing Date).

“Data Room” means the electronic data site established on behalf of the Company at or through Donnelly Financial Solutions Venue and to which Parent and certain of its Representatives have been given access in connection with the transactions contemplated by this Agreement.

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“Data Security Requirements” means the following, in each case to the extent relating to the conduct of the business of the Company or its Subsidiaries, any privacy, security or security breach notification requirements, any Company System, any Personally Identifiable Information, or any matters relating to data privacy, protection or security: (i) all Privacy Laws and other applicable Laws and any related security breach notification requirements; (ii) the Company’s and its Subsidiaries’ own respective rules, policies, and procedures; (iii) industry standards to which the Company or its Subsidiaries purport to comply with or be bound or otherwise applicable to the industries in which any of them operate; and (iv) Contracts to which the Company or any of its Subsidiaries is bound, including PCI-DSS.

“DOJ” means the U.S. Department of Justice.

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect.”

“Environmental Laws” means any Applicable Law relating to (i) pollution, (ii) the protection of the environment or natural resources, or (iii) Releases of or exposure to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, together with the Company or any of its Subsidiaries, is (or at any relevant time has been or would be) treated as a single employer within the meaning of Section 414 of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“FTC” means the U.S. Federal Trade Commission.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Entity” means any supranational, national, federal, state, provincial, local or other government, department, authority, court, tribunal, commission, arbitrator (public or private), regulatory body or self-regulatory body (including any securities exchange), or any political or other subdivision, department, agency or branch of any of the foregoing.

“Hazardous Materials” means any pollutant, contaminant, chemical, petroleum or any fraction thereof, asbestos or asbestos-containing material, polychlorinated biphenyls, or industrial, solid, toxic, radioactive, infectious, disease-causing or hazardous substance, material, waste or agent, including all substances, materials, wastes or agents which are the subject of Liability or requirements for investigation or remediation under, or otherwise subject to, Environmental Laws.

“Indebtedness” of any Person at any date means, without duplication, all obligations (whether or not due and payable as of such date) of such Person to pay principal, interest, premiums, penalties, fees, guarantees, reimbursements, damages, “make-whole” amounts, costs of unwinding, breakage fees, pre-payment fees or penalties, and other Liabilities with respect to (i) indebtedness for borrowed money, whether current or funded, fixed or contingent, secured or unsecured, (ii) indebtedness evidenced by bonds, debentures, notes, mortgages or similar

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instruments or debt securities, (iii) leases that are required to be capitalized in accordance with GAAP under which such Person is the lessee, (iv) the deferred purchase price of property or services (including any potential future earn-out, purchase price adjustment, release of “holdback” or similar payment obligations, but excluding trade payables or accruals in the ordinary course of business consistent with past practice), (v) obligations under interest rate, currency swap, hedging, cap, collar or futures Contracts or other derivative instruments or agreements, (vi) obligations of such Person as an account party under letters of credit, letters of guaranty, banker’s acceptances, performance bonds or similar instruments, to the extent drawn upon or an event has occurred that (with notice or lapse of time or both) would trigger a right to draw upon, (vii) all obligations of the type described in clauses (i) through (vi) above secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed by such Person, and (viii) direct or indirect guarantees or other forms of credit support (including all “keep well” arrangements) of any obligations described in clauses (i) through (vii) above of any other Person.

“Intellectual Property” means all intellectual property and other similar proprietary rights existing anywhere in the world, whether registered or unregistered, including with respect to: (i) patents, patent applications and patent disclosures and improvements thereto together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions, and reexaminations thereof, utility models, and any other governmental grant for the protection of inventions or industrial designs; (ii) designs, inventions (whether or not patentable) and inventions disclosures; (iii) trademarks, service marks, certification marks, trade dress, logos, slogans, tag lines, corporate names, trade names and any other indicators of source or origin, together with the goodwill associated with any of the foregoing (collectively, “Marks”) and Internet domain names; (iv) copyrights and registrations and applications therefor, original works of authorship and moral rights; (v) Software; and (vi) trade secrets, discoveries, algorithms, know-how, recipes, formulae, processes, techniques, technical data, drawings, customer lists and other confidential information (collectively, “Trade Secrets”), in each case of (i) through (vi) including all applications for any such rights as well as the right to apply for such rights.

“IRS” means the United States Internal Revenue Service.

“Liability” means any and all Indebtedness, liabilities, commitments or obligations of any kind whatsoever, and including those arising in connection with any Contract, Proceeding or Order.

“Lien” means any charge, claim, adverse interest, pledge, hypothecation, lien (statutory or other), security interest, mortgage, deed of trust, encumbrance, easement, encroachment, lease, sublease, license, sublicense, or other similar adverse claim of any kind.

“Made Available” means that such information, document or material was made available for review by Parent or Parent’s Representatives in the Data Room no later than twenty-four (24) hours prior to the date hereof.

“Marks” has the meaning set forth in the definition of “Intellectual Property”.

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“Open Source Software” means any Software that is licensed pursuant to: (i) any license that is, or is substantially similar to, a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses (including all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Server Side Public License (SSPL) and the Sun Industry Standards License (SISL)) or any license under which such Software or other materials are distributed or licensed as “free software,” “open source software” or under similar terms or models; or (ii) any Reciprocal License, in each case whether or not the source code is available or included in such license.

“Order” means, with respect to any Person, any order, injunction, judgment, decision, determination, award, writ, ruling, stipulation, assessment or decree or other similar requirement of, or entered, enacted, adopted, promulgated or applied by, with or under the supervision of, a Governmental Entity, in each case, that is or purports to be binding upon such Person or any of its properties, assets or businesses.

“Organizational Documents” means, with respect to any Person that is not a natural person, the articles of incorporation, certificate of incorporation, charter, bylaws, articles of formation, certificate of formation, regulations, operating agreement, partnership agreement, certificate of limited partnership, trust agreement or other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of such Person, including any amendments thereto or restatements thereof.

“OTC” means the QTCQB Venture Market of the OTC Markets Group Inc.

“Parent Board” means the Board of Directors of Parent.

“Parent Material Adverse Effect” means any Effect that would, individually or in the aggregate, prevent or materially impair or materially delay the ability of Parent or Merger Sub to consummate the Merger or perform its obligations hereunder.

“Parent Related Parties” means (i) the former, current and future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, controlling persons, incorporators, directors, officers, employees, agents, attorneys, Affiliates (other than Merger Sub), Representatives, members, managers, general or limited partners, stockholders, successors or assignees of Parent and (ii) any former, current and future direct or indirect holders of any equity, general or limited partnership or limited liability company interest, controlling persons, incorporators, directors, officers, employees, agents, attorneys, Affiliates (other than Parent or Merger Sub), Representatives, members, managers, general or limited partners, stockholders, successors or assignees of any of the Persons described in clause (i).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

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“Payoff Letter” means a payoff letter in customary form (subject only to delivery of the Payoff Amount (as defined below) as arranged by Parent) that (i) specifies the aggregate amount required to be paid to fully satisfy and discharge all principal, interest, fees, expenses, premiums and other amounts then due and payable under the Credit Agreement as of the Closing Date (such amount, the “Payoff Amount”), (ii) provides for termination of all guarantees and Liens, if any, in connection therewith relating to the assets of the Company and its Subsidiaries securing such obligations upon the payment of Payoff Amount on the Closing Date and (iii) states that upon receipt of the Payoff Amount, the Credit Agreement and all related loan documents shall be terminated (but excluding any contingent obligations, including indemnification obligations, that in any such case are not then due and payable and that by their terms are to survive the termination of the Credit Agreement and the related loan documents).

“Permits” means all permits, licenses, consents, franchises, approvals, privileges, immunities, authorizations, exemptions, registrations, certificates, variances and similar rights obtained from a Governmental Entity.

“Permitted Liens” means (i) Liens for Taxes that (A) are not yet due and payable or (B) are being contested in good faith by appropriate Proceedings, in each case, only if adequate reserves with respect thereto have been established in the Audited Balance Sheet or the Unaudited Balance Sheet in accordance with GAAP, (ii) Liens of carriers, warehousemen, mechanics, materialmen, repairmen and other similar common law or statutory Liens arising or incurred in the ordinary course of business consistent with past practice (A) that relate to obligations that are not delinquent or that the Company or any of its Subsidiaries is contesting in good faith by appropriate Proceedings and for which, in the latter scenario, adequate reserves have specifically been established in the Audited Balance Sheet or the Unaudited Balance Sheet to the extent required in accordance with GAAP and (B) that are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, and that do not materially adversely affect either continuation of the current use, occupancy or activity conducted by the Company or any of its Subsidiaries at the affected property or the market value of such property, (iii) Liens arising under original purchase price conditional sales Contracts and equipment leases with Third Parties entered into in the ordinary course of business consistent with past practice that are not, individually or in the aggregate, material to the business of the Company and its Subsidiaries, taken as a whole, (iv) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business and (v) the effect of zoning, entitlement, building and land use ordinances, codes and regulations imposed by any Governmental Entity that are not violated by any current use, occupancy or activity conducted by the Company or any of its Subsidiaries or any condition of the property regulated thereby; provided, however, that in all cases, “Permitted Liens” shall not include any Liens that secure the payment of borrowed money or other Indebtedness.

“Person” means any individual, general or limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated organization, joint venture, firm, association or other entity or organization (whether or not a legal entity), including any Governmental Entity (or any department, agency, or political subdivision thereof).

“Personally Identifiable Information” means information that alone or in combination with other information can be used to identify an individual natural person, or that is about an identifiable natural person, including name, address, telephone number, email address, Internet

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protocol address, financial account number or credit card number and government issued identifier (including Social Security number, Social Insurance Number, passport number, taxpayer identification number and driver’s license number) or health or medical information, or that is otherwise protected by or subject to any Privacy Law.

“Preferred Shares” means each issued and outstanding share of Series A Convertible Preferred Stock, par value $0.01 per share, of the Company, and each issued and outstanding share of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company.

“Privacy Laws” means any Applicable Law that governs the collection, use, storage, transfer, recording, processing, sharing, disposal or security of Personally Identifiable Information or privacy (including such Applicable Laws governing breach notification).

“Proceeding” means any suit (whether civil, criminal, administrative, judicial or investigative), claim, action, charge, litigation, arbitration, mediation, proceeding (including any civil, criminal, administrative or appellate proceeding), audit, inquiry, investigation, hearing or criminal prosecution, in each case commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Entity or any mediator.

“Reciprocal License” means a license of an item of Software that requires or that conditions any rights granted in such license upon: (i) the disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form); (ii) a requirement that any disclosure, distribution or licensing of any other Software (other than such item of Software in its unmodified form) be at no charge; (iii) a requirement that any other licensee of the Software be permitted to modify, make derivative works of, or reverse-engineer any such other Software; (iv) a requirement that such other Software be redistributable by other licensees; or (v) the grant of any patent rights (other than patent rights in such item of Software), including non-assertion or patent license obligations (other than patent obligations relating to the use of such item of Software).

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing, or allowing to escape or migrate into the environment (including ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata).

“Representatives” means, with respect to any Person, the directors, officers, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives and advisors of such Person.

“Restrictive Covenant Agreements” means those certain restrictive covenant agreements, dated the date hereof, by and between Parent and each Covered Person (as defined therein).

“Sanctioned Country” means any country or territory subject to economic sanctions or trade restrictions of the United States, the European Union or the United Nations that broadly prohibit or restrict dealings with such country.

“Sanctioned Person” means any Person with whom dealings are restricted or prohibited by any economic sanctions, trade restrictions, or similar restrictions imposed by the United States, the European Union or the United Nations, including (i) any Person identified in any sanctions or

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export-related list maintained by (A) the United States government, including the United States Department of Treasury, Office of Foreign Assets Control (“OFAC”), the United States Department of Commerce, Bureau of Industry and Security, and the United States Department of State; (B) the European Union; or (C) the United Nations Security Council; (ii) any Person located, organized, or resident in, or a government instrumentality of, any Sanctioned Country and (iii) any Person directly owned 50% or more, or otherwise controlled, by one or more Persons described in (i) or (ii).

“Sanctions and Export Control Laws” means all U.S. and non-U.S. Applicable Laws and orders relating to (i) economic or trade sanctions, including the Applicable Laws administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, and the European Union; and (ii) export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Laws administered by U.S. Customs and Border Protection, and the EC Dual Use Regulation.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Software” means software, computer programs and applications, whether in source code, executable object code, or other form, and including (i) data files and libraries, databases, and collections of data, (ii) software implementations of algorithms, models, and methodologies, firmware, application programming interfaces, (iii) software tools, descriptions, schematics, specifications, flow charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) documentation, including user documentation, user manuals and training materials, files, and records relating to any of the foregoing.

“Subsidiary” means, with respect to any Person, any other Person with respect to which such first Person (alone or in combination with any of such first Person’s other Subsidiaries) owns (i) capital stock or other equity interests having the ordinary voting power to elect at least fifty percent (50%) of the board of directors or other governing body of such Person or (ii) at least fifty percent (50%) of the outstanding voting securities or voting power of such Person. For purposes of this definition, a partnership, association or other business entity shall be deemed to be a Subsidiary of a Person if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is controlled by or controls the managing director or general partner of such partnership, association or other business entity.

“Superior Proposal” means a bona fide unsolicited written Acquisition Proposal (provided, that for purposes of this definition, the references to “20%” in the definition of Acquisition Transaction shall be deemed to be references to “50%”) made by a Third Party and received after the date of this Agreement, which did not result from a material breach of Section 6.04, that the Company Board determines in good faith, after consultation with the Company’s outside financial advisors and outside legal counsel, and considering all the relevant terms of the Acquisition

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Proposal (including the legal, financial and regulatory aspects of such proposal, the identity of the Third Party making such proposal, whether the financing for such proposal is fully committed and reasonably likely to be obtained and the conditions for completion of such proposal), (i) would, if consummated, result in a transaction that is more favorable, from a financial point of view, to the holders of Shares than the transactions contemplated hereby (after giving effect to all Proposed Changed Terms) and (ii) is reasonably expected to be consummated (if accepted).

“Tax” means (a) any tax or other similar governmental assessment or charge of any kind whatsoever, including income, franchise, profits, corporations, gross receipts, transfer, excise, property, sales, use, escheat, unclaimed property, value-added, ad valorem, license, capital, wage, employment, payroll, withholding, social security, severance, environmental, registration, capital stock, occupation, import, custom, stamp, duties, alternative, or add-on minimum taxes, or other governmental taxes or charges, together with any interest, penalty, addition to tax or additional amount with respect thereto or in lieu thereof, (b) any Liability for, or in respect of the payment of, any amount of a type described in clause (a) of this definition as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Applicable Law) or being a member of an affiliated, combined, consolidated, unitary, aggregate or other group for Tax purposes, and (c) any liability for, or in respect of the payment of, any amount described in clauses (a) or (b) of this definition as a transferee or successor, by Contract, or otherwise.

“Tax Return” means any report, return, document, declaration, form, information return, claim for refund, election, statement or other information of any nature regarding Taxes in any jurisdiction for any period, in each case filed with or supplied to, or required to be filed with or supplied to, a Taxing Authority (including any amendments thereto and including any schedule or attachment thereto) and including any document with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration, form, information return, claim for refund, election, statement or other information.

“Taxing Authority” means any Governmental Entity exercising or able to exercise any authority to determine, impose, regulate, collect, levy, assess, enforce or administer any Tax.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Parent and its Subsidiaries (including Merger Sub).

“Third Party Components” means, with respect to a Company Product, all of the following that are not exclusively owned by the Company or its Subsidiaries: (i) Software that is used in, incorporated into, combined with, linked with, distributed with, provided to any Person as a service in connection with, provided via a network as a service or application in connection with, or made available with, such Company Product, including any Software that is referenced or required to be present or available (including available via another machine connected directly or through a network) in such Company Product for such Company Product to properly function in accordance with its specifications or Software from which any such Company Product inherits, links, or otherwise calls functionality (including libraries or other shared-source repositories), and (ii) Intellectual Property rights that are embodied in such Company Product.

“Trade Secret” has the meaning set forth in the definition of “Intellectual Property”.

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“Treasury Regulations” means the temporary and final regulations (and proposed regulations to the extent taxpayers are permitted to rely thereupon) promulgated under the Code by the United States Department of Treasury.

“Willful and Intentional Breach” means, with respect to any representation, warranty, agreement or covenant in this Agreement, a deliberate action or omission (including a failure to cure circumstances) where the individual taking such action (or failing to take such action) on behalf of the breaching Party knows such action or omission is or would reasonably be expected to result in a material breach of such representation, warranty, agreement or covenant.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Alternative Acquisition Agreement	6.04(b)
Antitrust Laws	4.03(b)
Book-Entry Shares	2.07(b)
Certificate of Merger	2.03
Certificates	2.07(b)
Change in Recommendation	6.04(b)
Closing	2.02
COBRA	4.09(b)
Collective Bargaining Agreement	4.14
Company	Preamble
Company 401(k) Plan	6.15(c)
Company Disclosure Letter	Article 4
Company Leased Real Property	4.16(c)
Company Material Contracts	4.19(a)
Company Meeting	6.17(c)
Company Meeting Election	6.17(c)
Company Organizational Documents	4.01(b)
Company Real Property Leases	4.16(c)
Company Recommendation	4.03(a)
Company Registered Intellectual Property	4.15(a)
Company Stockholders Meeting	6.17(b)
Company Subsidiary Organizational Documents	4.01(b)
Company Termination Fee	8.03(a)
Continuation Period	6.15(a)
DGCL	Recitals
Dissenting Shares	2.08
Divestiture	6.10(d)
Effective Time	2.04
Election Notice	6.17(c)
End Date	8.01(b)(i)
Enforceability Exceptions	4.03(a)
Financial Advisor	4.24
Foreign Benefit Plan	4.09(b)
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Term	Section
Indemnified Party	Section 6.09(c)
Merger	Recitals
Merger Consideration	2.06(a)
Merger Sub	Preamble
Merger Sub Stockholder Approval	5.02(a)
Original Company Meeting Date	6.17(c)
Parent	Recitals
Parent Disclosure Letter	Article 5
Parent Termination Fee	Section 8.03(c)
Paying Agent	2.07(a)
Payment Fund	2.07(a)
Post-Closing Plans	6.15(b)
Pre-Closing Period	6.01(a)
Premium Cap	6.09(a)
Privacy Policies	4.15(e)
Proposed Changed Terms	6.04(c)(ii)
Proxy Statement	4.03(b)
Requisite Company Stockholder Approval	4.03(a)
Restraint	6.10(d)
SEC Documents	4.04(a)
Share	Recitals
Shares	Recitals
Superior Proposal Notice	6.04(e)
Support Agreement	Recitals
Surviving Corporation	2.01
Top Customers	4.21
Top Suppliers	4.20
Trade Controls	4.07(c)
Unaudited Balance Sheet	4.06
Writing	1.02

Section 1.02      Other Definitional and Interpretative Provisions. The words “hereof,” “herein,” “hereto” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified, and references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of

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like import. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “or” shall not be exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References (i) to “$” and “dollars” are to the currency of the United States, (ii) from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively and (iii) to “days” shall be calendar days unless otherwise indicated.

Article 2
THE MERGER

Section 2.01      The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue its existence under Delaware law as the surviving corporation (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent.

Section 2.02      The Closing. Unless this Agreement is earlier terminated pursuant to Article 8, closing of the Merger (the “Closing”) shall take place at 9:00 a.m. (New York City time) on the second (2nd) Business Day after the satisfaction or, to the extent permitted hereunder, waiver of all conditions set forth in Article 7 (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions at the Closing) or at such other place, date and time as the Company and Parent may agree in writing. The Closing shall be conducted by means of exchanging fully executed documents electronically, unless another place or manner is agreed to in writing by the Company and Parent.

Section 2.03      Effecting the Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, concurrently with the Closing, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL.

Section 2.04      Effective Time. The Merger shall become effective on such date and at such time as when the Certificate of Merger has been filed with the Secretary of State of the State of Delaware, or at such date and time as may be agreed by the parties hereto in writing and specified in the Certificate of Merger (the “Effective Time”).

Section 2.05      Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the DGCL and other Applicable Law.

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Section 2.06    Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any securities thereof or any other Person:

(a)             except as otherwise provided in Section 2.06(b), Section 2.06(c), Section 2.08 or Section 2.09, each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”), and all such Shares shall cease to be outstanding, shall be automatically cancelled and shall cease to exist, and each holder of such a Share shall cease to have any rights with respect thereto, except the right to receive, in accordance with this Section 2.06(a), the Merger Consideration, upon surrender of such Shares in accordance with Section 2.07;

(b)            each Share held by Parent, Merger Sub or any of their Affiliates or by the Company in treasury, in each case immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist without any conversion thereof and no consideration or payment or distribution shall be made with respect thereto. Each Share held by any Subsidiary of the Company immediately prior to the Effective Time shall be converted into such number of shares of common stock, par value $0.01 per share, of the Surviving Corporation such that the ownership percentage of any such Subsidiary in the Surviving Corporation shall equal the ownership percentage of such Subsidiary in the Company immediately prior to the Effective Time; and

(c)             each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation immediately after the Effective Time.

Section 2.07      Surrender and Payment.

(a)             Paying Agent and Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent jointly selected with the Company acting reasonably (the “Paying Agent”) and shall enter into an agreement in form and substance reasonably acceptable to the Company for payment of the Merger Consideration. Concurrently with the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent the aggregate Merger Consideration to be paid in respect of the Shares pursuant to Section 2.06(a) (the “Payment Fund”).

(b)            Transmittal Materials. Promptly after the Effective Time (but in no event later than two (2) Business Days after the Effective Time), Parent shall send or otherwise provide, or shall cause the Paying Agent to send or otherwise provide, to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares, if any (“Certificates”), and each holder of record of Shares outstanding immediately prior to the Effective Time held in book-entry form (“Book-Entry Shares”), (A) transmittal materials (a copy of which shall have been provided to the Company before distribution), including a letter of transmittal (which shall specify that the

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delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery or transfer of the Certificates to the Paying Agent or, with respect to Book-Entry Shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares) and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for Merger Consideration.

(c)             Surrender of Certificates. Upon surrender of Certificates to the Paying Agent (or delivery of an affidavit of loss thereof in accordance with Section 2.13) together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange thereof, and the Surviving Corporation or Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable thereafter, the amount of cash into which the Shares theretofore represented by such Certificate are converted pursuant to Section 2.06(a) (after giving effect to any required Tax withholdings as provided in Section 2.11), and the Certificates so surrendered shall immediately be cancelled. Until so surrendered or transferred, each Share and each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration and no other rights or interests whatsoever. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Certificate.

(d)            Book-Entry Shares. No holder of record of Book-Entry Shares shall be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration in respect of such Book-Entry Shares. In lieu thereof, such holder of record of Book-Entry Shares shall, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably request), be entitled to receive, and the Surviving Corporation or Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable thereafter), an amount of cash into which such Book-Entry Shares are converted pursuant to Section 2.06(a) (after giving effect to any required Tax withholdings as provide in Section 2.11) and such Book-Entry Shares so surrendered shall be canceled. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of such Book-Entry Shares.

(e)             Unregistered Transferees. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(f)             No Other Rights. All Merger Consideration paid upon the surrender of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates and from and after the Effective Time, there shall be no further registration of transfers of Shares that were outstanding immediately prior to the Effective Time on the stock transfer

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books of the Company. If, after the Effective Time, any Certificate is presented to the Surviving Corporation or Parent for transfer representing Shares that have been converted into the right to receive the Merger Consideration pursuant to Section 2.06(a), they shall be cancelled and exchanged in accordance with this Article 2.

(g)            Termination of the Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Shares twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any such holder who has not exchanged Shares for the Merger Consideration in accordance with Section 2.06 and this Section 2.07 prior to that time shall thereafter look only to the Surviving Corporation as a general creditor thereof for payment of the Merger Consideration.

Section 2.08      Dissenting Shares. Notwithstanding Section 2.06 or any other provision of this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and held by any Person who has not voted in favor of the Merger or consented thereto in writing and who has properly exercised and perfected appraisal rights for such Shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration but instead shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares; provided, however, that if such holder fails to timely perfect, effectively withdraws or loses such holder’s right to appraisal, pursuant to Section 262 of the DGCL with respect to such Shares, or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall immediately cease to be Dissenting Shares and shall be treated as if they had been Shares converted as of the Effective Time into, and to have become exchangeable solely for, the right to receive the Merger Consideration in accordance with Section 2.06(a) (less any payments made by the Surviving Corporation with respect to such Shares in accordance with Section 262(h) of the DGCL) without interest thereon, upon surrender of such Certificate formerly representing such Share in accordance with the provisions of Section 2.07. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to participate in all negotiations and Proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or offer to settle or settle, otherwise negotiate any such demands or agree to do any of the foregoing.

Section 2.09      Treatment of Company Stock Options.

(a)             Treatment of Company Stock Options. At the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Stock Option to receive (without interest) an amount in cash equal to the product of (x) the total number of Shares subject to the Company Stock Option multiplied by (y) the excess, if any, of the Merger Consideration over the per-share exercise price of such Company Stock Option, less applicable Taxes required to be withheld with respect to such payment; provided that any such Company Stock Option with respect to which the per-share exercise price subject

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thereto is equal to or greater than the Merger Consideration shall be canceled in exchange for no consideration. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Stock Options the cash payments described in this Section 2.09(a) through its payroll provider on or as soon as reasonably practicable after the Closing Date, but in any event no later than the second regularly scheduled payroll date for the Company following the Closing Date. From and after the Effective Time, no Company Stock Option shall be exercisable, and each Company Stock Option shall only entitle the holder thereof to the payment (if any) provided for in this Section 2.09(a).

(b)            Corporate Actions. Prior to the Effective Time, the Company shall take any actions which are necessary to effectuate the provisions of Section 2.09(a) and Section 2.09(b), it being understood and agreed that from and after the Effective Time, no Company Stock Award holder shall have any right with respect to any Company Stock Award other than to receive the payment (if any) provided for in this Section 2.09. No later than the Effective Time, Parent shall provide to the Surviving Corporation all funds necessary to fulfill the obligations under this Section 2.09.

Section 2.10      Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, all references herein to specified numbers of shares affected thereby, and any calculations that are based upon such numbers of shares affected thereby, including the Merger Consideration and any other amounts payable pursuant to this Agreement, shall be appropriately adjusted. Nothing in this Section 2.10 shall be construed as permitting the Company to take any action that is otherwise prohibited by this Agreement.

Section 2.11      Withholding Rights. Each of Parent, Merger Sub, the Company, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount otherwise payable to any Person pursuant to this Agreement such amounts as may be required to be deducted and withheld from such payment under any provision of any applicable Tax Law. To the extent that amounts are so deducted and withheld (or caused to be so deducted and withheld) by Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent, as the case may be, made (or caused to be made) such deduction and withholding.

Section 2.12      No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash from the Payment Fund delivered to a public official pursuant to and in accordance with any applicable abandoned property, escheat or similar Applicable Law. If any Certificate shall not have been surrendered immediately prior to such date on which any amounts payable pursuant to this Article 2 would otherwise escheat to or become the property of any Governmental Entity, any such amounts shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

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Section 2.13    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Paying Agent, the posting by such Person of a bond, in such customary amount as the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated under this Article 2.

Section 2.14      Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company.

Article 3
THE SURVIVING CORPORATION

Section 3.01      Certificate of Incorporation. Subject to Section 6.09, at the Effective Time as part of the Merger and without any further action on the part of the Company or Merger Sub, the certificate of incorporation of the Company shall be amended and restated to read in its entirety in the form attached hereto as Exhibit A and as so amended and restated will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the terms of the DGCL.

Section 3.02      Bylaws. Subject to Section 6.09, at the Effective Time as part of the Merger and without any further action on the part of the Company or Merger Sub, the bylaws of the Company shall be amended to read in their entirety as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Astea International Inc.” and as so amended will be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms, the certificate of incorporation of the Surviving Corporation and the DGCL.

Section 3.03      Directors and Officers. The parties hereto shall take all requisite action so that, (i) the directors of the Company shall be removed or resign and the directors of Merger Sub immediately prior to the Effective Time shall fill the resulting vacancies and comprise all of the initial directors of the Surviving Corporation immediately following the Effective Time, each of the foregoing directors to hold office in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their respective death, resignation or removal or until their respective successors are duly elected and qualified in accordance with Applicable Law, and (ii) the officers of Merger Sub immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation, each such officer to hold office in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation, until their successors are duly elected or appointed and qualified.

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Article 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as disclosed in the SEC Reports filed or furnished prior to the date hereof (but excluding any disclosures set forth in any risk factors section, any disclosures in any section relating to “forward-looking statements” and any other disclosures to the extent they are predictions or forward-looking in nature and, provided, that in no event shall any disclosure in any SEC Report qualify or limit the representations and warranties of the Company set forth in Section 4.01(a) (Organization), Section 4.02 (Capital Stock and Indebtedness), Section 4.03 (Corporate Authority; No Violation; Voting Requirements), Section 4.18 (Opinion of Financial Advisor) and Section 4.23 (Finders or Brokers)) and (b) as set forth in the disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution and delivery of this Agreement (the “Company Disclosure Letter”) (each section of which qualifies the correspondingly numbered and lettered representation and warranty in this Article 4 to the extent specified therein and the representations and warranties in such other applicable sections of this Agreement as to which the disclosure on its face is reasonably apparent that such disclosure is responsive to such other numbered and lettered Section of this Article 4 and, provided, however, that any listing of any fact, item or exception disclosed in any section of the Company Disclosure Letter shall not be construed as an admission of liability under any Applicable Law and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), the Company hereby represents and warrants to Parent and Merger Sub that:

Section 4.01      Organization.

(a)             The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Each of the Company’s Subsidiaries is a legal entity duly organized and validly existing and, to the extent the concept is applicable to the relevant jurisdiction, in good standing under the Applicable Law of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to be in good standing or in possession of such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified or licensed, and has all necessary Permits, to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified, licensed, in good standing or in possession of such Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)            The Company has Made Available to Parent prior to the date of this Agreement a true and complete copy of the Organizational Documents of the Company (the “Company Organizational Documents”) and the Organizational Documents of each of its Subsidiaries in existence on the date hereof (collectively, the “Company Subsidiary

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Organizational Documents”), in each case, as amended through the date hereof. The Company Organizational Documents and the Company Subsidiary Organizational Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their provisions. Section 4.01(b) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all Subsidiaries of the Company and any joint ventures, partnerships or similar arrangements in which the Company or its Subsidiaries has a limited liability, partnership or other equity interest (and the amount and percentage of any such interest). Other than the Subsidiaries of the Company, there is no Person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the consolidated financial statements of the Company and its Subsidiaries under GAAP.

Section 4.02      Capital Stock and Indebtedness.

(a)             The authorized capital stock of the Company consists of 25,000,000 Shares and 5,000,000 Preferred Shares. As of the date of this Agreement, (i) 3,689,049 shares of Company Common Stock were issued and outstanding (not including shares held in treasury), (ii) 42,136 Shares were held in treasury, (iii) 826,446 shares of Series A Convertible Preferred Stock were issued and outstanding, (iv) 797,448 shares of Series B Convertible Preferred Stock were issued and outstanding, (v) 1,120,000 Shares were reserved for issuance under the Company Stock Plans, of which amount 805,500 Shares were issuable upon the exercise of outstanding Company Stock Options, and (vi) no other shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding Shares and Preferred Shares are, and Shares reserved for issuance with respect to Company Stock Options, when issued in accordance with the respective terms thereof, will be, duly authorized, validly issued, fully paid and nonassessable. Except (i) as set forth in this Section 4.02(a) or (ii) as expressly permitted to be issued after the date hereof by Section 6.01(b), there are no outstanding Contracts, subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments to which the Company or any of its Subsidiaries is a party (A) obligating the Company or any of its Subsidiaries to (1) issue, transfer, exchange, sell or register for sale any shares of capital stock or other equity interests of the Company or any Subsidiary of the Company or securities convertible into or exchangeable for such shares or equity interests, (2) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement relating to the capital stock or other equity or equity-based interest of the Company or any Subsidiary of the Company, (3) redeem or otherwise acquire any such shares of capital stock or other equity interests, (4) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or (5) make any payment to any Person the value of which is derived from or calculated based on the value of Shares or Preferred Shares, or (B) granting any preemptive or antidilutive or similar rights with respect to any security issued by the Company or its Subsidiaries. No Subsidiary of the Company owns any shares of capital stock of the Company. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other Indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no voting

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trusts or other agreements or understandings pursuant to which the Company or any of its Subsidiaries has any contractual or other obligations with respect to the voting or registration of the capital stock or other equity interest of the Company or any of its Subsidiaries. Since June 30, 2019 through the date hereof, the Company has not issued or repurchased any shares of its capital stock (other than in connection with the exercise, settlement or vesting of Company Stock Options in accordance with their respective terms) or granted any Company Stock Options or other equity or equity-based awards or interests.

(b)            The Company has previously Made Available to Parent a true and complete list of all Company Stock Options outstanding as of October 4, 2019, specifying (i) the name of the holder of such Company Stock Option, (ii) the relevant equity plan such Company Stock Option was granted under, (iii) the number of shares subject to each such Company Stock Option, (iv) the grant date of each such Company Stock Options, (v) the vesting schedule of each such Company Stock Options and (vi) the exercise price for each such Company Stock Option, to the extent applicable. With respect to each grant of Company Stock Options, each such grant was granted under the applicable Company Stock Plan and in accordance with the terms of the applicable Company Stock Plan and Applicable Law.

(c)             Section 4.02(c) of the Company Disclosure Letter sets forth a complete and accurate list of the name and jurisdiction of each of the Subsidiaries of the Company and the record and beneficial owners of all of the issued and outstanding shares of capital stock or other equity interests of each such Subsidiary, which are free and clear of any preemptive rights and any Liens (other than restrictions on transfer imposed by Applicable Law). All of such shares of capital stock or other equity interests owned by the Company are, to the extent the concept is applicable in the relevant jurisdiction, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except for equity interests in the Subsidiaries of the Company, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any Person (or any security or other right, agreement or commitment convertible or exercisable into, or exchangeable for, any equity interest in any Person). Neither the Company nor any of its Subsidiaries has any obligation to acquire any equity interest, security or similar commitment or to make any investment (in the form of a loan, capital contribution or otherwise) in any Person.

(d)            Except as set forth in Section 4.02(d) of the Company Disclosure Letter, the Company and its Subsidiaries have no outstanding Indebtedness for borrowed money.

Section 4.03      Corporate Authority; No Violation; Voting Requirements.

(a)             The Company has the requisite corporate power and authority to enter into this Agreement and, subject to adoption of this Agreement by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding Shares entitled to vote at the Company Stockholders Meeting (the “Requisite Company Stockholder Approval”), to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by the Company Board and, except for the Requisite Company Stockholder Approval, no other

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corporate proceedings on the part of the Company or vote of the stockholders of the Company are necessary to authorize the consummation of the transactions contemplated hereby, including the Merger. The Company Board has (i) subject to Section 6.04, resolved to recommend that the stockholders of the Company adopt this Agreement (the “Company Recommendation”), and as of the date of this Agreement, such resolution has not been subsequently rescinded, modified or withdrawn in any way, (ii) determined that this Agreement and the Merger are advisable, fair to and in the best interests of the Company and the stockholders of the Company and (iii) approved this Agreement, the Merger and the Support Agreements. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub and upon execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar Applicable Laws affecting creditor’s rights generally and the availability of equitable relief (the “Enforceability Exceptions”).

(b)            Other than in connection with or in compliance with (i) the filing of the Certificate of Merger and any other instruments required to be filed with the Secretary of State of the State of Delaware, (ii) filings required under, and compliance with other applicable requirements of, the Exchange Act, including the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”), (iii) the rules and regulations of the OTC, and (iv) any Applicable Law designed to govern competition or prohibit, restrict or regulate actions with the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition (collectively “Antitrust Laws”), no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under Applicable Law, for the consummation by the Company of the transactions contemplated by this Agreement.

(c)             The execution and delivery by the Company of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (i) result in any loss, or suspension, limitation or impairment of any right of the Company or any of its Subsidiaries to own or use any assets required for the conduct of their business or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any obligation or to the loss of a benefit under, trigger any material change to the scope of rights granted under, or otherwise contravene any Contract to which the Company or any of its Subsidiaries is a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Liens (other than Permitted Liens), in each case, upon any of the properties or assets of the Company or any of its Subsidiaries, except for such losses, suspensions, limitations, impairments, violations, defaults, rights, contraventions or Liens as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect, (ii) conflict with or result in any violation of any provision of the Company Organizational Documents or the Organizational Documents of any Subsidiary of the Company or (iii) conflict with or violate any Applicable Law, Orders or Data

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Security Requirements, except, in the case of this clause (iii), for such conflicts or violations as would not reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect.

(d)            The Requisite Company Stockholder Approval is the only vote or approval of any class or series of share capital or capital stock of the Company or any of its Subsidiaries that is necessary to approve this Agreement and the Merger under Applicable Law.

Section 4.04      Reports and Financial Statements.

(a)             The Company and each of its Subsidiaries has timely filed or furnished all forms, reports, statements, certifications and other documents required to be filed or furnished with the SEC since September 30, 2017 through the date hereof (the “SEC Reports”) and has timely paid all fees due in connection therewith. As of their respective dates or, if amended, as of the date of the last such amendment (and, in the case of registration statements and proxy statements, as of the dates of effectiveness and the dates of the relevant meetings, respectively), the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is, or at any time since January 11, 2016, has been, required to file any forms, reports or other documents with the SEC. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act in connection with the SEC Reports. As of the date hereof, there are no outstanding or unresolved comments in any comment letters of the staff of the SEC received by the Company relating to the SEC Reports. As of the date hereof, none of the SEC Reports is, to the Company’s Knowledge, the subject of ongoing SEC review.

(b)            The consolidated financial statements (taking into account all related notes and schedules) of the Company included in or incorporated by reference into the SEC Reports (i) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated incomes, their consolidated changes in stockholders’ equity and their consolidated cash flows for the respective periods then ended, (ii) were prepared in conformity with GAAP in effect as of the respective dates thereof (except, in the case of the unaudited statements, subject to normal year-end audit adjustments and the absence of footnote disclosure) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof.

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(c)             Neither the Company nor any of its Subsidiaries is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or one of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

Section 4.05      Internal Controls and Procedures. No material weaknesses exist with respect to the internal control over financial reporting of the Company that would be required to be disclosed by the Company pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that has not been disclosed in the SEC Reports as filed with or furnished to the SEC prior to the date hereof. The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13 a-1 5 under the Exchange Act) that ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Based on its most recent evaluation of its internal control over financial reporting prior to the date hereof, management of the Company has disclosed to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to report financial information and (ii) any fraud, whether or not material, that involves management or other Company Employees (expressly excluding for this purpose, consultants and independent contractors) who have a significant role in the Company’s internal control over financial reporting. The Company has Made Available to Parent correct and complete copies of any such disclosure contemplated by clauses (i) and (ii) of the immediately preceding sentence made by management to the Company’s independent auditors and the audit committee of the Company Board since June 30, 2017.

Section 4.06      No Undisclosed Liabilities. There are no Liabilities of the Company or any of its Subsidiaries, whether or not required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto, except for Liabilities (i) that are reflected or reserved against on the Audited Balance Sheet or the unaudited consolidated balance sheet contained in the Company’s quarterly report on Form 10-Q for the period ended June 30, 2019 (the “Unaudited Balance Sheet”), (ii) incurred in connection with this Agreement and the transactions contemplated hereby, (iii) incurred in the ordinary course of business consistent in type and magnitude with past practice since June 30, 2019 or (iv) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.07      Compliance with Law; Permits.

(a)             Except as set forth in Section 4.07(a) of the Company Disclosure Letter, each of the Company and its Subsidiaries are, and since January 1, 2017 have been, in compliance with Applicable Law, all Orders, and Data Security Requirements to which the

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Company or any of its Subsidiaries are subject, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice or, to the Company’s Knowledge, oral notice to an officer or director of the Company or any of its Subsidiaries or other written communication from any Governmental Entity regarding any actual or possible failure to comply with any Applicable Law or Order.

(b)            Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries hold all material Permits, and all rights under any Company Material Contract (as defined in Section 4.19) with any Governmental Entities, and have filed all Permits, necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets and to carry on their businesses as they are now being conducted and have paid all fees and assessments due and payable in connection therewith and (ii) all Permits of the Company are valid and in full force and effect, are not subject to any Proceeding that could result in any modification, termination or revocation thereof, the Company and its Subsidiaries are in compliance with the terms and requirements of all such Permits of the Company and, to the Company’s Knowledge, no suspension or cancellation of any such Permit is threatened.

(c)             None of the Company or any its Subsidiaries or any of their respective officers, directors, or employees, nor to the Company’s Knowledge, any representative or other Person acting on behalf of the Company or any of its Subsidiaries has, in the past five years, directly or, to the knowledge of the Company, indirectly, (i) used any funds of the Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to any Governmental Entity from funds of the Company or any of its Subsidiaries; (iii) violated or is in violation of any Anticorruption Laws or any similar Applicable Law prohibiting or relating to bribery, corruption, or money laundering (including, for the avoidance of doubt, the Patriot Act); (vii) is currently or has been a Sanctioned Person or resident, located, or organized in a Sanctioned Country; (viii) is currently or has been in violation of any Sanctions and Export Control Laws or U.S. antiboycott requirements (collectively, “Trade Controls”); or (ix) except as set forth in Section 4.07(c) of the Company Disclosure Letter, conducted business in or with a Sanctioned Country or with any Sanctioned Person. During the five (5) years prior to the date hereof, neither the Company nor any of its Subsidiaries has, in connection with or relating to the business of the Company or any of its Subsidiaries, received from any Governmental Entity or any other Person any notice, inquiry, or internal or external allegation; made any voluntary or involuntary disclosure to a Governmental Entity; or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Anticorruption Laws or Trade Controls.

Section 4.08      Environmental Laws and Regulations. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) there are no Proceedings, notices of violation or information requests of which the Company or any of its Subsidiaries has received notice in writing that are pending or threatened

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against the Company or, to the Company’s Knowledge, any of its Subsidiaries or any Person or entity whose Liability the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of Applicable Law, relating to actual or alleged non-compliance with or any other Liability under Environmental Laws, (ii) the Company and its Subsidiaries are and, since January 1, 2017 have been, in compliance with all Environmental Laws (which compliance includes the possession by the Company and each of its Subsidiaries of all Permits required under Environmental Laws to conduct their respective business and operations as currently conducted, and compliance with the terms and conditions thereof), (iii) to the Company’s Knowledge, (A) there has been no Release of Hazardous Materials by the Company or any of its Subsidiaries and (B) there is otherwise no presence of Hazardous Materials, in each case, at any location currently or, to the Company’s Knowledge, formerly owned or operated by the Company or its Subsidiaries, or to the Company’s Knowledge, as a result of any operations or activities of the Company or any of its Subsidiaries or their contractors or third-party operators, that would reasonably be expected to give rise to any Liability under Environmental Laws to the Company or its Subsidiaries and (iv) none of the Company and its Subsidiaries is currently subject to any Order or any indemnity obligation or other Contract with any other Person that would reasonably be expected to result in obligations or Liabilities under Environmental Laws. The Company has Made Available to Parent copies of all environmental reports, studies and assessments prepared within the past three (3) years that are in the possession, custody or, to the Company’s Knowledge, reasonably within the control of the Company or any of its Subsidiaries (including their environmental contractors and consultants) pertaining to Releases, compliance or non-compliance with Environmental Laws or the presence of, or exposure to, Hazardous Materials and that, in each case, contain information that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

Section 4.09      Employee Benefit Plans.

(a)             Section 4.09(a) of the Company Disclosure Letter sets forth a true and complete list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, to the extent applicable, true and complete copies of the following have been Made Available to Parent by the Company: (i) all material documents comprising the Company Benefit Plans (including all amendments and attachments thereto and related material agreements or arrangements with Third Party service providers or administrators); (ii) written summaries of any Company Benefit Plan not in writing; (iii) all related trust documents; (iv) all insurance Contracts or other funding arrangements; (v) the most recent annual report (Form 5500); (vi) the most recent determination letter from the IRS; (vii) the most recent summary plan description and any summary of material modifications thereto and any other summary of the material terms; and (viii) the most recent actuarial report and the most recent audited financial reports.

(b)            Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Benefit Plan has been established, maintained, funded, operated and administered in accordance with its terms and the applicable requirements of ERISA, the Code and all other Applicable Laws, (ii) all contributions, distributions, and reimbursements required to be made with respect to any Company Benefit Plan by U.S. or foreign Applicable Law or by any plan document or other contractual undertaking, and all premiums or other payments due or payable with

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respect to insurance policies or other Contracts funding any Company Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Company, (iii) there has been no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or any breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan, (iv) (A) each Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received (or is entitled to rely on) a timely favorable determination, advisory and/or opinion letter, as applicable, from the IRS with respect to its qualified status (or the deadline for obtaining such a letter has not expired as of the date of this Agreement) and nothing has occurred since the date of the most recent such letter that would reasonably be expected to result in the revocation of such letter and (B) nothing has occurred that would reasonably be expected to have an adverse effect on the Tax status of each international Company Benefit Plan intended to receive Tax favorable treatment, (v) each Company Benefit Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) has been administered and operated in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B of the Code or other similar Applicable Law (“COBRA”), and (vi) neither the Company nor any of its Subsidiaries has incurred (whether or not assessed), or is reasonably expected to incur or to be subject to, any Tax or other penalty with respect to the reporting requirements under Sections 6055 and 6056 of the Code, as applicable, or under Section 4980B, 4980D or 4980H of the Code. With respect to each Company Benefit Plan or other benefit or compensation plan, program, agreement, or arrangement that is subject to the Applicable Law of a jurisdiction other than the United States (whether or not U.S. Applicable Law also applies) or primarily for the benefit of employees, directors, consultants or individual independent contractors of the Company or any of its Subsidiaries who reside or work primarily outside of the U.S. (each, a “Foreign Benefit Plan”), each Foreign Benefit Plan required to be registered has been timely and properly registered and has been maintained in good standing with the applicable regulatory authorities and requirements, and all Foreign Benefit Plans that are required to be funded are fully funded, and adequate reserves have been established with respect to any Foreign Benefit Plan that is not required to be funded.

(c)             None of the Company, any of its Subsidiaries nor any of their respective ERISA Affiliates has, at any time, maintained, established, contributed to or been obligated to contribute to, or has any Liability under or with respect to: (i) a “multiemployer plan” within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA, (ii) a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA or a “multiple employer” plan within the meaning of Section 210 of ERISA or Section 413(c) of the Code, or (iii) a plan that is or was subject to Title IV or Section 302 of ERISA or Section 412, 430 or 4971 of the Code. No Foreign Benefit Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund, gratuity or similar plan or arrangement or has any unfunded or underfunded liabilities. No Company Benefit Plan provides, and neither the Company nor any of its Subsidiaries has any current or potential obligation to provide, post-employment or post-termination health, life or other welfare benefits to any Company Employee or other Person, other than as required by COBRA for which the covered Person pays the full cost of coverage. Neither

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the Company nor any of its Subsidiaries has any, or is reasonably expected to have any, current or contingent liability or obligation under Title IV of ERISA or on account of at any time being considered a single employer under Section 414 of the Code with any other Person.

(d)            There are no pending or, to the Company’s Knowledge, threatened claims (other than claims for benefits in the ordinary course) or Proceedings with respect to any Company Benefit Plan, including any claims or Proceedings which have been asserted or instituted by the Department of Labor, the IRS, or any other Governmental Entity or by any plan participant or beneficiary, or, to the Company’s Knowledge, threatened against any of the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans which could reasonably be expected to result in any material Liability of the Company or any of its Subsidiaries.

(e)             Except as set forth in Section 4.09(e) of the Company Disclosure Letter or otherwise provided for in Section 2.09, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or in combination with another event (whether contingent or otherwise), (i) entitle any Company Employee to severance pay, unemployment compensation or accrued benefit, (ii) increase the amount of compensation or benefits due to any such Company Employee, (iii) accelerate the time of payment or vesting, or (iv) trigger any funding obligation under any Company Benefit Plan or impose any restrictions or limitations on the Company’s rights to administer, amend or terminate any Company Benefit Plan. No amount that could be received (whether in cash or property or the vesting of property), as a result of or in combination with (whether such event is contingent or otherwise) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, by any Company Employee or otherwise under any Company Benefit Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code. There is no Contract to which the Company or any of its Subsidiaries is bound to compensate any current or former Company Employees for excise Taxes paid pursuant to Sections 409A or 4999 of the Code.

(f)             Prior to the execution of this Agreement, the Company has delivered to Parent a list of each “disqualified individual” (as defined in Section 280G of the Code) of the Company and its Subsidiaries and the Company’s reasonable, good faith estimate of the amount of any “excess parachute payments” within the meaning of Section 280G of the Code that would reasonably become payable to each such disqualified individual. Such information shall be updated and delivered to Parent not later than ten (10) Business Days prior to the Effective Time.

(g)            Section 4.09(g) of the Company Disclosure Letter sets forth any and all Indebtedness for borrowed money in excess of $10,000 owed by any Company Employee to the Company or any of its Subsidiaries.

Section 4.10      Absence of Certain Changes or Events.

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(a)             Since June 30, 2019, the businesses of the Company and its Subsidiaries have been conducted in all material respects in the ordinary course of business, and none of the Company or any Subsidiary of the Company has undertaken any action that if taken after the date of this Agreement would have resulted in a breach of Section 6.01(b) had the restrictions thereunder been in effect since June 30, 2019.

(b)            Except as set forth in Section 4.10(b) of the Company Disclosure Letter, from December 30, 2018 through the date of this Agreement, there have not been any Effects that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.11      Investigations; Litigation. (a) There are no Proceedings pending (or, to the Company’s Knowledge, threatened) against or affecting the Company or any of its Subsidiaries, or any of their respective properties, (b) there are no Orders of, or before, any Governmental Entity against the Company or any of its Subsidiaries or to which any of their respective assets or properties are subject and (c) to the Company’s Knowledge, there are no investigations by a Governmental Entity pending or threatened against or affecting the Company or any of its subsidiaries, or any of their respective properties. As of the date hereof, there are no Proceedings pending or, to the Company’s Knowledge, threatened, that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with this Agreement, the Support Agreements or the transactions contemplated by this Agreement or the Support Agreements.

Section 4.12      Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and will not, at the date it is first mailed to holders of Shares, at the time of any amendment thereof or supplement thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub or any Affiliates thereof for inclusion or incorporation by reference in the Proxy Statement.

Section 4.13      Tax Matters.

(a)             The Company and each of its Subsidiaries have prepared and timely filed, or have caused to be prepared and timely filed on their behalf (taking into account any valid extension of time within which to file), all income and other material Tax Returns required to be filed by any of them and all such Tax Returns are true, complete and accurate in all material respects. Neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any income or other material Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice.

(b)            The Company and each of its Subsidiaries have timely paid (or caused to be timely paid on their behalf) all material Taxes that are due and payable by any of them

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(whether or not shown as due on any Tax Return). All material Taxes required to have been withheld and remitted by the Company and each of its Subsidiaries (including in connection with amounts paid or owing to any Company Employee, creditor, customer, stockholder or other party) have been timely withheld and, to the extent required, paid to the appropriate Taxing Authority.

(c)             Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations (or has a request for any such waiver or extension pending) with respect to any material Taxes (other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice), or executed or filed any power of attorney with respect to material Taxes.

(d)            There is no deficiency for a material amount of Taxes that has been proposed, asserted or assessed in writing by any Taxing Authority against the Company or any of its Subsidiaries and, to the Company’s Knowledge, no such deficiency has been threatened by any Taxing Authority. There are no Proceedings, audits or examinations ongoing, pending or threatened in writing in respect of material Taxes or material Tax matters of the Company or any of its Subsidiaries, and, to the Company’s Knowledge, no such Proceeding, audit or examination has been threatened.

(e)             There are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than Liens for Taxes not yet due and payable.

(f)             No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as applicable, is or may be required to file a Tax Return or subject to Tax in that jurisdiction, other than any claims that have been fully resolved. Neither the Company nor any of its Subsidiaries has or has ever had any branch, agency, permanent establishment or other taxable presence in any jurisdiction other than the jurisdiction of its organization.

(g)            The unpaid Taxes of the Company and its Subsidiaries (being Taxes not yet due and payable) will not exceed the amount of the Liability for Taxes (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Unaudited Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

(h)            Neither the Company nor any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code or Section 361 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Applicable Law) in the past three (3) years.

(i)              None of the Company’s Subsidiaries is or has been a “passive foreign investment company” within the meaning of Section 1297 of the Code.

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(j)              Neither the Company nor any of its Subsidiaries (i) is a party to or bound by any agreement or arrangement relating to the apportionment, sharing, indemnification, assignment or allocation of any Tax or Tax asset (other than a customary Tax sharing, indemnification or allocation provision contained in a commercial agreement entered into in the ordinary course of business the principal subject of which is not Taxes), (ii) is or has been a member of a group filing an affiliated, combined, consolidated, unitary, aggregate or similar Tax Return (other than, in each case, a group the common parent of which is or was the Company), or (iii) has any Liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous, comparable or similar provision of state, local or non-U.S. Applicable Law), or as a transferee or successor, or by Contract, or otherwise.

(k)            None of the Company or any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing as a result of (i) any change in, or use of an improper, method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Applicable Law) executed prior to the Closing, (iii) any installment sale or open transaction disposition made prior to the Closing, (iv) an election pursuant to Section 108(i) of the Code made prior to the Closing; (v) any prepaid amount received or deferred revenue accrued on or prior to the Closing Date or (vi) any intercompany transaction consummated prior to the Closing or excess loss account existing prior to the Closing, in either case described in Treasury Regulations issued under Section 1502 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Applicable Law). Neither the Company nor any of its Subsidiaries will be required to make any payment after the Closing Date as a result of an election under Section 965 of the Code.

(l)              The Company has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the five (5) year period ending on the Closing Date.

(m)          None of the Company or any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any analogous, comparable or similar provision of state, local or non-U.S. Applicable Law).

(n)            All related party transactions involving the Company or any of its Subsidiaries have been in compliance (including the maintenance of required documentation in connection therewith) with Section 482 of the Code, the Treasury Regulations promulgated thereunder, and any analogous, comparable or similar provision of state, local or non-U.S. Applicable Law.

(o)            The Company and each of its Subsidiaries is, and has been at all times since formation, treated as the type of entity (corporation, partnership or disregarded entity) for

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United States federal income Tax purposes, as set forth opposite its name in Section 4.13(o) of the Company Disclosure Letter.

(p)            Section 4.13(p) of the Company Disclosure Letter sets forth all material Tax exemptions, Tax holidays, Tax concessions or other Tax reduction agreements or arrangements with or granted by any Taxing Authority outside the United States applicable to the Company or any of its Subsidiaries. The Company and each of its Subsidiaries is in material compliance with the requirements for any such Tax exemption, Tax holiday, Tax concession or other Tax reduction agreement or arrangement.

Section 4.14      Employment and Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other Contract with a labor union, trade union, works council, or other labor organization respecting labor or employment matters (each, a “Collective Bargaining Agreement”), nor is any such agreement currently being negotiated. No current Company Employee is represented by a labor organization for purposes of collective bargaining with respect to the Company or any of its Subsidiaries. To the Company’s Knowledge, there are, and since January 1, 2017 have been, no activities or proceedings of any labor union, trade union, works council, or other labor organization to organize Company Employees. Since January 1, 2017, there has been no strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Company’s Knowledge, threatened. There is no pending charge or complaint against the Company or any of its Subsidiaries by or before the National Labor Relations Board or any comparable U.S. or foreign Governmental Entity, and none of the Company and its Subsidiaries are a party, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Except as set forth in Section 4.14 of the Company Disclosure Letter, the Company and its Subsidiaries are, and since January 1, 2017 have been, in compliance in all material respects with all Applicable Laws and Orders regarding labor, employment and employment practices (including discrimination, fair labor standards and occupational health and safety, wrongful discharge or violations of the personal rights of employees, former employees or prospective employees, terms and conditions of employment and wages and hours (including classification of employees and equitable pay practices), worker classification, immigration, collective bargaining, and reductions in force (including notice, information and consultation requirements)). Section 4.14 of the Company Disclosure Letter sets forth a true and complete list of all material written notices or, to the Company’s Knowledge, other communications received since January 1, 2017 by the Company or any of its Subsidiaries from any Governmental Entity or other Third Party regarding any actual or possible violation of the Occupational Safety and Health Act of 1970, as amended, and the rules promulgated thereunder or any other Applicable Law establishing standards of, or otherwise relating to, workplace safety. Since January 1, 2017, the Company and each of its Subsidiaries has promptly, thoroughly and impartially investigated all employment discrimination and sexual harassment allegations of, or against, any employee. With respect to each such allegation the Company deemed to be substantiated, the Company and each of its Subsidiaries has taken prompt corrective action that is reasonably calculated to prevent further discrimination and harassment and the Company and its Subsidiaries do not reasonably expect to incur any material Liability with respect to any such allegations.

Section 4.15      Intellectual Property.

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(a)             Section 4.15(a) of the Company Disclosure Letter sets forth, in each case, a true and complete list of all (i) patents and patent applications, (ii) registered copyrights, (iii) Marks and applications for registration of Marks, and (iv) Internet domain name registrations owned by the Company or any of its Subsidiaries that is registered or subject to an application for registration (the foregoing, collectively, the “Company Registered Intellectual Property”) listing, as applicable, (A) the name of the current owner of record, (B) the jurisdiction where the application/registration is located, and (C) the application or registration number. The Company or one of its Subsidiaries is the exclusive owner of each item listed on Section 4.15(a) of the Company Disclosure Letter. Each item of Company Registered Intellectual Property is (1) valid and enforceable; and (2) properly recorded with the applicable Governmental Entity as owned by the Company or a Subsidiary, including the correct chain of title for each such item.

(b)            Except as set forth on Section 4.15(b) of the Company Disclosure Letter, no item of Company Registered Intellectual Property is subject to any pending or threatened Order, Proceeding, or any challenges to the validity, enforceability or ownership by the Company or its respective Subsidiary of such item.

(c)             Except as set forth on Section 4.15(c) of the Company Disclosure Letter, the Company and its Subsidiaries own all right, title and interest to, or otherwise have a valid and enforceable right to use all Intellectual Property necessary for or used in the conduct of the business of the Company and its Subsidiaries as currently conducted; provided, that the foregoing will not be read as a representation of non-infringement of Intellectual Property. All Company Owned IP is owned by the Company or one of its Subsidiaries free and clear of all Liens (except for Permitted Liens).

(d)            Except as has not had and would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the conduct of the business of the Company and its Subsidiaries and the products of the Company and its Subsidiaries do not infringe, violate or misappropriate, and since January 1, 2017 have not infringed, violated or misappropriated, any Intellectual Property of any Third Party. To the Company’s Knowledge, no Third Party is infringing, violating or misappropriating any Company Owned IP except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or any of its Subsidiaries. Except as set forth in Section 4.15(d)(i) of the Company Disclosure Letter, there is no pending, or threatened in writing, claim (including any “cease and desist” letters, indemnification claims or invitations to license) that the Company or any Subsidiary or their products have infringed, violated or misappropriated any Intellectual Property of any Third Party. Section 4.15(d)(ii) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all written notices received since January 1, 2017 by the Company or any of its Subsidiaries from any Third Party regarding any (i) actual or possible infringement, violation or misappropriation by the Company or its Subsidiaries of any Intellectual Property of any Third Party or (ii) challenge to the validity, enforceability or ownership by the Company or its respective Subsidiary of any Company Owned IP, in each case, that have not since been resolved.

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(e)             Each Company Employee who made any material contribution to the creation or development of any material Company Owned IP has executed a written Contract with the Company or the relevant Subsidiary assigning to the Company or the relevant Subsidiary, to the extent permitted by Applicable Law, all right, title and interest in and to such contributions, including any associated good will in the contributions. Where the Company or any of its Subsidiaries (or any Person on behalf of the Company or any of its Subsidiaries) has authorised, conceived, created, reduced to practice, or developed any Intellectual Property, customized a Company Product or developed or customized any Software for a customer (“Customization”), the Company has taken all steps reasonably necessary to ensure that the Intellectual Property rights in such Customizations vest with the Company or one of its Subsidiaries, including by requiring such customers to assign all rights in such Customization to the Company or one of its Subsidiaries.

(f)             The Company and its Subsidiaries are, and have been, in compliance in all material respects with all Privacy Laws and with their privacy policies that are posted and/or made accessible on the Company’s and its Subsidiaries’ applicable websites (the “Privacy Policies”). Except for disclosures of information required by Applicable Law, or authorized by the individual who is the subject of the Personally Identifiable Information, or as described in any Privacy Policies, the Company and its Subsidiaries have not shared, sold, rented or otherwise made available to any unauthorized Third Party any Personally Identifiable Information.

(g)            Neither the Company nor any of its Subsidiaries has received any written notice, threat of investigation, claim, complaint or other correspondence from any Person alleging non-compliance by the Company or any of its Subsidiaries with any Privacy Laws or Data Security Requirements.

(h)            Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have implemented (i) commercially reasonable measures to protect the confidentiality of the Company’s and its Subsidiaries’ Trade Secrets and the integrity and security of the Company Systems (and the information stored or contained therein), (ii) commercially reasonable data backup and disaster avoidance and recovery procedures, and (iii) commercially reasonable precautions to ensure that all Company Systems and Company Products are (A) fully functional and operate and run in a reasonable and efficient business manner in all material respects, and (B) free from any bug, virus, malware or programming, design or documentation error or corruption of material defect. The Company Systems are sufficient in all material respects for their immediate and currently-anticipated future needs of the Company and its Subsidiaries.

(i)              Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no claims pending or threatened in writing against the Company or its Subsidiaries, and no enforcement notices have been served on the Company or any Subsidiary relating to the loss, theft, misuse, or unauthorized access to, disclosure or transfer of the Trade Secrets of the Company and its Subsidiaries or any Personally Identifiable Information in the

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possession or control of the Company or its Subsidiaries. Since January 1, 2017 there have been no (i) material breaches or violations of the security of any of the Company Systems, (ii) unauthorized access to, or loss, theft, misuse, unauthorized disclosure or transfer of, any Trade Secrets or Personally Identifiable Information in the possession or control of the Company or its Subsidiaries, or (iii) failures, breakdowns or continued substandard performance of any Company Systems which have caused the substantial disruption or interruption in or to the use of the Company Systems or the operation of the business of the Company or any of its Subsidiaries.

(j)              Section 4.15(j)(i) of the Company Disclosure Letter sets forth a list of all (i) Company Products and versions thereof, and (ii) Third Party Components, in each case identifying (A) the Company Product and versions thereof associated with such Third Party Component, (B) the Contract granting the Company or its Subsidiaries rights in and to such Third Party Component (including the name and version number of the applicable contract for each such Third Party Component that constitutes Open Source Software) and (C) whether any modification has been made thereto. With respect to any Third Party Component that constitutes Open Source Software, the Company and its Subsidiaries are and have been in material compliance with all applicable licenses with respect thereto. No Software that is a Third Party Component or that is otherwise licensed, disclosed, distributed, or otherwise made available to the Company or any of its Subsidiaries is governed by a Reciprocal License. The Company or one of its Subsidiaries is in possession of the source code and object code for all (x) Company Products and (y) other Software that is reasonably necessary for the use, maintenance, enhancement, development or other exploitation of such Company Products as currently used in, or currently under development for, the businesses of the Company or any of its Subsidiaries. No Person other than the Company or one of its Subsidiaries is in possession of, or has been granted any license or other right with respect to, any source code constituting Company Owned IP. Except as set forth in Section 4.15(j)(ii) of the Company Disclosure Letter, no such source code has been disclosed, licensed, released, distributed, escrowed or made available to or for any Person and no Person has been granted any rights thereto or agreed to disclose, license, release, deliver, or otherwise grant any right thereto under any circumstance. No event has occurred, and no circumstance or condition exists, that (whether with or without the passage of time, the giving of notice or both) will, or would reasonably be expected to, result in a requirement that any such source code be disclosed, licensed, released, distributed, escrowed or made available to or for, or any other grant of any right be made with respect thereto, any Third Party by the Company or any of its Subsidiaries.

Section 4.16      Property.

(a)             Neither the Company nor any of its Subsidiaries owns any fee title interest in real property.

(b)            Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good, valid and marketable title to, or in the case of leased personal property assets, valid leasehold interests in, all material tangible personal property

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currently used in the operation of the businesses of the Company and its Subsidiaries free and clear of any Liens, except Permitted Liens.

(c)             Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company has a good and valid leasehold, license or similar interest in each lease, sublease and other agreement under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy any real property (such property subject to a lease, sublease or other agreement, the “Company Leased Real Property” and such leases, subleases and other agreements are, collectively and including all amendments thereto, the “Company Real Property Leases”), in each case, free and clear of all Liens other than any Permitted Liens. Section 4.16(b) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all Company Leased Real Property that is material to the Company and its Subsidiaries taken as a whole. A true and complete copy of each of the Company Real Property Leases that is material to the Company and its Subsidiaries taken as a whole has been Made Available to Parent. Except as has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, each Company Real Property Lease (A) is a valid and binding obligation, enforceable in accordance with its terms, of the Company or the Subsidiary of the Company that is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect, subject to the Enforceability Exceptions, (B) no uncured default on the part of the Company or, if applicable, its Subsidiary or, to the Company’s Knowledge, the landlord thereunder, exists under any such Company Real Property Lease, (C) no event has occurred or circumstance exists which, with the giving of notice, the passage of time, or both, would constitute a default under any such Company Real Property Lease and (D) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, with or without notice, the passage of time, or both, give rise to any right of the landlord or any other Person under any Company Real Property Lease. Neither the Company nor any of its Subsidiaries is currently subleasing, licensing or otherwise granting any Person any right to use or occupy a Company Leased Real Property, nor has the Company or any of its Subsidiaries granted any Person any future right to sublease, license or otherwise use or occupy a Company Leased Real Property.

Section 4.17      Insurance. (a) All material insurance policies of the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account their respective size, geographic region and the industries in which they operate, (b) to the Company’s Knowledge, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies and (c) all premiums and other payments due on such insurance policies have been paid.

Section 4.18      Opinion of Financial Advisor. The special committee of the Company Board has received the opinion of the Financial Advisor to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other matters considered in

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the preparation thereof as set forth in such opinion, the Merger Consideration to be received by the holders of Shares (other than “Excluded Shares” as defined in such opinion) from Parent in the Merger pursuant to this Agreement is fair to such holders of Shares, from a financial point of view. The Company shall, promptly following the execution and delivery of this Agreement by all parties, furnish a true and complete written copy of said opinion to Parent solely for informational purposes and on a non-reliance basis.

Section 4.19      Material Contracts.

(a)             Section 4.19(a) of the Company Disclosure Letter sets forth a list of all Company Material Contracts as of the date of this Agreement. For the purposes of this Agreement, “Company Material Contract” means each Contract to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their respective properties or assets is bound that:

(i)              is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC);

(ii)            is with (A) any directors or officers of the Company or any of its Subsidiaries, (B) any Person that, to the Company’s Knowledge, by itself or together with its Affiliates or those acting in concert with it, beneficially owns, or has the right to acquire beneficial ownership of, at least five percent (5%) of the outstanding Shares, or (C) any Affiliates of the Company (other than Subsidiaries of the Company);

(iii)          (A) imposes any restriction on the right or ability of the Company or any of its Subsidiaries to compete with any other Person, solicit any client or customer, acquire or dispose of the securities of another Person, or any other provision that materially restricts the conduct of any line of business or activities in connection with any product line by the Company or any of its Affiliates (or that following the Closing will restrict the ability of Parent or any of its Affiliates to engage in any line of business or activities in connection with any product line or any geography or impose any other such restriction on Parent or any of its Affiliates), including by granting exclusive rights to any Third Party or (B) contains any “most favored nation”, exclusivity or any similar provision that amounts to a material restriction of the type described in this Section 4.19(a)(iii), in each case, in any material respect;

(iv)          requires or otherwise relates to any future capital expenditures by the Company or any of its Subsidiaries in excess $50,000;

(v)            is a Collective Bargaining Agreement;

(vi)          relates to Indebtedness for borrowed money of the Company or any of its Subsidiaries having an outstanding principal amount in excess of $50,000;

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(vii)        grants any option, right of first refusal, right of first offer or similar right or any other Lien with respect to any material assets, rights or properties of the Company or its Subsidiaries;

(viii)      provides for the acquisition or disposition of any asset (other than acquisitions or dispositions of inventory in the ordinary course of business consistent with past practice) or Person or business (in each case, whether by merger, sale of stock, sale of assets or otherwise) and with any outstanding obligations that are material to the Company and its Subsidiaries, taken as a whole;

(ix)          relates to any joint venture, partnership or limited liability company agreement or the formation, creation, operation, management, control, dissolution, wind-up, exit from or buyout of, or any other material rights with respect to, any joint venture, partnership or limited liability company or similar venture, in each case, that is material to the Company and its Subsidiaries, taken as a whole, other than any such Contract solely between the Company and its wholly owned Subsidiaries or solely among the Company’s wholly owned Subsidiaries;

(x)            expressly limits or restricts the ability of the Company or any of its Subsidiaries (i) to make distributions or declare or pay dividends in respect of their capital stock, partnership interests, membership interests or other equity interests, as the case may be, (ii) to make loans to the Company or any of its Affiliates, or (iii) to grant Liens on the property of the Company or any of its Affiliates;

(xi)          obligates the Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person (other than the Company or any of its wholly owned Subsidiaries);

(xii)        was entered into in connection with the settlement of any material Proceeding (including co-existence agreements);

(xiii)      (A) relates to any Intellectual Property that is material to the business of the Company or any of its Subsidiaries (including in-bound licenses and sub-licenses of Intellectual Property, agreements containing releases, immunities from suit, covenants not to sue or non-assertion provisions) (other than end user license agreements, “shrink-wrap,” “click-wrap” or “web-wrap” licenses in respect of commercially available software), (B) pursuant to which the Company or any of its Subsidiaries has licensed or otherwise made available (including through agreements containing releases, immunities from suit, covenants not to sue or non-assertion provisions) any Company Owned IP to a Third Party (except for non-exclusive licenses granted in the ordinary course of business consistent with past practice) or (C) relates to the right of the Company or its Subsidiaries to use or register any material Company Owned IP;

(xiv)       obligates the Company to sell products other than on a purchase order basis and that is material to the Company and its Subsidiaries taken as a whole; and

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(xv)         currently is in effect to which a (A) Top Supplier or (B) Top Customer is a party.

The Company has Made Available to Parent or its Representatives a true and complete copy of each Company Material Contract (including all modifications, amendments, supplements, annexes and schedules thereto and material written waivers thereunder).

(b)            Neither the Company nor any Subsidiary of the Company is in breach of or default in any material respect under the terms of any Company Material Contract and, to the Company’s Knowledge, no other party to any Company Material Contract is in breach of or default in any material respect under the terms of any Company Material Contract and no event has occurred or not occurred through the Company’s or any of its Subsidiaries’ action or inaction or, to the Company’s Knowledge, through the action or inaction of any Third Party, that with or without notice or the lapse of time or both would (i) constitute a breach of or default in any material respect by, (ii) result in a right of termination for, or (iii) cause or permit the acceleration of or other changes to any material right or obligation or the loss of any material benefit for, in each case, any party under any Company Material Contract. Each Company Material Contract is a valid and binding obligation of the Company or the Subsidiary of the Company that is party thereto and, to the Company’s Knowledge, of each other party thereto, and is in full force and effect except as such enforcement may be subject to the Enforceability Exceptions. As of the date hereof, none of the Company or any of its Subsidiaries or, to the Company’s Knowledge, any other party to a Company Material Contract has provided or received any written notice or indication of any intention to terminate, not renew or renegotiate in any material respect the terms of any such Company Material Contract.

Section 4.20      Suppliers. Section 4.20 of the Company Disclosure Letter sets forth a true and complete list of the top ten (10) suppliers (the “Top Suppliers”) of purchased materials, ingredients, services (other than professional services), supplies and other goods (measured by dollar volume of purchases from such supplier) by the Company and its Subsidiaries during the fiscal year ended December 31, 2018.

Section 4.21      Customers. Section 4.21 of the Company Disclosure Letter sets forth a true and complete list of the top ten (10) customers (the “Top Customers”) by dollar volume of merchandise sales to such customers by the Company and its Subsidiaries during the fiscal year ended December 31, 2018.

Section 4.22      Transactions with Affiliates. Except with respect to the Company Benefit Plans and as set forth on Section 4.22 of the Company Disclosure Letter, there are no material Contracts or Liabilities between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (other than Contracts strictly between the Company and its Subsidiaries) or their respective directors or officers, on the other hand.

Section 4.23      Finders or Brokers. Except for Stifel, Nicolaus & Company, Incorporated (the “Financial Advisor”), neither the Company nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or commission in connection with or upon

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consummation of the Merger. The Company has Made Available to Parent a true and complete copy of any engagement letters or other Contracts between the Company and the Financial Advisor relating to the Merger and the other transactions contemplated by this Agreement.

Section 4.24      State Takeover Statutes. Assuming the representation of Parent in Section 5.08 is true and correct, the Company Board has taken all action necessary to render all potentially applicable anti-takeover statutes or regulations (including Section 203 of the DGCL) and any similar provisions in the Company’s certificate of incorporation or bylaws inapplicable to this Agreement, the Support Agreements and the transactions contemplated by this Agreement and the Support Agreements. The Company has not granted any waivers of, or otherwise amended or terminated, any standstill provision or agreement entered into on or prior to the date of this Agreement that remains in effect or would, but for such waiver, amendment or termination, remain in effect.

Section 4.25      No Other Representations or Warranties. The Company acknowledges and agrees that, except for the representations and warranties of Parent and Merger Sub contained in Article 5, neither Parent or Merger Sub, or any of their respective Representative or other Person on behalf of Parent or Merger Sub makes or has made any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company or its Representatives or any other Person in connection with the transactions contemplated hereby, and the Company, on its own behalf and on behalf of its Representatives and the Company Related Parties, expressly disclaims reliance on any such representations and warranties.

Article 5
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered by Parent and Merger Sub to the Company prior to the execution and delivery of this Agreement (the “Parent Disclosure Letter”) (each section of which qualifies the correspondingly numbered and lettered representation and warranty in this Article 5 to the extent specified therein and the representations and warranties in such other applicable sections of this Agreement as to which the disclosure on its face is reasonably apparent that such disclosure is responsive to such other numbered and lettered Section of this Article 5 and, provided, however, that any listing of any fact, item or exception disclosed in any section of the Parent Disclosure Letter shall not be construed as an admission of liability under any Applicable Law and shall not be construed as an admission that such fact, item or exception is in fact material or creates a measure of materiality for purpose of this Agreement or otherwise), each of Parent and Merger Sub hereby represents and warrants to the Company that:

Section 5.01      Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has all requisite corporate power and authority to carry on its business as presently conducted, except where the failure to be in good standing or in possession of such power or authority has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent and Merger Sub is duly qualified or licensed, and has all necessary Permits, to do business and is in good standing in each jurisdiction

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in which the property owned, leased or operated by it or the nature of the business conducted by it makes such approvals, qualification or licensing necessary, except where the failure to be so duly approved, qualified, licensed, in good standing or in possession of such Permits would has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 5.02      Corporate Authority Relative to this Agreement; No Violation.

(a)             Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the sole stockholder of Merger Sub (the “Merger Sub Stockholder Approval”) (which Merger Sub Stockholder Approval will be obtained promptly following the execution and delivery of this Agreement), to consummate the transactions contemplated hereby, including the Merger. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by each of them of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate action on the part of either Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement or the consummation of the transactions contemplated hereby, including the Merger. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the legal, valid and binding agreement of the Company, this Agreement constitutes the legal, valid and binding agreement of Parent and Merger Sub and is enforceable against Parent, and Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

(b)            Other than in connection with or in compliance with (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and (ii) the filing with the SEC of the Proxy Statement and any other filings and reports that may be required in connection with this Agreement and the transactions contemplated hereby under the Exchange Act, no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is necessary, under Applicable Law, for the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement except for any such authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing, the failure of which to be obtained would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or which would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement by Parent or Merger Sub.

(c)             The execution and delivery by Parent and Merger Sub of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not (i) result in any loss, or suspension, limitation or impairment of any right of Parent or Merger Sub to own or use any assets required for the conduct of their businesses or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any obligation or to the loss of a benefit

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under, or otherwise contravene, any Contract to which Parent or Merger Sub is a party or by which or to which any of their respective properties, rights or assets are bound or subject, or result in the creation of any Liens (other than Permitted Liens) in each case, upon any of the properties or assets of Parent or Merger Sub, except for such losses, suspensions, limitations, impairments, violations, defaults, rights, contraventions or Liens as would not reasonably be expected, individually or in the aggregate, to prevent or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement, (ii) conflict with or result in any violation of any provision of the Organizational Documents of Parent or Merger Sub or (iii) conflict with or violate Applicable Law or any Orders, except, in the case of this clause (iii), for such conflicts or violations as would not reasonably be expected, in individually or in the aggregate, to have a Parent Material Adverse Effect.

Section 5.03      Litigation. As of the date hereof, there are no Proceedings pending or, to the knowledge of an executive officer of Parent, threatened, that challenge or seek to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement or the Support Agreements or the transactions contemplated by this Agreement or the Support Agreements.

Section 5.04      Information Supplied. The information supplied by Parent and Merger Sub in writing expressly for inclusion in the Proxy Statement to be sent to the holders of Company Shares in connection with the Company Stockholders Meeting (including any amendment or supplement thereto or document incorporated by reference therein) shall, on the date the Proxy Statement is first mailed to the holders of Company Shares, at the time of any amendment thereof or supplement thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or omit to state a material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading.

Section 5.05      Finders or Brokers. Neither Parent nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who would be entitled to any fee or commission for which the Company may become liable prior to the Effective Time.

Section 5.06      Financing. At the Effective Time, Parent and Merger Sub collectively will have sufficient funds to pay the aggregate Merger Consideration, consideration payable to holders of Company Stock Options pursuant to Section 2.09 and any other amount required to be paid in connection with the consummation of the transaction contemplated by this Agreement and to pay all related fees and expenses of Parent and Merger Sub. For the avoidance of doubt, in no event shall the receipt or availability of any funds or financing by or to Parent or any Affiliate of Parent be a condition to any of Parent or Merger Sub’s conditions hereunder.

Section 5.07      Merger Sub. Merger Sub is a wholly owned Subsidiary of Parent. Since its date of incorporation, Merger Sub has not carried on any business nor conducted any operations

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other than the execution and delivery of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

Section 5.08      Ownership of Shares. Neither Parent nor any of its Subsidiaries is, or has been at any time during the period commencing three (3) years prior to the date hereof through the date hereof, an “interested stockholder” of the Company, as such term is defined in Section 203 of the DGCL. Neither Parent, Merger Sub nor any of their respective Affiliates own, nominally or beneficially, any Shares.

Section 5.09      Certain Arrangements. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective Affiliates or any other Person on behalf of Parent or Merger Sub or their respective Affiliates has entered into any Contract with any stockholder of the Company or any member of the Company’s management or directors that is related to the transactions contemplated by this Agreement, except for the Support Agreements.

Section 5.10      No Other Representations or Warranties. Parent acknowledges and agrees that, except for the representations and warranties of the Company contained in Article 4 and the representations and warranties in the Support Agreements and the Restrictive Covenant Agreements, if any, neither the Company nor any Representative or other Person on behalf of the Company makes or has made any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub or their respective Representatives or any other Person in connection with the transactions contemplated hereby, and Parent and Merger Sub, on their own behalf and on behalf of their Representatives and the Parent Related Parties, expressly disclaims reliance on any such representations and warranties.

Article 6
COVENANTS

Section 6.01      Conduct of the Company.

(a)             During the period commencing on the date of this Agreement and ending on the earlier of the termination of this Agreement in accordance with Article 8 and the Effective Time (the “Pre-Closing Period”), except for matters (i) required by Applicable Law, or (ii) expressly contemplated or required by this Agreement, the Company shall, and shall cause each of its Subsidiaries to, conduct in all material respects its business in the ordinary course of business, consistent with past practice, and use its commercially reasonable efforts to (A) maintain and preserve substantially intact its business organization and material assets and (B) maintain and preserve satisfactorily its material business relationships with customers, suppliers, distributors and others having material business relationships with the Company or any of its Subsidiaries.

(b)            Without limiting the generality of the foregoing in Section 6.01(a), during the Pre-Closing Period, except (i) as may be required by Applicable Law, (ii) with the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed or (iii) as may be expressly contemplated or required by this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to:

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(A)           amend the Company Organizational Documents or the Company Subsidiary Organizational Documents (including by merger, consolidation or otherwise), or otherwise take any action to exempt any Person from any provision of the Company Organizational Documents or the Company Subsidiary Organizational Documents;

(B)           split, combine, subdivide or reclassify any of its capital stock;

(C)           amend any term of any Company Security, Company Stock Options or other equity or other equity-based awards or interests (in each case, including by merger, consolidation or otherwise);

(D)           except as set forth in Section 6.01(b)(D) of the Company Disclosure Letter, authorize, make, declare, accrue, set aside or pay any dividend, or make any other distribution on (whether in cash, stock, property or otherwise), or directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem purchase or otherwise acquire, any shares of its capital stock, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) dividends paid by any Subsidiary of the Company to the Company or a wholly-owned Subsidiary of the Company (to the extent such dividends would not result in a material Tax Liability to the Company or any Subsidiary of the Company) or (B) the acceptance of Shares as payment for the exercise price of Company Stock Options or for withholding Taxes incurred in connection with the exercise of Company Stock Options or the vesting or settlement of Company Stock Options outstanding as of the date hereof or granted after the date hereof in compliance with this Agreement, in each case in accordance with past practice and the terms of the applicable award agreements);

(E)            issue, sell, grant, pledge or otherwise dispose of or permit to become outstanding any additional shares of its capital stock, Company Stock Options or other equity or other equity-based awards or interests, or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock (except for the issuance of Shares upon the exercise of Company Stock Options or the settlement of Company Stock Options outstanding as of the date hereof) or enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock or equity interests;

(F)            adopt any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, of the Company or any of its Subsidiaries, file a petition in bankruptcy under any provisions of Applicable Law on behalf of the

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Company or any of its Subsidiaries or consent to the filing of any bankruptcy petition against any the Company or any of its Subsidiaries under any similar Applicable Law;

(G)           excluding the Credit Agreement and such fluctuations that occur thereunder in the normal course of business provided that foregoing total Indebtedness shall not exceed $2,850,000 in the aggregate, incur, assume, issue, modify, renew, syndicate, prepay, refinance, guarantee or otherwise become liable for any long-term or short-term Indebtedness, or enter into any swap, cap, floor, collar, future contract, forward contract, option or any other derivative financial instrument, or hedging or off balance sheet financing arrangements;

(H)           except under the Credit Agreement, create or incur any material Liens on any properties or assets, tangible or intangible, of the Company or any of its Subsidiaries, other than Permitted Liens;

(I)              make any loan or advance to, or forgive any loan to, any other Person or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the Indebtedness of any other Person, other than the making of any loans or advances by any wholly-owned Subsidiary of the Company to the Company or any other wholly-owned Subsidiary of the Company;

(J)             (i) sell, transfer, mortgage, encumber or otherwise dispose of, abandon, fail to maintain or encumber any of its material tangible properties or assets to any Person other than to the Company or a wholly-owned Subsidiary of the Company or (ii) cancel, release or assign any Indebtedness of any such Person owed to it or any claims held by it against any such Person;

(K)           (i) acquire (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) any other Person or business or any material assets or properties of any other Person or (ii) make any investment in any other Person either by purchase of stock or securities, contributions to capital, property transfers, purchase of property or assets of any Person, other than a wholly owned Subsidiary of the Company;

(L)            make any capital expenditures in excess of $50,000 in the aggregate;

(M)          except in the ordinary course of business consistent with past practice, (A) terminate, cancel, renew, fail to exercise an expiring renewal option, amend, grant a waiver under or otherwise modify any Company Material Contract or material (with respect to the Company and its Subsidiaries, taken as a whole) Company Real Property Lease or any

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Contract that would constitute a Company Material Contract or a material (with respect to the Company and its Subsidiaries, taken as a whole) Company Real Property Lease if in effect as of the date of this Agreement (including any buyout of such Contract) or (B) enter into any Contract that would constitute a Company Material Contract or a material Company Real Property Lease if in effect as of the date of this Agreement;

(N)           enter into any Contract that would impose any restriction on the right or ability of the Company or any of its Subsidiaries to compete with any other Person, solicit any client or customer, or any other provision that materially restricts the conduct of any line of business or activities in connection with any product line of the Company or any of its Affiliates (or that following the Closing will restrict the ability of Parent or any of its Affiliates to engage in any line of business or activities in connection with any product line or any geography or impose any other restriction on Parent or any of its affiliates);

(O)           except in the ordinary course of business consistent with past practice, renew or amend any distribution, sales agency or similar Contract;

(P)            except as set forth in this Agreement, required by Applicable Law or required by the terms of any Company Benefit Plan as in effect on the date of this Agreement, (i) establish, adopt, enter into, amend, modify or terminate any Company Benefit Plan or any benefit or compensation plan, program, policy, agreement, or arrangement that would be a Company Benefit Plan if in effect on the date hereof, (ii) increase in any manner the compensation (including severance, equity, change-in-control and retention compensation) or benefits (x) of any Company Employee with an annual base compensation of greater than or equal to $150,000 or (y) of any Company Employee with an annual base compensation of less than $150,000, except for increases in salaries, compensation and wages in the ordinary course of business consistent with past practice; provided, that in no case shall the total aggregate compensation and benefits for such Company Employees increase by more than five percent (5%), (iii) except as set forth on Section 6.01(b)(P) of the Company Disclosure Letter, pay or award, or commit to pay or award, any bonuses or incentive compensation (excluding commissions or sales success based compensation in accordance with any Company Benefit Plan in effect on the date hereof and Made Available to Parent), (iv) fund any rabbi trust or similar arrangement or otherwise accelerate (or take any action to accelerate) the time of funding, vesting or payment of any compensation or benefits under any Company Benefit Plan, (v) enter into any employment, consulting, deferred compensation, severance, retention, change of control or similar agreement or arrangement with any Company Employee, (vi) except as set forth on Section 6.01(b)(P) of the Company Disclosure Letter, hire a new Company Employee or (vii) except as set forth on Section 6.01(b)(P) of the Company Disclosure Letter, promote or terminate the employment or services of

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(other than for cause) any Company Employees with an annual base compensation of greater than or equal to $50,000;

(Q)           implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP;

(R)           recognize labor union, trade union, works council, or other labor organization as the bargaining representative of any Company Employees;

(S)            except as set forth on Section 6.01(b)(S) of the Company Disclosure Letter, commence, settle, pay, discharge, satisfy or compromise any dispute, investigation or Proceeding, except for (i) settlements, compromises, payments or discharges that (A) involve monetary remedies with a value not in excess of $10,000, with respect to any individual dispute, investigation or Proceeding, or $50,000, in the aggregate, (B) do not impose any restriction on its assets, properties or business or the assets, properties or business of its Subsidiaries, and (C) do not relate to any Company Stockholder Litigation (the settlement or compromise of which shall be governed exclusively by Section 6.12), and (ii) the commencement of any Proceeding that is in the ordinary course of business consistent with past practice;

(T)            (i) make, change or revoke any material Tax election, (ii) adopt or change any Tax accounting method or change any annual Tax accounting period, (iii) file any amended income or other material Tax Return or surrender any claim for a material Tax refund, (iv) enter into any closing agreement within the meaning of Section 7121 of the Code (or any analogous, comparable or similar provision of state, local or non-U.S. Applicable Law), (v) request any Tax ruling or special Tax incentive from any Governmental Entity, (vi) settle, compromise or abandon any Proceeding, audit or examination in respect of material Taxes or material Tax matters, (vii) extend or waive the statute of limitations period applicable to any material Tax or Tax Return or (viii) take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(U)           cancel, fail to renew, fail to continue to prosecute, fail to protect or defend, abandon or permit to lapse any Company Owned IP that is material to the Company and its Subsidiaries;

(V)           sell, assign, transfer, grant a Lien on, grant a license, release, immunity or a covenant not to sue under or in respect of any Company Owned IP (other than the grant of non-exclusive licenses to the Company’s or any Subsidiary’s customers, distributors or suppliers in the ordinary course of business consistent with past practice);

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(W)         except as set forth on Section 6.01(b)(W) of the Company Disclosure Letter, enter into any transaction with (i) any stockholder that, by itself or together with its Affiliates or those acting in concert with it, beneficially owns, or has the right to acquire beneficial ownership of, at least five percent (5%) of the outstanding Shares, or (ii) any director, officer or employee of the Company or any of its Subsidiaries;

(X)           amend any engagement letter between the Company and the Financial Advisor, or enter into a new engagement letter relating to the transactions contemplated by this Agreement with any such financial advisor;

(Y)           enter into any new line of business that would be material to the Company and its Subsidiaries, taken as whole, outside of the business being conducted by the Company and its Subsidiaries on the date hereof and any reasonable extensions thereof, other than in the ordinary course of business consistent with past practice; or

(Z)            authorize, resolve, agree to take (by Contract or otherwise), or make any commitment to take, or otherwise become obligated to take, any of the foregoing actions that are prohibited pursuant to this Section 6.01(b).

Section 6.02      Conduct of Business of Parent and Merger Sub Pending the Merger. Each of Parent and Merger Sub agrees that, from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article 8, it shall not, and shall cause each of its Affiliates not to, directly or indirectly, take any action (including any action with respect to a Third Party) that would, or would reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.

Section 6.03      No Control of Other Party’s Business. Without in any way limiting any party’s rights or obligations under this Agreement (including Section 6.01 and Section 6.02), nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.04      Non-Solicitation; Acquisition Proposals.

(a)             Except as expressly permitted by this Section 6.04, during the Pre-Closing Period, the Company shall not, and shall cause its Affiliates and its and their directors, officers and employees, and shall direct and otherwise use its reasonable best efforts to cause its and their respective other Representatives not to, directly or indirectly (i) initiate, support, solicit, or knowingly take any action to encourage, or knowingly take any action

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or inaction to facilitate the submission or making of, any Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.04, participate or engage in negotiations or discussions, or furnish any information concerning the Company or any of its Subsidiaries to, any Third Party relating to any Acquisition Proposal or Acquisition Transaction, (iii) enter into any Contract or other agreement (binding or non-binding, preliminary or definitive) relating to any Acquisition Proposal or Acquisition Transaction, (iv) enter into any Contract or other agreement to reimburse any Third Party for costs, expenses or other Liabilities incurred in connection with making (or evaluating for the purpose of making) a potential Acquisition Proposal or Acquisition Transaction or (v) enter into any agreement that would prevent the Company from complying with any provision of this Section 6.04. From and after the execution and delivery of this Agreement, the Company shall, and shall cause its Affiliates and its and their directors, officers and employees, and shall direct its and their respective Representatives to, (A) immediately cease and cause to be terminated all discussions or negotiations with any Person existing on the date hereof with respect to such Person making (or evaluating for the purpose of making) any Acquisition Proposal or Acquisition Transaction, (B) terminate access by any Third Party to any physical or electronic data room or other access to data or information of the Company, in each case relating to or in connection with such Person making (or evaluating for the purpose of making) any Acquisition Proposal or engaging in a potential Acquisition Transaction, (C) request the prompt return or destruction of all information provided to any Third Party in connection with such Third Party making (or evaluating for the purpose of making) any Acquisition Proposal or any potential Acquisition Transaction and (D) promptly enforce, and not waive or modify, the provisions of any existing confidentiality or non-disclosure agreement entered into with respect to any Acquisition Proposal or any potential Acquisition Transaction, including any standstill provisions contained therein. The Company shall ensure that its Representatives are aware of the provisions of this Section 6.04.

(b)            Notwithstanding anything to the contrary in Section 6.04(a), if prior to obtaining the Requisite Company Stockholder Approval, the Company receives an unsolicited, written bona fide Acquisition Proposal (which Acquisition Proposal was made after the date of this Agreement and did not result from a breach of this Section 6.04), the Company, the Company Board and its Representatives may, subject to compliance with this Section 6.04(b), engage in negotiations or discussions with, otherwise contact, or furnish any confidential information and reasonable access to, any Third Party making such Acquisition Proposal and its Representatives if, and only if, the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and outside financial advisors, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to or result in, a Superior Proposal and that failure to take such actions would be inconsistent with its fiduciary duties under Applicable Law; provided, that (i) prior to providing access to or furnishing any such information, the Company (A) receives from such Third Party an executed Acceptable Confidentiality Agreement or (B) if such Third Party is already party with the Company to a valid and existing confidentiality agreement as of the date of this Agreement, amends such existing agreement so that it is an Acceptable Confidentiality Agreement, (ii) any such information or access so furnished has been previously provided to Parent or is provided (including through the Data Room) to Parent concurrently with it being so furnished to such Third Party and (iii) the Company

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shall give Parent written notice of such determination promptly after the Company Board makes such determination (and in no event later than twenty-four (24) hours after such determination).

(c)             Except as otherwise provided in Section 6.04(d), during the Pre-Closing Period, neither the Company Board nor any committee thereof shall (i) (A) withdraw (or qualify or modify in any manner adverse to Parent), or publicly propose to withdraw (or so qualify or modify), the Company Recommendation, (B) fail to include the Company Recommendation in the Proxy Statement, (C) take any action to exempt any Person (other than Parent and its Affiliates) from the provisions of Section 203 of the DGCL or any other “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover law or regulation or provision in the Organizational Documents of the Company, (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal or Acquisition Transaction subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such Acquisition Proposal or Acquisition Transaction or any material amendment of such Acquisition Proposal or Acquisition Transaction, (E) approve, adopt or recommend any Acquisition Proposal or Acquisition Transaction, or propose publicly to approve, adopt or recommend, any Acquisition Proposal or Acquisition Transaction or (F) fail to publicly reaffirm the Company Recommendation within ten (10) Business Days after receipt of a written request by Parent to make such public reaffirmation following the receipt by the Company of a public Acquisition Proposal (other than in the case of an Acquisition Proposal in the form of a tender offer or exchange offer covered by clause (D)) that has not been withdrawn (any action described in this clause (i) is referred to herein as a “Change in Recommendation”) or (ii) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, or allow the Company or any of its Subsidiaries to execute or enter into any Contract or other agreement (binding or non-binding, preliminary or definitive), other than an Acceptable Confidentiality Agreement as permitted by Section 6.04(b), with a Third Party constituting or relating to, or that is intended to or would reasonably be expected to lead to or result in, any Acquisition Proposal or Acquisition Transaction (any such document, agreement or arrangement, an “Alternative Acquisition Agreement”). Notwithstanding this Section 6.04(c), at any time prior to the receipt of the Requisite Company Stockholder Approval by the Company, in the event a material development or material change in circumstances (other than relating to an Acquisition Proposal, Acquisition Transaction or Superior Proposal, and provided, that, in no event shall any of the following events constitute a material development or a material change in circumstances for the purpose of this Section 6.04(c): (1) any change, in and of itself, in the trading price or trading volume of the Shares, or any change in credit ratings or ratings outlook, in and of itself, for the Company or any of its Subsidiaries (but not including, in each case, the underlying causes thereof); (2) the fact, in and of itself, that the Company exceeds or fails to meet or exceed analyst earnings projections, earnings guidance or internal financial forecasts (but not including, in each case, the underlying causes thereof); and (3) compliance with or performance under this Agreement or the transactions contemplated by this Agreement) occurs or arises after the date of this Agreement that was not known and not reasonably foreseeable by the Company Board as of the date of this Agreement and did not result from a breach of this Agreement by the Company, the Company Board may make a Change in Recommendation if and only if the Company

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Board determines in good faith, after consultation with the Company’s outside legal counsel and outside financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under Applicable Law; provided, that the Company shall have provided Parent three (3) Business Days’ prior written notice advising Parent that it intends to take such action and specifying, in reasonable detail, the reasons for such action and:

(i)              during such three (3) Business Day period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent (and the Company shall have caused its Affiliates and its and their directors, officers and employees and directed and otherwise used its reasonable best efforts to cause its and their other Representatives, including its outside legal counsel and outside financial advisors, to have engaged in good faith negotiations with Parent and its Representatives) regarding improvements to the terms of this Agreement or any other proposal; and

(ii)            the Company shall have considered any adjustments to this Agreement (including a change to the price terms hereof) and any other agreements that may be proposed or other proposals made, in each case to the extent binding, irrevocable and in writing by Parent (the “Proposed Changed Terms”) no later than 11:59 p.m., Eastern time, on the third (3rd) Business Day of such three (3) Business Day period and shall have determined in good faith (after consultation with its outside legal counsel and outside financial advisors) that the failure to make a Change in Recommendation would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under Applicable Law.

(d)            Subject to Section 6.04(e), at any time prior to the receipt of the Requisite Company Stockholder Approval by the Company, if, in response to an unsolicited, written bona fide Acquisition Proposal made after the date of this Agreement (which such proposal is not withdrawn) that did not result from a material breach of this Section 6.04, the Company Board determines in good faith (after consultation with its outside legal counsel and outside financial advisors) that (i) such Acquisition Proposal constitutes a Superior Proposal and (ii) that continuing to recommend this Agreement would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under Applicable Law, the Company may make a Change in Recommendation.

(e)             Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be entitled to make a Change in Recommendation, unless (x) the Company shall have provided to Parent three (3) Business Days’ prior written notice (the “Superior Proposal Notice”) advising Parent that the Company intends to take such action (and specifying, in reasonable detail, the reasons for such action and the terms and conditions of any such Superior Proposal, including the identity of the Third Party who has made such Superior Proposal) and provided Parent with a copy of the relevant proposed transaction agreement or the latest draft thereof or, if no such agreement exists, a written summary of the material terms and conditions of such Superior Proposal and (y):

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(i)              during such three (3) Business Day period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent (and the Company shall have caused its Affiliates and directed its and their Representatives, including its outside legal counsel and outside financial advisor, to have engaged in good faith negotiations with Parent and its Representatives) regarding improvements to the terms of this Agreement or any other proposal intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

(ii)            the Company shall have considered any Proposed Changed Terms proposed by Parent no later than 11:59 p.m., Eastern time, on the third (3rd) Business Day of such three (3) Business Day period and shall have determined in good faith (after consultation with its outside legal counsel and outside financial advisors) that (x) the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect and (y) the failure to approve such Superior Proposal would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under Applicable Law.

The parties acknowledge and agree that, (A) if Parent, within three (3) Business Days following its receipt of a Superior Proposal Notice, makes Proposed Changed Terms that, as determined in good faith by the Company Board (after consultation with its outside counsel and outside financial advisors), results in the applicable Acquisition Proposal no longer being a Superior Proposal, then the Company shall have no right to make a Change in Recommendation, and (B) any (1) revisions to the financial terms or any other material terms of a Superior Proposal or (2) revisions to the financial terms or any other material terms to an Acquisition Proposal that the Company Board had determined no longer constitutes a Superior Proposal, shall constitute a new Acquisition Proposal and shall in each case require the Company to deliver to Parent a new Superior Proposal Notice and comply with this Section 6.04(e) and a new two (2) Business Day period (in lieu of a three (3) Business Day period) shall commence thereafter.

(f)             From and after the execution and delivery of this Agreement, the Company shall promptly (and in any event within one (1) Business Day following the time of receipt) advise Parent in writing in the event that (i) it or any of its Subsidiaries, any of its or its Subsidiaries’ officers, directors or employees or, to the Company’s Knowledge, any of its or its Subsidiaries’ Representatives receives any bona fide Acquisition Proposal, and in connection with such notice, provide to Parent a summary of the material terms and conditions (including the identity of the Third Party making any such Acquisition Proposal and copies of any material documentation) of any such Acquisition Proposal, (ii) any determination by the Company Board pursuant to Section 6.04(b) or (iii) a summary of any material changes to the terms of any such Acquisition Proposal.

(g)            Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing to the stockholders of the Company any position or disclosing any information reasonably required under Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company’s stockholders if the Company Board determines in good faith (after consultation with its outside legal advisors) that the failure to make such disclosure would be inconsistent with its fiduciary duties under

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applicable Law (it being agreed that this clause (ii) shall in no way eliminate or modify the effect that any such disclosure would otherwise have under this Agreement); provided, that in no event shall the Company or the Company Board make a Change in Recommendation except as provided in Section 6.04(c) or Section 6.04(e); it being understood that a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act shall not be deemed to be a Change in Recommendation.

Section 6.05      Access to Information.

(a)             Subject to Applicable Law, upon reasonable notice, the Company shall (and shall cause its Subsidiaries, and use its reasonable best efforts to cause the other Representatives to) afford Parent’s authorized Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to senior company employees, Representatives, properties, books, Contracts and records (including true, correct and complete copies of Tax Returns and other records relating to Taxes) and shall furnish Parent and Merger Sub all financial (including management accounts), operating and other data and information, in each case, in the Company’s possession as Parent and Merger Sub through their Representatives may reasonably request; provided, however, that the Company and its Subsidiaries shall not be required to provide any such access which would, in the reasonable judgment of the Company counsel, (i) violate any Applicable Law, or (ii) result in a loss or waiver of the attorney-client or other privilege held by the Company or any of the Company’s Subsidiaries (it being agreed that the Company shall give notice to Parent of the fact that it is withholding such information or documents pursuant to clause (i) or clause (ii) above, and thereafter the Company and Parent shall reasonably cooperate to cause such information to be provided in a manner that would not reasonably be expected to waive the applicable privilege or protection or violate the Applicable Law). All requests for access or information made pursuant to this Section 6.05 shall be directed to an executive officer or other Person designated by the Company.

(b)            Until the Effective Time, the information provided pursuant to this Section 6.05 shall remain subject to the Confidentiality Agreement.

Section 6.06      Notice of Certain Events. During the Pre-Closing Period, the Company shall promptly notify Parent, and Parent shall promptly notify the Company, in writing of:

(a)             any notice or other communication received by such party from any Person alleging that the consent, approval, permission of or waiver from such party is or may be required in connection with the Merger, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent;

(b)            any notice or other substantive communication received by such party from any Governmental Entity in connection with the transactions contemplated hereby, if the subject matter of such communication would reasonably be expected to be material to the Company, the Surviving Corporation or Parent; and

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(c)             any fact, event or circumstance known to it that would be reasonably likely to result in the failure of any of the conditions set forth in Article 7 to be capable of being satisfied prior to the End Date; provided, that the failure to deliver any notice pursuant to this Section 6.06(c) shall not be considered in determining whether the conditions set forth in Article 7 have been satisfied; provided, however, that that no notification given pursuant to this Section 6.06 shall (A) limit or otherwise affect any of the representations, warranties, covenants, obligations or conditions contained in this Agreement, (B) otherwise prejudice in any way the rights and remedies contained in this Agreement, (C) be deemed to affect or modify Parent’s, Merger Sub’s or the Company’s reliance on the representations, warranties, covenants and agreements made by the Company, or Parent and Merger Sub, in this Agreement or (D) be deemed to amend or supplement the Company Disclosure Letter or prevent or cure any misrepresentation, breach of warranty or breach of covenant by the Company.

Section 6.07      State Takeover Laws. If any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover law or regulation becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transactions contemplated hereby, then each of the Company, Parent, Merger Sub, and their respective Boards of Directors shall grant such approvals and take such actions as are necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Applicable Law inapplicable to the foregoing.

Section 6.08      Stock Exchange Delisting; Director Resignations.

(a)             Prior to the Closing Date, the parties shall cooperate and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Law and rules and policies of the OTC to cause the Shares to cease to be quoted on the OTC by the Surviving Corporation and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time (if such delisting and deregistration will not have already occurred at or prior to the Effective Time).

(b)            At or prior to the Closing Date, the Company shall deliver to Parent written resignations (in form and substance reasonably acceptable to Parent) of those managers, directors and officers of each Subsidiary of Company.

Section 6.09      Director and Officer Liability.

(a)             For six (6) years after the Effective Time, the Surviving Corporation shall maintain officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable in any material respect than those of such policy in effect on the date of this Agreement; provided, however, that in satisfying its obligation under this Section 6.09(a), the Surviving Corporation shall not be obligated to pay an aggregate amount in excess of 300% of the annual premium paid as of the date hereof by

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the Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained, in the Surviving Corporation’s good faith judgment, policies of insurance that provide the maximum coverage available at a premium equal to the Premium Cap. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail” or “runoff” policies have been obtained by the Company prior to the Effective Time or by the Surviving Corporation at or after the Effective Time, which policies provide each such Person currently covered by the Company’s officers’ and directors’ liability insurance policy with coverage and amount no less favorable in any material respect than those of such policy in effect on the date of this Agreement for an aggregate period of six (6) years with respect to claims arising from facts or events that occurred on or before the Effective Time, including, in respect of the transactions contemplated hereby, provided, however, that the amount paid for such prepaid policies shall not exceed the Premium Cap without the prior written consent of Parent. If such prepaid policies have been obtained prior to the Effective Time, the Surviving Corporation shall maintain such policies in full force and effect for their full term and continue to honor the obligations thereunder. If requested by Parent, the Company shall cooperate with Parent to obtain such tail or runoff policies as of the Effective Time.

(b)            From and after the Effective Time, the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company and its Subsidiaries pursuant to (i) each indemnification agreement Made Available to Parent that is in effect as of the date of this Agreement between the Company or any of its Subsidiaries and any individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or of any of the Company’s Subsidiaries and (ii) any provisions relating to indemnification, advancement of expenses and exculpation set forth in the Organizational Documents of the Company and its Subsidiaries as in effect on the date of this Agreement, which provisions the Surviving Corporation shall maintain (or cause to be maintained) in effect for a period of six (6) years following the Effective Time.

(c)             From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless each current and former director, officer or manager of the Company and its Subsidiaries (each, an “Indemnified Party”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or awards paid in settlement incurred in connection with any actual or threatened Proceeding (whether as a party or otherwise required or requested to provide documents, testimony or the like), arising out of, relating to or in connection with matters existing or occurring at or prior to the Effective Time by virtue of the fact that such Person is or was an Indemnified Party, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or any Subsidiary would have been permitted under Delaware Law and its Organizational Documents in effect on the date of this Agreement to indemnify such Person (and the Surviving Corporation shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any such Proceeding, including any expenses incurred in successfully enforcing such Indemnified Party’s rights under this Section 6.09; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification pursuant to this

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Section 6.09 or Applicable Law). In the event of any such Proceeding (x) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification has been sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents (which consent shall not be unreasonably withheld), (y) the Surviving Corporation shall reasonably cooperate with the Indemnified Party in the defense of any such matter and (z) the Indemnified Party shall not settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification has been sought by such Indemnified Party hereunder without the prior written consent of Parent or the Surviving Corporation (which consent shall not be unreasonably withheld). Any Indemnified Party wishing to claim indemnification under this Section 6.09, upon learning of any such Proceeding, shall promptly notify Parent thereof; provided that the failure to provide such notice shall not limit, eliminate or abrogate the obligations of Parent or the Surviving Corporation except to the extent Parent or the Surviving Corporation is materially prejudiced by the failure of such notice.

(d)            The provisions of this Section 6.09 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not prior to or in substitution for, any other rights to indemnification or contribution that any such individual may have under the articles of organization or bylaws, by Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees.

(e)             In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates or merges with or into any other Person and is not the continuing or surviving entity of such consolidation or merger or effects a division or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Parent and the Surviving Corporation shall procure that the successors and assigns of Parent and the Surviving Corporation shall assume all of the obligations thereof set forth in this Section 6.09.

Section 6.10      Efforts.

(a)             Except as otherwise provided herein the Company and Parent shall each use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary under Applicable Law to consummate the Merger, including (i) the obtaining of all necessary actions, waivers, consents and approvals from Governmental Entities, the expiry or early termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or Proceeding by, any Governmental Entities, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, Third Parties and (iii)

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the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement; provided, however, that the Company shall not be required or permitted to pay (and, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company or its Subsidiaries shall pay or agree to pay), and Parent shall not be obligated to pay or permit or agree to the Company paying, any material cash consideration to any Third Party from whom consent or approval is required and the Company shall not be required or permitted to modify or enter into any Contract or Company Real Property Lease or limit or dispose of any non-cash rights, assets or properties, and Parent shall not be obligated to permit or agree to the Company’s modification or entrance into any Contract or Company Real Property Lease or, on behalf of itself or any of its pre-Closing Affiliates, modify or enter into any agreement or limit or dispose of any non-cash rights, assets or properties, in each case pursuant to this Section 6.10(a) or any provision that cross-references the proviso to this Section 6.10(a). Parent shall have the right to control the strategy, tactics and other aspects of obtaining clearances under Applicable Laws or consents of Third Parties.

(b)            In furtherance and not in limitation of the undertakings pursuant to this Section 6.10, each of Parent and the Company, as applicable, shall (i) promptly prepare and file any filings or notifications and related material that are necessary or proper to permit consummation of the Merger and (ii) provide or cause to be provided as promptly as practicable any information and documentary material that may be requested by the DOJ, FTC or any other Governmental Entity with respect to the transactions contemplated hereby.

(c)             Subject to Applicable Law relating to the exchange of information and the last sentence of Section 6.10(a), the Company and Parent and their respective Subsidiaries, Affiliates and counsel shall (i) provide each other with a reasonable advance opportunity to review and comment upon and consider in good faith the views of the other in connection with all communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to Proceedings under the Antitrust Laws) with a Governmental Entity in connection with the transactions contemplated hereby, (ii) promptly inform each other of any material communication (or other material correspondence or memoranda) received from, or given to, any Governmental Entity in connection with the transactions contemplated hereby and (iii) promptly furnish each other with copies of all material correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Entity or its respective staff, on the other hand, with respect to the transactions contemplated hereby and (iv) agree not to extend any waiting period or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby, except with the prior written consent of the other party not to be unreasonably withheld or delayed. The Company and Parent and their respective Subsidiaries and Affiliates shall, to the extent practicable, provide the other party and its counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby. The parties may designate any competitively sensitive materials provided to the other under

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this Section 6.10(c) as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel and previously-agreed outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. This Section 6.10(c) shall not apply in respect of Taxes.

(d)            Notwithstanding anything else contained herein, Parent shall not be required to, and the Company shall not, without the prior written consent of Parent, offer, propose, agree, or commit (i) to sell, divest, hold separate, license, cause a Third Party to acquire, or otherwise dispose of (A) any of the respective Affiliates of the Company or Parent or (B) any of the respective operations, divisions, businesses, product lines, customers, assets, properties or rights of Parent, the Company or any of their respective Affiliates, prior to, contemporaneously with or after the Closing and regardless as to whether a Third Party purchaser must be identified or approved prior to the Closing (a “Divestiture”), (ii) to take any other actions that may limit Parent’s, its Affiliates’, the Company’s or its Affiliates’ conduct in any way or any of the foregoing’s freedom of action with respect to, or ability to retain, one or more of its operations, divisions, businesses, products lines, customers, assets, properties or rights (a “Restraint”) or (iii) to enter into any Order, consent decree or other agreement to effectuate a Divestiture or Restraint.

Section 6.11      Company Existing Indebtedness; Transaction Expenses.

(a)             Prior to the Closing Date, the Company shall, and shall cause its Subsidiaries to, if requested by Parent, cause the agent under the Credit Agreement to deliver the Payoff Letter and any other documents reasonably requested by Parent in connection with Parent’s payment of any amount due and payable under the Credit Agreement to evidence the discharge of such Indebtedness and the release of any associated Encumbrances and/or guarantee or other surety, provided that the Company provide drafts of the Payoff Letter and other such documents to Parent no later than ten (10) Business Days prior to the Closing Date and shall use its reasonable best efforts to ensure that any reasonable comments provided to it by Parent within two (2) Business Days of receipt are incorporated into the executed version of such Payoff Letter and other such documents.

(b)            The Company will cause the aggregate fees, expenses, commissions, premiums and other similar expenses or obligations payable by the Company and its Subsidiaries in connection with the transactions contemplated by this Agreement but to be paid by Parent at Closing (including fees payable to the Company’s legal, financial, accounting and other advisors), together with any transaction or other bonuses payable to directors, officer, managers or employees of the Company and its Subsidiaries, not to exceed $3,300,000 in the aggregate (the “Cap”); provided, that, this Agreement and the transactions contemplated hereby have been approved by the Boards of Directors of Parent and Merger Sub on or before October 8, 2019, and further provided, that, if the Closing has not occurred on or before December 31, 2019, the parties, acting reasonably, shall increase the amount of the Cap to an amount which is reasonable given the status of the transaction contemplated under this Agreement as of December 31, 2019.

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Section 6.12   Company Stockholder Litigation. The Company shall promptly (and in any event within two (2) Business Days) following its being formally notified of the same notify Parent in writing of, and shall keep Parent apprised with respect to any Company Stockholder Litigation. Notwithstanding anything to the contrary, the Company shall consult with Parent in connection with the defense or settlement of any Company Stockholder Litigation, shall consider in good faith Parent’s advice with respect to such Company Stockholder Litigation, shall give Parent the opportunity to participate, at Parent’s expense, the defense and settlement of such Company Stockholder Litigation, and no full or partial settlement of any Company Stockholder Litigation shall be agreed to by the Company or any of its Subsidiaries without the prior written consent of Parent (not to be unreasonably conditioned, withheld or delayed).

Section 6.13      Public Announcements. The initial press release regarding the Merger shall be a joint press release and, except for any press release or public statement made in connection with a Change in Recommendation as permitted by the Agreement, thereafter Parent and the Company shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such other public statement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement that Parent or the Company determines, after consultation with outside legal counsel, is required by Applicable Law or any listing agreement with or rule of any securities exchange upon which the securities of the Company or Parent, as applicable, are listed, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time (taking into account the circumstances) to comment on, such release or announcement in advance of such issuance, and the party required to make the release or announcement will consider such comments in good faith. Notwithstanding the foregoing, Parent or Company may make public statements with respect to this Agreement and the transactions contemplated hereby, including their effect on its business and its financial projections, including on its periodic earnings calls, so long as such comments are consistent with the information contained in the press releases (or other communications) previously issued and agreed upon by the parties.

Section 6.14      Section 16 Matters. Prior to the Effective Time, the Company shall (and shall be permitted to) take all actions as may be reasonably requested by any party hereto to cause any dispositions of equity securities of the Company (including any derivative securities with respect to any equity securities of the Company) by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Exchange Act Rule 16b-3.

Section 6.15      Employment Matters.

(a)             Until June 30, 2020 (or such shorter period as the applicable Continuing Company Employee continues to be employed by Parent or the Surviving Corporation) and subject to Applicable Law (the “Continuation Period”), Parent shall provide, or shall cause the Surviving Corporation to provide the Continuing Company Employees with employee benefits (excluding severance, deferred compensation, equity or equity-based compensation, defined benefit pension, nonqualified deferred compensation, and post-termination or retiree health or welfare benefits) that, in the aggregate, are substantially

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comparable to the employee benefits (excluding severance, deferred compensation, equity or equity-based compensation, defined benefit pension, nonqualified deferred compensation, and post-termination or retiree health or welfare benefits) (x) provided to similarly situated employees of Parent or one of its Subsidiaries or to such Continuing Company Employees under the Company Benefit Plans as in effect immediately prior to the Effective Time or (y) provided to similarly situated employees of Parent. For the Continuation Period, Parent shall provide, or shall cause the Surviving Corporation to provide to each Continuing Company Employee at least the same level of hourly salary or base wages and annual target cash bonus opportunity as provided to such Continuing Company Employee immediately prior to the Effective Time.

(b)            Parent shall, or shall cause the Surviving Corporation to, cause any employee benefit plans (other than equity or equity-based compensation, defined benefit pension, nonqualified deferred compensation, and post-termination or retiree health or welfare benefit plans or arrangements) sponsored or maintained by Parent or the Surviving Corporation or their Subsidiaries in which the Continuing Company Employees are eligible to participate during the Continuation Period (collectively, the “Post-Closing Plans”) to recognize the service of each Continuing Company Employee with the Company prior to the Closing Date for purposes of eligibility, vesting and, solely for purposes of any vacation and severance benefits, levels of benefits under such Post-Closing Plans, in each case, to the same extent such service was recognized immediately prior to the Effective Time under a comparable Company Benefit Plan in which such Continuing Company Employee was eligible to participate immediately prior to the Effective Time; provided that such recognition of service shall not (i) apply for purposes of any plan that provides retiree or post-termination health or welfare benefits, (ii) apply for purposes of benefit accruals or participation eligibility under any defined benefit pension plan or plan providing post-service pension plan benefits, (iii) operate to duplicate any benefits or compensation of a Continuing Company Employee with respect to the same period of service, or (iv) apply for purposes of any plan, program or arrangement (x) under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or (y) that is grandfathered or frozen, either with respect to level of benefits or participation. With respect to any Post-Closing Plan that provides medical, dental or vision insurance benefits, for the plan year during the Continuation Period in which such Continuing Company Employee is first eligible to participate, Parent shall use commercially reasonable efforts to (A) cause any pre-existing condition limitations or eligibility waiting periods under such plan to be waived with respect to such Continuing Company Employee to the extent such limitation would have been waived or satisfied under the Company Benefit Plan in which such Continuing Company Employee participated immediately prior to the Effective Time, and (B) credit each Continuing Company Employee for an amount equal to any medical, dental or vision expenses incurred by such Continuing Company Employee in the year that includes the Closing Date (or, if later, the year in which such Continuing Company Employee is first eligible to participate in such Post-Closing Plan during the Continuation Period) for purposes of any applicable deductible and annual out-of-pocket expense requirements under any such Post-Closing Plan to the extent such expenses would have been credited under the Company Benefit Plan in which such Company Employee participated immediately prior to the Effective Time, subject to the applicable information

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being provided to Parent in a form that Parent reasonably determines is administratively feasible to take into account under its Post-Closing Plans.

(c)             If requested by Parent in writing delivered to the Company not less than ten (10) Business Days before the Closing Date, the Company Board (or the appropriate committee thereof) shall adopt resolutions and take such other action as is necessary to cease contributions to and to terminate the Company Benefit Plan that is a 401(k) plan (the “Company 401(k) Plan”), effective as of the Business Day prior to the Closing Date, in accordance with the terms of such Company Benefit Plan and in compliance with the requirements of Applicable Law. To the extent the Company 401(k) Plan is terminated pursuant to Parent’s request, the Continuing Company Employees shall be eligible to participate in a Post-Closing Plan that is a 401(k) plan as soon as reasonably practicable following the Closing Date.

(d)            The Company will provide Parent with a copy of any material written communications intended for broad-based and general distribution to any Company Employees if such communications relate to the compensation, employment or labor aspects of the transactions contemplated hereby, and will provide Parent with a reasonable opportunity to review and comment on such communications prior to distribution.

(e)             Nothing in this Agreement shall confer upon any Company Employee or other service provider or other Person any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any of their Affiliates, which rights are hereby expressly reserved, to discharge or terminate the employment or services of any Company Employee or other Person at any time for any reason whatsoever, with or without cause. In no event shall the terms of this Agreement be deemed to (i) establish, amend, terminate or modify any Company Benefit Plan or any “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit or compensation plan, program, policy or Contract maintained or sponsored by Parent, the Surviving Corporation, the Company or any of their respective Subsidiaries (including, after the Closing Date, the Company and its Subsidiaries) or Affiliates; or (ii) alter or limit the ability of Parent, the Surviving Corporation or any of their Subsidiaries (including, after the Closing Date, the Company and its Subsidiaries) or Affiliates to amend, modify or terminate any Company Benefit Plan or any other compensation or benefit or employment plan, program, policy or Contract at any time assumed, established, sponsored or maintained by any of them. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.15 shall create any rights or remedies, including any Third Party beneficiary rights, in any Company Employee or current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof) or any Person other than the parties to this Agreement.

Section 6.16      Support Agreements. Without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), prior to the Effective Time, Parent shall not, and shall not permit any of its Subsidiaries to, (a) amend or otherwise modify or agree to amend or otherwise modify, the Support Agreements or any other contract between Parent or any of its Subsidiaries, on the one hand, and the stockholders of the Company,

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on the other hand, or (b) enter into, or agree to enter into, any contract between Parent or any of its Subsidiaries, on the one hand, and the stockholders of the Company, on the other hand.

Section 6.17      Preparation of the Proxy Statement; Company Stockholder Meeting.

(a)             As soon as practicable after the execution of this Agreement, the Company shall prepare the Proxy Statement and file it with the SEC. The Company shall use its reasonable best efforts to make such filing no later than fifteen (15) days following the date of this Agreement, and in any event such filing shall be made no later than twenty (20) days following the date of this Agreement. Subject to Section 6.04 and 6.17(c), the Company Board shall make the Company Board Recommendation to the holders of Company Shares and shall include such recommendation in the Proxy Statement and shall use reasonable best efforts to solicit and secure the Requisite Company Stockholder Approval. Parent shall provide to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments thereto received from the SEC. Each of the Company, Parent and Merger Sub shall promptly correct any information provided by it for use in the Proxy Statement if and to the extent such information shall have become false or misleading in any material respect. The Company shall notify Parent promptly in writing upon the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all written correspondence between the Company or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Proxy Statement. The Company shall (and Parent shall assist and cooperate with the Company to) promptly respond to any comments received from the SEC concerning the Proxy Statement and to resolve such comments with the SEC, and the Company shall use its reasonable best efforts to cause the Proxy Statement to be disseminated to its stockholders as promptly as reasonably practicable after the resolution of any such comments. To the extent required by Applicable Law, the Company shall promptly file and disseminate to the Company stockholders any supplement or amendment to the Proxy Statement. Prior to the filing of the Proxy Statement (or any amendment or supplement thereto) or any dissemination thereof to the holders of Company Shares, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent with a reasonable opportunity to review and to propose comments on such document or response, which the Company shall consider in good faith.

(b)            The Company shall take all necessary actions to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Requisite Company Stockholder Approval (the “Company Stockholders Meeting”) as promptly as reasonably practicable, and in any event within forty-five (45) days following the date the Proxy Statement is declared effective. The Company Stockholders Meeting and the record date therefor shall be set in consultation with Parent. The Company shall not postpone or adjourn the Company Stockholders Meeting except to the extent any such postponement or adjournment is (i) required by Law or a court or other Governmental Entity of competent jurisdiction in connection with any Proceedings in connection with this Agreement or the Transactions or has been requested by the SEC or its staff or (ii) requested by Parent (in

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Parent’s reasonable discretion after consultation with the Company) to permit additional time to solicit the Requisite Company Stockholder Approval. The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent or Merger Sub.

(c)             If the Company Board shall have effected a Change in Recommendation prior to such time as the Requisite Company Stockholder Approval is obtained and Parent does not terminate this Agreement pursuant to Section 8.01(c)(ii), then, within five (5) Business Days after such Change in Recommendation, Parent shall have the right to request a Company Stockholders Meeting by written notice to the Company (a “Company Meeting Election” and, such notice, the “Election Notice”) and, if so requested by Parent within such five (5) Business Day period, the Company shall (i) cooperate with Parent to either (A) amend the Proxy Statement as promptly as practicable following the receipt of such Election Notice if the Company Board shall have effected a Change in Recommendation prior to such time that the Proxy Statement is declared effective or (B) file a post-effective amendment to the Proxy Statement as promptly as practicable following the receipt of such notice if the Company Board shall have effected a Change in Recommendation at or after such time that the Proxy Statement is declared effective, and (ii) shall call, give notice of, convene and hold a meeting of its shareholders (the “Company Meeting”) as soon as reasonably practicable after the Proxy Statement is declared effective or as soon as reasonably practicable after the post-effective amendment is effective, as applicable (and, in any event, within forty-five (45) Business Days thereafter), for the purpose of obtaining the Requisite Company Stockholder Approval required in connection with this Agreement and the Merger and, if so desired by Parent (acting reasonably), upon other matters of the type customarily brought before an annual or special meeting of shareholders to approve the adoption of a merger agreement. The Company shall not postpone the Company Meeting except to the extent required by Applicable Law or in accordance with the remaining provisions of this Section 6.17(c). The Company agrees to provide Parent with reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing daily voting reports in the last ten (10) days prior to the Company Meeting). Notwithstanding the foregoing, if, on a date that is two (2) Business Days prior to the time for which the Company Meeting was originally scheduled (as set forth in the Proxy Statement) (the “Original Company Meeting Date”), (A) the Company has not received proxies representing the Requisite Company Stockholder Approval, whether or not a quorum is present, or (B) there are insufficient Shares represented (either in person or by proxy) and voting to approve the Merger, to constitute a quorum necessary to conduct the business of the Company Meeting, the Company may, or, if Parent so requests, shall, postpone or adjourn the Company Meeting; provided that the Company shall only be required to adjourn or postpone the Company Meeting one (1) time. In the event of any postponement or adjournment of the Company Meeting pursuant to this Section 6.17(c), Parent has the sole discretion to set the date for the postponement or adjournment of the Company Meeting; provided that the Company Meeting shall not be postponed or adjourned by more than ten (10) business days from the Original Company Meeting Date. If the Company Meeting (including any adjournments or postponements thereof) shall have concluded and the Requisite Company Stockholder Approval shall not have been obtained, either Parent or the Company shall have the right to terminate this Agreement pursuant to Section 8.01(b)(iii). For the avoidance of doubt, if Parent has made

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a Company Meeting Election, but subject to the Company’s right or Parent’s right to request the Company to adjourn or postpone the Company Meeting permitted in this Section 6.17(c), unless this Agreement has been terminated in accordance with its terms, the Company Meeting shall be convened and this Agreement shall be submitted to the stockholders of the Company for approval at the Company Meeting, and nothing contained herein shall be deemed to relieve the Company of such obligation.

Section 6.18      FIRPTA Certificate. On the Closing Date, the Company shall deliver to Parent a duly executed certificate from the Company, dated as of the Closing Date, complying with the provisions of Treasury Regulations Sections 1.1445-2(c)(3), together with evidence reasonably satisfactory to Parent that the Company has provided notice to the IRS in accordance with the provisions of Treasury Regulations Sections 1.897-2(h)(2).

Article 7
CONDITIONS TO THE MERGER

Section 7.01      Conditions to the Obligations of Each Party. The obligation of each party hereto to consummate the Merger is subject to the satisfaction or, to the extent not prohibited by Applicable Law, waiver by such party of, as of the Closing, of the following conditions:

(a)             Requisite Company Stockholder Approval. The Requisite Company Stockholder Approval shall have been obtained in accordance with the DGCL; and

(b)            No Injunction. No court of competent jurisdiction or any Governmental Entity having jurisdiction over any party hereto shall have issued any Order, nor shall there be in effect any Applicable Law or other legal restraint, injunction or prohibition that makes consummation of the Merger illegal or otherwise prohibited.

Section 7.02      Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to consummate the Merger shall be further subject to the satisfaction, or to the extent not prohibited by Applicable Law, waiver of, as of the Closing, of each of the following conditions:

(a)             Representations and Warranties. Each of the representations and warranties of the Company (i) contained in Section 4.02 (Capital Stock and Indebtedness) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date; (ii) contained in Section 4.01(a) (Organization), Section 4.03(a) (Corporate Authority; No Violation; Voting Requirements), Section 4.18 (Opinion of Financial Advisor), Section 4.23 (Finders or Brokers), and Section 4.24 (State Takeover Statutes) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), (iii) contained in Section 4.10(b) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and (iv) contained in Article 4 (other than the representations and warranties listed in clause (i), (ii) or (iii)

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above), without giving effect to any materiality or Company Material Adverse Effect qualifications therein, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only), except for such failures to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(b)            Covenants. The Company shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing;

(c)             No Material Adverse Effect. Since the date of this Agreement, there have not been any Effects that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and

(d)            Certificate. Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company as to the satisfaction of the conditions in clauses (a), (b) and (c) of this Section 7.02.

Section 7.03      Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger shall be further subject to the satisfaction, or to the extent not prohibited by Applicable Law, waiver of, as of the Closing each of the following conditions:

(a)             Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct, except for any failure of such representations and warranties to be true and correct as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, in each case, as of the date of the Closing as though made on and as of such date (except to the extent such representations and warranties are expressly made as of a specific date, in which case such representations and warranties shall be so true and correct as of such specific date only);

(b)            Covenants. Parent and Merger Sub shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to Closing; and

(c)             Certificate. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent as to the satisfaction of the conditions in clauses (a) and (b) of this Section 7.03.

Article 8
TERMINATION

Section 8.01      Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by Merger Sub), whether before or after receipt of the Requisite Company Shareholder Approval (except as otherwise expressly noted):

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(a)             by mutual written agreement of the Company and Parent;

(b)            by either the Company or Parent, if:

(i)              the Closing shall not have occurred at or before 5:00 P.M. (New York City time) on January 31, 2020 (the “End Date”); provided, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party if the breach in any material respect by such party of its representations and warranties set forth in this Agreement or the failure in any material respect of such party to perform any of its obligations under this Agreement, including to use its reasonable best efforts to consummate the transactions contemplated by this Agreement as required by and subject to the terms and conditions of this Agreement, has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

(ii)            any court of competent jurisdiction or any Governmental Entity shall have issued a final, non-appealable Order or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the Merger, or any Applicable Law shall be in effect that makes consummation of the Merger illegal or otherwise prohibited; or

(iii)          the Requisite Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

(c)             by Parent:

(i)              prior to receipt of the Requisite Company Stockholder Approval, if the Company shall have breached any provision of Section 6.04 or Section 6.17 (provided that, for purposes of this Section 8.01(c)(i), a breach by any Representative of the Company of Section 6.04(a) (assuming each such Representative was bound to such covenant in the same manner as the Company as a direct party thereto) shall be deemed to be a breach of the Company);

(ii)            prior to receipt of the Requisite Company Stockholder Approval, if the Company Board shall have effected a Change in Recommendation; or

(iii)          if the Company shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement or any representation or warranty of the Company contained in this Agreement shall not be true and correct, which breach, failure to perform or failure to be true and correct (A) would give rise to the failure of one of the conditions set forth in Section 7.02(a) or Section 7.02(b) to be satisfied and (B) is incapable of being cured or has not been cured by the Company within thirty (30) calendar days after written notice has been given by Parent to the Company of such breach, failure to perform or failure to be true and correct (or, if earlier, by the End Date); provided, however, that Parent may not terminate this Agreement pursuant to this Section 8.01(c)(iii) if, at the time such

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termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of its representations or warranties, or then materially failing to perform its covenants, obligations or agreements contained in this Agreement such that the Company shall be entitled to terminate this Agreement pursuant to Section 8.01(d); or

(d)            by the Company if Parent or Merger Sub shall have breached or failed to perform any of its covenants or other agreements contained in this Agreement or any representation or warranty of Parent or Merger Sub contained in this Agreement shall not be true and correct, which breach, failure to perform or failure to be true and correct (A) would give rise to the failure of one of the conditions set forth in Section 7.03(a) or Section 7.03(b) to be satisfied, and (B) is incapable of being cured or has not been cured by Parent within thirty (30) calendar days after written notice has been given by the Company to Parent of such breach, failure to perform or failure to be true and correct (or, if earlier, by the End Date); provided, however, that the Company may not terminate this Agreement pursuant to this Section 8.01(d) if, at the time such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of its representations or warranties, or then materially failing to perform its covenants, obligations or agreements contained in this Agreement such that Parent shall be entitled to terminate this Agreement pursuant to Section 8.01(c)(iii).

The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give notice of such termination to each other party hereto and specify the applicable provision or provisions hereof pursuant to which such termination is effected and the basis for such termination.

Section 8.02      Effect of Termination. If this Agreement is validly terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any party to each other party hereto, other than the obligation of the Company, if applicable, to pay the Company Termination Fee and the obligation of Parent, if applicable, to pay the Parent Termination Fee; provided, that, that the provisions of this Section 8.02, Section 8.03 and Article 9 shall survive any termination hereof pursuant to Section 8.01; provided, further, that, subject to Section 8.03(f), nothing herein shall relieve any party hereto from any liability (including any monetary damages or other appropriate remedy) for any fraud or Willful and Intentional Breach of this Agreement prior to such termination.

Section 8.03      Termination Payments.

(a)             In the event that (i) after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been made known to the Company Board or directly to the Company’s stockholders generally or any person shall have publicly announced a bona fide Acquisition Proposal with respect to the Company and shall not have been publicly and irrevocably withdrawn at least four (4) days prior to the Company Stockholders Meeting (or any adjournment or postponement thereof), (ii) thereafter this Agreement is terminated by (x) Parent pursuant to Section 8.01(c)(iii) or (y) either Parent or the Company pursuant to Section 8.01(b)(i) or Section 8.01(b)(iii), and (iii) prior to that date that is twelve (12) months after the date of such termination, the

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Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then the Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay, or cause to be paid, to Parent or Parent’s designee(s), as the case may be, by wire transfer of same day funds, an amount in cash equal to the sum of $2,569,746 (such amount, the “Company Termination Fee”).

(b)            In the event that this Agreement is terminated by Parent pursuant to Section 8.01(c)(i) or Section 8.01(c)(ii), then the Company shall pay, or cause to be paid, to Parent or Parent’s designee(s), as the case may be, by wire transfer of same day funds, the Company Termination Fee as promptly as reasonably practicable after the date of termination (and, in any event, within three (3) Business Days thereafter).

(c)             In the event that this Agreement is terminated (i) by the Company pursuant to Section 8.01(d) or (ii) by the Company or Parent pursuant to Section 8.01(b)(i)and the Company would have been entitled to terminate this Agreement pursuant to Section 8.01(d) but for such termination pursuant to Section 8.01(b)(i), the Parent shall pay, or cause to be paid, to the Company or the Company’s designee(s), as the case may be, by wire transfer of same day funds, an amount in cash equal to the sum of $2,936,852 (such amount, the “Parent Termination Fee”) as promptly as reasonably practicable after the date of termination (and, in any event, within three (3) Business Days thereafter).

(d)            For the avoidance of doubt, any payment made by the Company or Parent under this Section 8.03 shall be payable only once with respect to this Section 8.03 and not in duplication even though such payment may be payable under one or more provisions hereof. Subject to the proviso set forth in Section 8.02, notwithstanding anything to the contrary herein, the maximum aggregate amount of fees payable by each of Parent and the Company to the other party under this Section 8.03 shall be equal to the Parent Termination Fee or the Company Termination Fee (respectively), it being understood that such fees shall constitute liquidated damages and not a penalty and, in the event of a termination of this Agreement under circumstances where such a fee is payable, receipt of the Company Termination Fee or Parent Termination Fee (as applicable) shall be the sole and exclusive remedy for damages against the paying party for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement set forth in this Agreement or the failure of the transactions contemplated hereby to be consummated, subject to the proviso set forth in Section 8.02.

(e)             Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.03 are an integral part of this Agreement and the transactions contemplated hereby and that without such agreements the Company, Parent and Merger Sub would not have entered into this Agreement. Accordingly, if either of the Company or Parent fails to pay when due any amount under this Section 8.03 or any portion thereof and, in order to obtain such payment, the other Party commences a suit which results in an Order against the other Party, for such amounts or any portion thereof, the other Party shall pay to such Party their costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the amount

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due (or any portion thereof that has not been paid timely in accordance with this Agreement) and on the amount of such costs and expenses, in each case from and including the date payment of such amount was due to through the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made.

(f)             Notwithstanding anything else to the contrary, Parent and Merger Sub shall only be responsible for the Parent Termination Fee or damages for a Willful and Intentional Breach if (A) a court has first declined (in a final, non-appealable order) to specifically enforce the obligations of Parent and Merger Sub to consummate the Merger pursuant to a claim for specific performance brought against Parent and Merger Sub pursuant to Section 9.09 of this Agreement and (y) thereafter Parent, within fourteen (14) days following such order, is not willing to consummate a merger on the same terms and conditions as set forth in this Agreement (it being understood that if Parent is so willing to consummate a merger on the same terms and conditions as set forth in this Agreement, no damages shall be payable and the only remedies of the Company shall be to consummate such merger on the same terms and conditions as set forth in this Agreement.

Article 9
MISCELLANEOUS

Section 9.01      Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by email or (ii) on the next Business Day if transmitted by national overnight courier, in each case as follows:

if to Parent or Merger Sub, to:

IFS Americas, Inc.
c/o IFS AB
Lindhagensgatan 116
SE-112 51 Stockholm
Sweden
Attention:	Jesper Alwall, Group General Counsel
Email:	jesper.alwall@ifsworld.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis International LLP
30 St Mary Axe
London EC3A 8AF
United Kingdom
Attention:	Roger Johnson Aneeq Durrani
Email:	roger.johnson@kirkland.com aneeq.durrani@kirkland.com

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if to the Company, to:

Astea International Inc.
240 Gibraltar Road
Horsham, PA 19044
Attention:	Zack Bergreen, Chief Executive Officer and Chairman, and the Board of Directors
Email:	zack@astea.com

with a copy to:

Eckert Seamans Cherin & Mellott, LLC
50 South 16th Street, 22nd Floor
Two Liberty Place
Philadelphia, PA 19102
Attention:	John Pauciulo
Email:	jpauciulo@eckertseamans.com

Section 9.02      Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time; provided, that this Section 9.02 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or otherwise expressly by its terms survives the Effective Time, which covenants or agreements shall survive until fully performed.

Section 9.03      Amendments, Modification and Waivers.

(a)             At any time prior to the Effective Time, any provision of this Agreement may be amended, modified or waived in any and all respect, whether before or after receipt of the Requisite Company Stockholder Approval, but only if, such amendment, modification or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that following the receipt of the Requisite Company Stockholder Approval, no such amendment, modification or waiver shall be made or given that requires the approval of the stockholders of the Company under the DGCL unless the required further approval is obtained.

(b)            Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived at any time prior to the Effective Time by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

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Section 9.04   Costs; Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expense.

Section 9.05      Assignment; Benefit. This Agreement shall not be assigned by any of the parties hereto (whether by operation of Applicable Law or otherwise) without the prior written consent of the other parties and any purported assignment in violation of this Section 9.05 shall be null and void; provided that, Parent or Merger Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any of their respective Affiliates, but no such assignment shall relieve Parent or Merger Sub of any of its obligations hereunder. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors, and permitted assigns any rights, remedies, obligations or Liabilities under or by reason of this Agreement, except for (i) from and after the Effective Time, the right of the holders of Shares and the holders of the Company Stock Options to receive the consideration therefor under Section 2.07 in accordance with the terms of this Agreement, (ii) the provisions of Section 6.09, which shall inure to the benefit of the Persons or entities benefiting therefrom who are expressly intended to be third-party beneficiaries thereof and who may enforce the covenants contained therein, and (ii) the provisions of Section 9.15, which shall inure to the benefit of the Company Related Parties and the Parent Related Parties.

Section 9.06      Governing Law. This Agreement and any Proceedings arising out of or related hereto or to the Merger or to the inducement of any party hereto to enter into this Agreement (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed by and construed in accordance with the Applicable Law of the State of Delaware, including all matters of construction, validity and performance, without regard to the conflicts of law rules of such State that would refer a matter to the laws of another jurisdiction.

Section 9.07      Jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Court of Chancery of the State of Delaware and any state appellate court therefrom, or, if the Court of Chancery of the State of Delaware does not have proper jurisdiction, the Federal District Court for the District of Delaware located in Wilmington, Delaware, and any appellate court therefrom. Each party hereby irrevocably submits to the exclusive jurisdiction of such court in respect of any legal or equitable Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or relating to enforcement of any of the terms of this Agreement, and hereby waives, and agrees not to assert, as a defense in any such Proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the Proceeding is brought in an inconvenient forum, that the venue of the Proceeding is improper or that this Agreement or the transactions contemplated hereby may not be enforced in or by such courts. Each party agrees that notice or the service of process in any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered in the manner contemplated by Section 9.01 or in any other manner permitted by Applicable Law.

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Section 9.08   Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.09      Specific Performance; Remedies. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity, including monetary damages, except as limited by the terms of this Agreement) to injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware and any state appellate court therefrom, or, if the Court of Chancery of the State of Delaware does not have proper jurisdiction, the Federal District Court located in Wilmington, Delaware, and any appellate court therefrom, and, in any action for specific performance, each party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 9.10      Severability. Other than with respect to Section 8.03, which are integral parts of this Agreement, if any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the Merger and the other transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties agree to negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, in order that the Merger be consummated as originally contemplated to the fullest extent possible.

Section 9.11      Entire Agreement. This Agreement, the Confidentiality Agreement, the exhibits to this Agreement, the Schedules, the Company Disclosure Letter and the Parent Disclosure Letter and any documents delivered by the parties hereto in connection herewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

Section 9.12      Rules of Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution and delivery of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party hereto by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and

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is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events of drafting or preparation.

Section 9.13      Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.14      Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party hereto has received a counterpart hereof signed by each other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). Signatures to this Agreement transmitted by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

Section 9.15      Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, no Parent Related Party or Company Related Party shall have any Liability (whether at law, in equity, in contract, in tort or otherwise) to any party hereto under this Agreement and no personal liability under this Agreement shall attach to, any Parent Related Party or Company Related Party, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Persons that are expressly named as parties hereto, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Law, or otherwise. This Section 9.15 shall not impair, limit or affect any claims or causes of action related to the Support Agreements and the Restrictive Covenant Agreements.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

IFS AMERICAS, INC.

By:	/s/ Fredrik vom Hofe

Name: Fredrik vom Hofe

Title: Authorised Person

ASTEA INTERNATIONAL INC.

By:	/s/ Zack Bergreen

Name: Zack Bergreen

Title: Chief Executive Officer

IFS AMBER, INC.

By:	/s/ Cindy Jaudon

Name: Cindy Jaudon

Title: Authorised Person

[Signature Page to Agreement and Plan of Merger]

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Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ASTEA INTERNATIONAL INC.

ARTICLE ONE

The name of the Corporation is ASTEA INTERNATIONAL INC. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, Zip Code 19801. The name of the registered agent at such address upon whom process against this Corporation may be serviced is The Corporation Trust Company.

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

ARTICLE FOUR

The total amount of stock which the Corporation has authority to issue is 100 shares (number of authorized shares) with a par value of $0.01 per share.

ARTICLE FIVE

The holder of each share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders (and written actions in lieu of meetings) for each share of Common Stock held of record by such holder as of the record date for such meeting.

ARTICLE SIX

In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to make, alter or repeal the bylaws of the Corporation.

ARTICLE SEVEN

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

ARTICLE EIGHT

The Corporation is to have perpetual existence.

ARTICLE NINE

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE TEN

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

ARTICLE ELEVEN

Section 1. Actions, Suits and Proceedings Other than by or in the Rights of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the board of directors of the Corporation.

Section 2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

Section 3. Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee; (ii) an adjudication that the Indemnitee was liable to the Corporation; (iii) a plea of guilty or nolo contendere by the Indemnitee; (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

Section 4. Notification and Defense of Claim. As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation; (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or ; (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

Section 5. Advance of Expenses. Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

Section 6. Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (a) a majority vote of the directors of the

Corporation who are not at that time parties to the action, suit or proceeding in question (“Disinterested Directors”), even though less than a quorum, (b) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (d) a court of competent jurisdiction.

Section 7. Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction. If the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

Section 8 Subsequent Amendments. No amendment, termination or repeal of this Article or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

Section 9. Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or Disinterested Directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its board of directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

Section 10. Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

Section 11. Issuance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (inducting any employee benefit plan) against any expense liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 12. Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

Section 13. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the DGCL shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

Section 15. Subsequent Legislation. If the DGCL is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the DGCL, as so amended.

ARTICLE TWELVE

To the maximum extent permitted from time to time under the laws of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Corporation. No amendment or repeal of this ARTICLE TWELVE shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Corporation for or with respect to any opportunities or which such officer, director, or stockholder becomes aware prior to such amendment or repeal.

ARTICLE THIRTEEN

The Corporation hereby eliminates, to the fullest extent permitted by law (as contemplated by Section 102(b)(7) of the DGCL), the personal liability of any person who serves as a director of the Corporation to the Corporation and/or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this ARTICLE THIRTEEN shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit; provided, however, that if in the future the DGCL is amended or modified (including, but not limited to, Section 102(a)(7)) to permit the elimination of the personal liability of a director of the Corporation to a greater extent than contemplated above, then the provisions of this ARTICLE THIRTEEN shall be deemed to be automatically amended to provide for the elimination of the personal liability of the directors of the Corporation to such greater extent. This ARTICLE THIRTEEN shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this ARTICLE THIRTEEN becomes effective. No amendment to or repeal of this ARTICLE THIRTEEN shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

ARTICLE FOURTEEN

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ANNEX B

STIFEL Investment Banking

October 7, 2019

Special Committee of the Board of Directors Astea International, Inc.

240 Gibraltar Road

Horsham, PA 19044

Members of the Special Committee:

Stifel, Nicolaus & Company, Incorporated ("Stifel" or "we") has been advised that Astea International, Inc. (the "Company") is considering entering into an Agreement and Plan of Merger (the "Merger Agreement") with IFS Americas, Inc. ("Buyer") and IFS Amber, Inc., a wholly owned subsidiary of Buyer ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, as a result of which the Company will become a wholly owned subsidiary of Buyer (the "Merger"), and each issued and outstanding share (excluding (i) any Shares that are owned by Buyer or Merger Sub, or their affiliates, or by the Company in treasury or by its subsidiaries and Dissenting Shares (as defined in the Merger Agreement) (the Shares referred to in clauses (i) and (ii), together with any Shares held by any affiliate of Buyer or the Company, including Shares held by Zack Bergreen and his affiliates, "Excluded Shares")) of common stock, $0.01 par value per share (the "Shares"), of the Company will be converted into the right to receive $12 per Share in cash without interest (the "Merger Consideration"), subject to adjustment and on terms and conditions more fully set forth in the Merger Agreement.

The Special Committee (the "Special Committee") of the Board of Directors of the Company (the "Board") has requested Stifel's opinion, as investment bankers, as to the fairness, from a financial point of view, to the holders of Shares (other than Excluded Shares) of the Merger Consideration to be received by such holders of Shares from the Buyer in the Merger pursuant to the Merger Agreement (the "Opinion").

In rendering our Opinion, we have, among other things:

(i)	discussed the Merger and related matters with the Company's counsel and reviewed a draft copy of the Merger Agreement dated October 7, 2019;

(ii)	reviewed the audited consolidated financial statements of the Company contained in its Annual Reports on Form 10-K for the years ended December 31, 2018, December 31, 2017 and December 31, 2016 and unaudited consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019;

(iii)	reviewed and discussed with the Company's management certain other publicly available information concerning the Company and the Buyer;

(iv)	held discussions with the Buyer's senior management, including estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact of the Merger on the Buyer;

(v)	reviewed certain non-publicly available information concerning the Company, including internal financial analyses and forecasts prepared by its management and held discussion with the Company's senior management regarding recent developments;

(vi)	reviewed and analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

(vii)	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

(viii)	participated in certain discussions and negotiations between representatives of the Company and the Buyer;

(ix)	reviewed the reported prices and trading activity of the equity securities of the Company;

(x)	considered the results of our efforts, at the direction of the Company, to solicit indications of interest from selected third parties with respect to a merger or other transaction with the Company;

(xi)	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

(xii)	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and our knowledge of the Company's industry generally.

In rendering our Opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Stifel by or on behalf of the Company, or that was otherwise reviewed by Stifel, and have not assumed any responsibility for independently verifying any of such information. With respect to the financial forecasts supplied to us by the Company (including, without limitation, potential cost savings and operating synergies realized by a potential acquirer), we have assumed, at the direction of the Company, that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of the Company as to the future operating and financial performance of the Company and that they provided a reasonable basis upon which we could form our opinion. Such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such projected financial information. Stifel has relied on this projected information without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of the Company since the date of the last financial statements made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the financial statements of the Company are in the aggregate adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of the Company's assets or liabilities, the collateral securing any of such assets or liabilities, or the collectibility of any such assets nor did we review loan or credit files of the Company, nor have we been furnished with any such evaluation or appraisal. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Stifel assumes no responsibility for their accuracy.

We have assumed, with your consent, that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. In addition, we have assumed that the definitive Merger Agreement will not differ materially from the draft we reviewed. We have also assumed that the Merger will be consummated substantially on the terms and conditions described in the Merger Agreement, without any waiver of material terms or conditions by the Company or any other party and without any anti-dilution or other adjustment to the Merger Consideration, and that obtaining any necessary regulatory approvals or satisfying any other conditions for consummation of the Merger will not have an adverse effect on the Company or the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that the Company has relied upon the advice of its counsel, independent accountants and other advisors (other than Stifel) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to the Company, the Merger and the Merger Agreement.

Our Opinion is limited to whether the Merger Consideration is fair to the holders of Shares, from a financial point of view, and does not address any other terms, aspects or implications of the Merger including, without limitation, the form or structure of the Merger, any consequences of the Merger on the Company, its stockholders, creditors or otherwise, or any terms, aspects or implications of (including any consideration payable under) any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our Opinion also does not consider, address or include: (i) any other strategic alternatives currently (or which have been or may be) contemplated by the Special Committee, the Board or the Company; (ii) the legal, tax or accounting consequences of the Merger on the Company or the holders of Shares; (iii) the fairness of the amount or nature of any compensation to any of the Company's officers, directors or employees, affiliates or class of such persons, relative to the consideration to be received by the holders of the Company's securities; (iv) the effect of the Merger on, or the fairness of the consideration to be received by, holders of any class of securities of the Company other than the Shares, or any class of securities of any other party to any transaction contemplated by the Merger Agreement; (v) whether the Buyer has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Merger Consideration to the holders of Shares at the closing of the Merger; or (vi) the treatment of, or effect of the Merger on Preferred Shares (as defined in the Merger Agreement). Furthermore, we are not expressing any opinion herein as to the prices, trading range or volume at which the Company's or the Buyer's securities will trade following public announcement or consummation of the Merger.

Our Opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us by or on behalf of the Company or its advisors, or information otherwise reviewed by Stifel, as of the date of this Opinion. It is understood that subsequent developments may affect the conclusion reached in this Opinion and that Stifel does not have any obligation to update, revise or reaffirm this Opinion. Our Opinion is for the information of, and directed to, the members of the Special Committee/Board (in their capacity as directors and not in any other capacity) for its information and assistance in connection with its consideration of the financial terms of the Merger. Our Opinion does not constitute a recommendation to the Special Committee or the Board as to how the Special Committee or the Board should vote on the Merger or to any shareholder of the Company or the Buyer as to how any such shareholder should vote at any shareholders' meeting at which the Merger is considered, or whether or not any shareholder of the Company should enter into a voting, shareholders', or affiliates' agreement with respect to the Merger, or exercise any dissenters' or appraisal rights that may be available to such shareholder. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transactions or business strategies which may have been available to the Company and does not address the underlying business decision of the Special Committee, the Board or the Company to proceed with or effect the Merger.

Stifel, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We will receive a fee for our services in connection with the Merger, a substantial portion of which is contingent upon the completion of the Merger (the "Advisory Fee"). We will also receive a fee upon the delivery of this Opinion that is not contingent upon consummation of the Merger (the "Opinion Fee"), provided that such Opinion Fee is creditable against any Advisory Fee. We will not receive any other significant payment or compensation contingent upon the successful consummation of the Merger. In addition, The Company has agreed to indemnify us for certain liabilities arising out of our engagement. There are no material relationships that existed during the two years prior to the date of this Opinion or that are mutually understood to be contemplated in which any compensation was received or is intended to be received as a result of the relationship between Stifel and any party to the Merger, except that during such period, we and/or our affiliates have provided financial advisory services to a portfolio company of an affiliate of the Buyer that are unrelated to the Merger. Stifel may seek to provide investment banking services to the Buyer or its affiliates in the future, for which we would seek customary compensation. In the ordinary course of business, Stifel and our clients may transact in the equity securities of each of the Company and the Buyer and may at any time hold a long or short position in such securities.

Stifel's Fairness Opinion Committee has approved the issuance of this Opinion. Our Opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior written consent, except in accordance with the terms and conditions of Stifel's engagement letter agreement with the Company.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of Shares (other than Excluded Shares) from the Buyer in the Merger pursuant to the Merger Agreement is fair to such holders of Shares, from a financial point of view.

Very truly yours,

/s/ Stifel, Nicolaus & Company, Incorporated

STIFEL, NICOLAUS & COMPANY, INCORPORATED

ANNEX C

DELAWARE GENERAL CORPORATION LAW

Section 262 Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262

ANNEX D

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of October 7, 2019, is made by and between IFS Americas, Inc. (“Parent”), and Fredric Etskovitz (the “Stockholder”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, IFS Amber, Inc., a Delaware corporation and a subsidiary of Parent (“Merger Sub”) and Astea International Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which, among other things, provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, the Stockholder agrees to enter into this Agreement with respect to all Shares that the Stockholder owns as of the date of this Agreement and any additional Shares that the Stockholder may hereinafter acquire;

WHEREAS, the Stockholder is the record and beneficial owner, and has sole voting power with respect to 14,000 Shares (together with any additional Shares with respect to which (a) the Stockholder acquires record or beneficial ownership, including as a result of any exercise of options and (b) has sole or shared voting power, after the date hereof and prior to the termination of this Agreement in accordance with its terms, the “Subject Shares”);

WHEREAS, as a condition to Parent’s willingness to enter into the Merger Agreement, Parent has required that the Stockholder agree, and the Stockholder has agreed, to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Section 1.      Voting Agreement.

1.1            Voting Agreement. The Stockholder hereby irrevocably and unconditionally agrees that from and after the date of this Agreement until the termination of this Agreement in accordance with Section 5 (the “Voting Period”), at any meeting of the Company’s stockholders (including the Company Stockholders Meeting), however called, and at every adjournment or postponement thereof, or in any action proposed to be taken by written consent of the stockholders of the Company, the Stockholder shall appear (in person or by proxy) at such meeting of the Company’s stockholders (including the Company Stockholders Meeting), or any adjournment or postponement thereof, in accordance with the bylaws of the Company and cause all of the Subject Shares to be counted as present thereat for purposes of calculating a quorum and shall affirmatively vote (or cause to be voted) all of the Subject Shares:

(a)             in favor of, or, if action is to be taken by written consent in lieu of a meeting of the Company’s stockholders, deliver to the Company a duly executed affirmative written consent in favor of (to the extent applicable), (i) the adoption of the Merger Agreement and the transactions contemplated thereby, (ii) any proposal to adjourn the Company Stockholders Meeting to solicit additional proxies in favor of the adoption of the Merger Agreement and the approval of the Merger if there are not sufficient votes to adopt the Merger Agreement and approve the Merger on the date on which such Company Stockholders Meeting is held and (iii) any other action, proposal, transaction or agreement that would reasonably be expected to facilitate the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

(b)            against, and not provide any written consent with respect to or for, the adoption or approval of (i) any Acquisition Proposal (and the transactions contemplated thereby), including any Superior Proposal, (ii) any action, omission, proposal, transaction or agreement to be taken, consummated or entered into by the Company that, if so taken, consummated or entered into by the Company would, or would reasonably be expected to, result in (x) a breach by the Company of any covenant, representation, warranty or other obligation of the Company set forth in the Merger Agreement or (y) the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement and (iii) any agreement (including, without limitation, any amendment, waiver, release from or non-enforcement of any agreement), any amendment, supplement, modification or restatement of the Organizational Documents of the Company or any other action (or failure to act), to the extent such agreement, amendment, supplement, modification or restatement or other action or failure to act is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

1.2            Other Agreements.

(a)             No Solicitation. During the Voting Period, the Stockholder hereby agrees, in his capacity as a stockholder of the Company, that he shall not, and shall cause his controlled affiliates, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives of the Stockholder not to, (i) initiate, solicit, knowingly facilitate (including by providing any non-public information concerning the Company or any Subsidiary to any Person or group who would reasonably be expected to make an Acquisition Proposal) or knowingly encourage the submission or announcement of any inquiries, proposals or offers relating to, or which could reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, (iii) enter into any letter of intent or other agreement relating to any Acquisition Proposal, (iv) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of Shares intending to facilitate any Acquisition

Proposal or cause any holder of Shares not to vote to adopt the Merger Agreement and approve the Merger or any of the other transactions contemplated thereby, (v) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal, or (vi) resolve or agree to do any of the foregoing.

(b)            Waiver of Appraisal Rights. The Stockholder hereby irrevocably waives and agrees not to exercise any statutory rights of appraisal or rights to dissent that the Stockholder may have, or that may arise, under the Merger Agreement, the DGCL or otherwise, with respect to the Merger Agreement or the Merger or the other transactions contemplated by the Merger Agreement. The Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Proceeding against Parent, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

(c)             No Subsequent Limitations. The Stockholder agrees not to enter into any agreement, undertaking or commitment with any Person the effect of which would violate or prevent, impair or delay the Stockholder from performing his obligations under the provisions and agreements set forth in this Section 1.

1.3            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Subject Shares, except as provided herein.

Section 2.      Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent as follows:

2.1            Organization. If the Stockholder is not an individual, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted.

2.2            Subject Shares. The Stockholder is the sole record and beneficial owner of the number of Shares set forth opposite the Stockholder’s name on Schedule A hereto, free and clear of all Liens. Other than the Subject Shares, the Stockholder does not hold or control any other equity interests possessing voting rights in or with respect to the Company. The Stockholder has sole and full voting power (including the right to control such vote as contemplated herein), full power of disposition, full power to issue instructions with respect to the matters set forth in this Agreement and full power to agree to all of the matters applicable to the Stockholder set forth in this Agreement, in each case, over all of the Subject Shares currently or hereinafter owned by the Stockholder. The Stockholder holds all of the Subject Shares, free and clear of any and all claims, Liens, encumbrances or restrictions on the right to vote the Subject Shares, except as may exist by reason of this Agreement. Other than such consents as have already been obtained, no consent of any Person is required for the Stockholder to execute and deliver this Agreement. None of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Lien with respect to the voting of such Subject Shares. Other than the Subject Shares, the Stockholder does not, of record or beneficially, own any Shares or any other interests in, options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.

2.3            Authority Relative to this Agreement. The Stockholder has all requisite power and authority (or, if the Stockholder is an individual, all requisite legal capacity, right and authority) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate action on behalf of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to the Enforceability Exceptions. If the Stockholder is married, and any of the Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by the Stockholder’s spouse and constitutes a legal, valid and binding obligation of the Stockholder’s spouse, enforceable against such spouse in accordance with its terms, subject to the Enforceability Exceptions.

2.4            No Conflict. None of the execution, delivery or performance of this Agreement by the Stockholder (or, if applicable, such Stockholder’s spouse) or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), (a) directly or indirectly, conflict with or violate any law applicable to the Stockholder (or, if applicable, the Stockholder’s spouse) or (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of such Stockholder (or if applicable, the Stockholder’s spouse), except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, except, in the case of clauses (a) and (b) as would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby. If the Stockholder is not an individual, none of the execution, delivery or performance of this Agreement by the Stockholder or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any provision of the charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents or instruments of the Stockholder. None of the execution, delivery or performance of this Agreement by the Stockholder (or, if applicable, the Stockholder’s spouse) or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on, any of the properties or assets of the Stockholder, including the Subject Shares.

2.5            Absence of Other Voting Agreements. The Stockholder is not a party to, and the Subject Shares are not otherwise subject to, any agreement, arrangement or other understanding (i) that would constitute a breach of Section 1.1 if entered into during the Voting Period or (ii) that would reasonably be expected to materially delay, impair or restrict the Stockholder’s ability to perform its obligations under this Agreement.

2.6            No Litigation. There is no Proceeding pending against the Stockholder or, to the knowledge of the Stockholder, any other Person, or, to the knowledge of the Stockholder, threatened against the Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by the Stockholder of its obligations under this Agreement.

2.7            Related Party Agreements. Neither the Stockholder nor any of its Affiliates or family members is a party to any transactions or series of related transactions, agreements, arrangements or understandings with the Company or any of its Subsidiaries.

2.8            Broker. No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Parent or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.

2.9            Reliance. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 3.      Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder as follows:

3.1            Organization. Parent is a Delaware corporation.

3.2            Authority Relative to this Agreement. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate corporate action by Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or by general equitable principles (whether considered in a proceeding at law or in equity).

Section 4.      Additional Agreements.

4.1            Additional Shares. In the event of a share split, dividend or distribution, or any other change in the Shares by reason of any share split, dividend, distribution, subdivision, recapitalization, reclassification, consolidation, conversion or the like, including the exchange of any securities convertible into or exercisable for any Shares, or any other acquisition of (or acquisition of control of) Shares after the date hereof, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

4.2            Transfer or Encumbrance. Other than a Permitted Transfer, during the Voting Period, the Stockholder shall not permit or allow any of the Subject Shares to be, and shall cause the Subject Shares not to be, directly or indirectly, (i) Transferred, and shall not make any offer or enter into any agreement providing for a Transfer of any of the Subject Shares and shall not commit to do, consent to, or otherwise facilitate any of the foregoing, except in cases where the transferee executes a customary joinder to this Agreement in a form acceptable to Parent agreeing to be bound by this Agreement in the same manner as the Stockholder, including full recourse to the Subject Shares so Transferred for any violation of this Agreement by the Stockholder or such transferee or (ii) deposited into a voting trust or become subject to a voting agreement or arrangement or a grant of a proxy or power of attorney (other than pursuant to this Agreement). Any Transfer or encumbrance or attempted Transfer or encumbrance in violation of this Agreement shall be void ab initio. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable law, take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with its terms.

Section 5.      Termination.

5.1            Termination. This Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect upon the occurrence of the following:

(a)             the earlier of (i) the Closing in accordance with the terms of the Merger Agreement and (ii) the termination of the Merger Agreement in accordance with its terms; or

(b)            this Agreement is terminated upon the mutual written consent of the parties hereto.

5.2            Survival. Notwithstanding Section 5.1, termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement prior to such termination. The provisions of Section 4.4, this Section 5 and Section 6 hereof shall survive the termination of this Agreement.

Section 6.      Miscellaneous.

6.1            Expenses. Subject to any other agreement between the parties, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.

6.2            Entire Agreement; No Third Party Beneficiaries.

(a)             This Agreement, together with the Merger Agreement, constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided that if there is any conflict between this Agreement and the Merger Agreement, this Agreement shall control.

(b)            This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto, and consequently, may not accurately characterize actual facts or circumstances.

6.3            Assignment. This Agreement shall not be assigned by any party by operation of Law or otherwise without the prior written consent of the other party, and any such assignment without such consent shall be null and void.

6.4            Amendment; No Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholder. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party and (b) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

6.5            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.6            Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained and delivery is followed within one (1) Business Day by email pursuant to clause (c) or delivered in Person), (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (provided that confirmation of email receipt is obtained; provided further that if such notice or other communication is also sent by another means provided for by this Section 6.6 within one (1) Business Day after sending such email, such notice or other communication shall be deemed to have been duly given on the date such email was sent irrespective of whether confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

if to Parent:

IFS Americas, Inc. c/o IFS Sweden Teknikringen 5 Box 1545 SE-581 15 Linköping, Sweden
Attention:	Jesper Alwall
Email:	jesper.alwall@ifsworld.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis International LLP 30 St Mary Axe London EC3A 8AF United Kingdom
Attention:	Roger Johnson
Aneeq Durrani
Email:	roger.johnson@kirkland.com
aneeq.durrani@kirkland.com

if to the Stockholder:

Fredric Etskovitz 378 Dewsbury Place Blue Bell, PA, 19422

Attention:	Fredric Etskovitz
Email:	retskovitz@gmail.com

with a copy (which shall not constitute notice) to:

________________________
Attention:  ________________________
Facsimile:  ________________________
Email:        ________________________

6.7            Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)             This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware

(b)            Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith or any claim or cause of action arising in connection with this Agreement or the negotiation hereof, and any Proceeding for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising from this Agreement or any of the transactions contemplated hereby or the negotiation hereof in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.7(b), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.6 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law

(c)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7(c).

6.8            Specific Performance. The parties hereto agree that if any the provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specific performance of the terms hereof, in each case in the Delaware Court of Chancery or, if such court shall not have jurisdiction, in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. Either party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement involving willful breach or fraud.

6.9            Mutual Drafting; Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular Section in which such words appear. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

6.10         Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Parent, on the one hand, and the Stockholder, on the other hand, shall have received a counterpart hereof signed by the other party hereto. Until and unless Parent, on the one hand, and the Stockholder, on the other hand, shall have received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

6.11         Further Actions. From time to time, at the reasonable request of Parent and without further consideration, prior to the termination of this Agreement, the Stockholder shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably required to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

6.12         Capacity as Stockholder. The Stockholder signs this Agreement in the Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in the Stockholder’s capacity as a director, officer or employee of the Company. Notwithstanding anything herein to the contrary, nothing in this Agreement shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

6.13         Disclosure. The Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s obligations under this Agreement.

6.14         Certain Definitions.

(a)             “beneficial ownership” means, with respect to any securities, the ownership of such security by any “beneficial owner” as such term is defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms “beneficial owner,” “beneficially own,” “beneficially owned” and similar terms shall have a correlative meaning.

(b)            “Constructive Disposition” means, with respect to any Subject Shares, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

(c)             “Permitted Transfer” shall mean, in each case, with respect to the Stockholder, so long as (i) such Transfer is in accordance with applicable law, (ii) the Stockholder is and at all times has been in compliance with this Agreement and (iii) all of the representations and warranties in this Agreement with respect to the Stockholder and permitted transferee would be true and correct at such time of Transfer, any Transfer of Subject Shares by the Stockholder to an affiliate of the Stockholder, so long as such affiliate, in connection with such Transfer, executes a customary joinder to this Agreement in a form acceptable to Parent pursuant to which such affiliate agrees to become a party to this Agreement in the same manner as the Stockholder and be subject to the restrictions applicable to the Stockholder and otherwise become a party for all purposes of this Agreement; provided that no such Transfer shall relieve the transferring Stockholder from its obligations under this Agreement, other than with respect to the Subject Shares transferred in accordance with the foregoing provision.

(d)            “Transfer” means any direct or indirect offer, sale, lease, assignment, encumbrance, subject to a Lien, pledge, hypothecation, disposition, tender, exchange, gift, subject to a voting agreement or trust, or other transfer or disposition (by operation of law or otherwise, including, without limitation, by way of Constructive Disposition), either voluntary or involuntary, of any Subject Shares (or any securities convertible or exchangeable into Subject Shares) or interest in any Subject Shares, excluding entry into this Agreement.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

IFS AMERICAS, INC.

By: /s/Andrew Binstead

Name: Andrew Binstead

Title: Authorised Person

FREDRIC ETSKOVITZ

By: /s/ Fredric Etskovitz

Fredric Etskovitz

[Signature Page to Voting Agreement]

Schedule A

Fredric Etskovitz – IRA account – 4,000

   Personal account – 10,000

ANNEX E

VOTING AGREEMENT

This Voting Agreement (this “Agreement”), dated as of October 7, 2019, is made by and between IFS Americas, Inc. (“Parent”), Zack Bergreen (the “Principal Stockholder”), and ANKA Limited Partnership, a Pennsylvania limited partnership (the “Partnership” and together with the Principal Stockholder, the “Stockholders” and each individually, a “Stockholder”). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, IFS Amber, Inc., a Delaware corporation and a subsidiary of Parent (“Merger Sub”) and Astea International, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), which, among other things, provides for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, the Stockholders agree to enter into this Agreement with respect to all Shares that the Stockholders own as of the date of this Agreement and any additional Shares that the Stockholders may hereinafter acquire;

WHEREAS, the Principal Stockholder holds 1,119,040 shares of Company Common Stock (the “Principal Common Stock”), 826,446 shares of Series A Convertible Preferred Stock (the “Series A Stock”) and 797,448 shares of Series B Convertible Preferred Stock (the “Series B Stock” and, together with the Series A Stock, the “Convertible Stock”). Prior to the record date for the Company Stockholders Meeting, the Principal Stockholder will cause all of the Convertible Stock to be converted into Shares of Company Common Stock;

WHEREAS, the Principal Stockholder is the record and beneficial owner, and has sole voting power with respect to 2,742,934 Shares (and together with any additional Shares with respect to which (a) the Principal Stockholder acquires record or beneficial ownership, including as a result of the Conversion or any exercise of options and (b) has sole or shared voting power, after the date hereof and prior to the termination of this Agreement in accordance with its terms, the “Principal Stockholder’s Overall Shares”);

WHEREAS, the Partnership holds 58,103 shares of Company Common Stock and the Principal Stockholder is the sole general partner of the Partnership;

WHEREAS, the Partnership is the record and beneficial owner, and has sole voting power with respect to 58,103 Shares (and together with any additional Shares with respect to which (a) the Partnership acquires record or beneficial ownership, including as a result of the Conversion or any exercise of options and (b) has sole or shared voting power, after the date hereof and prior to the termination of this Agreement in accordance with its terms, the “Partnership’s Overall Shares”);

WHEREAS, the Partnership’s Overall Shares, together with the Convertible Stock and the Principal Stockholder’s Overall Shares, shall be the “Subject Shares”; and

WHEREAS, as a condition to Parent’s willingness to enter into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Section 1.      Voting Agreement.

1.1            Voting Agreement. The Stockholders hereby irrevocably and unconditionally agree that from and after the date of this Agreement until the termination of this Agreement in accordance with Section 5 (the “Voting Period”), at any meeting of the Company’s stockholders (including the Company Stockholders Meeting), however called, and at every adjournment or postponement thereof, or in any action proposed to be taken by written consent of the stockholders of the Company, the Stockholders shall appear (in person or by proxy) at such meeting of the Company’s stockholders (including the Company Stockholders Meeting), or any adjournment or postponement thereof, in accordance with the bylaws of the Company and cause all of the Subject Shares to be counted as present thereat for purposes of calculating a quorum and shall affirmatively vote (or cause to be voted) all of the Subject Shares:

(a)             in favor of, or, if action is to be taken by written consent in lieu of a meeting of the Company’s stockholders, deliver to the Company a duly executed affirmative written consent in favor of (to the extent applicable), (i) the adoption of the Merger Agreement and the transactions contemplated thereby, (ii) any proposal to adjourn the Company Stockholders Meeting to solicit additional proxies in favor of the adoption of the Merger Agreement and the approval of the Merger if there are not sufficient votes to adopt the Merger Agreement and approve the Merger on the date on which such Company Stockholders Meeting is held and (iii) any other action, proposal, transaction or agreement that would reasonably be expected to facilitate the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement; and

(b)            against, and not provide any written consent with respect to or for, the adoption or approval of (i) any Acquisition Proposal (and the transactions contemplated thereby), including any Superior Proposal, (ii) any action, omission, proposal, transaction or agreement to be taken, consummated or entered into by the Company that, if so taken, consummated or entered into by the Company would, or would reasonably be expected to, result in (x) a breach by the Company of any covenant, representation, warranty or other obligation of the Company set forth in the Merger Agreement or (y) the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement and (iii) any agreement (including, without limitation, any amendment, waiver, release from or non-enforcement of any agreement), any amendment, supplement, modification or restatement of the Organizational Documents of the Company or any other action (or failure to act), to the extent such agreement, amendment, supplement, modification or restatement or other action or failure to act is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

1.2            Other Agreements.

(a)             No Solicitation. During the Voting Period, each Stockholder hereby agrees, in its capacity as a stockholder of the Company, that it shall not, and shall cause its controlled affiliates, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives of such Stockholder not to, (i) initiate, solicit, knowingly facilitate (including by providing any non-public information concerning the Company or any Subsidiary to any Person or group who would reasonably be expected to make an Acquisition Proposal) or knowingly encourage the submission or announcement of any inquiries, proposals or offers relating to, or which could reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto, (ii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, (iii) enter into any letter of intent or other agreement relating to any Acquisition Proposal, (iv) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the SEC) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of Shares intending to facilitate any Acquisition Proposal or cause any holder of Shares not to vote to adopt the Merger Agreement and approve the Merger or any of the other transactions contemplated thereby, (v) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company that takes any action in support of an Acquisition Proposal, or (vi) resolve or agree to do any of the foregoing.

(b)            Waiver of Appraisal Rights. The Stockholders each hereby irrevocably waive and agree not to exercise any statutory rights of appraisal or rights to dissent that the Stockholders may have, or that may arise, under the Merger Agreement, the DGCL or otherwise, with respect to the Merger Agreement or the Merger or the other transactions contemplated by the Merger Agreement. The Stockholders further agree not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any Proceeding against Parent, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby and thereby.

(c)             No Subsequent Limitations. The Stockholders agree not to enter into any agreement, undertaking or commitment with any Person the effect of which would violate or prevent, impair or delay the Stockholders from performing their obligations under the provisions and agreements set forth in this Section 1.

1.3            No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Subject Shares, except as provided herein.

Section 2.      Representations and Warranties of the Stockholder. The Stockholders hereby represent and warrant to Parent as follows:

2.1            Organization. If either of the Stockholders is not an individual, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted.

2.2            Subject Shares. The Stockholders are the sole record and beneficial owners of the number of Shares set forth opposite the Stockholders’ names on Schedule A hereto, which such schedule includes all Shares to be issued in connection with the Conversion, free and clear of all Liens. Other than the Subject Shares, the Stockholders do not hold or control any other equity interests possessing voting rights in or with respect to the Company. The Stockholders have sole and full voting power (including the right to control such vote as contemplated herein), full power of disposition, full power to issue instructions with respect to the matters set forth in this Agreement and full power to agree to all of the matters applicable to the Stockholders set forth in this Agreement, in each case, over all of the Subject Shares currently or hereinafter owned by the Stockholders (including all Shares issued as a result of the Conversion). The Stockholders hold all of the Subject Shares, free and clear of any and all claims, Liens, encumbrances or restrictions on the right to vote the Subject Shares, except as may exist by reason of this Agreement. Other than such consents as have already been obtained, no consent of any Person is required for the Stockholders to execute and deliver this Agreement. None of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or Lien with respect to the voting of such Subject Shares. Other than the Subject Shares, the Stockholders do not, of record or beneficially, own any Shares or any other interests in, options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.

2.3            Authority Relative to this Agreement. The Stockholders have all requisite power and authority (or, if a Stockholder is an individual, all requisite legal capacity, right and authority) to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholders and the performance of their obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate action on behalf of the Stockholders. This Agreement has been duly and validly executed and delivered by the Stockholders and, assuming the due authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of the Stockholders, enforceable against the Stockholders in accordance with its terms, subject to the Enforceability Exceptions. If a Stockholder is married, and any of the Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such spouse in accordance with its terms, subject to the Enforceability Exceptions.

2.4            No Conflict. None of the execution, delivery or performance of this Agreement by the Stockholders (or, if applicable, a Stockholder’s spouse) or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), (a) directly or indirectly, conflict with or violate any law applicable to the Stockholders (or, if applicable, a Stockholder’s spouse) or (b) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity on the part of such Stockholders (or if applicable, a Stockholder’s spouse), except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder, except, in the case of clauses (a) and (b) as would not reasonably be expected, either individually or in the aggregate, to impair the ability of the Stockholders to perform their obligations hereunder or to consummate the transactions contemplated hereby. If a Stockholder is not an individual, none of the execution, delivery or performance of this Agreement by such Stockholder or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, conflict with or violate any provision of the charter, certificate of incorporation, articles of association, by-laws, operating agreement or similar formation or governing documents or instruments of such Stockholder. None of the execution, delivery or performance of this Agreement by the Stockholders (or, if applicable, a Stockholder’s spouse) or any other transaction contemplated by this Agreement will (with or without notice or lapse of time, or both), directly or indirectly, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on, any of the properties or assets of the Stockholders, including the Subject Shares.

2.5            Absence of Other Voting Agreements. The Stockholders are not a party to, and the Subject Shares are not otherwise subject to, any agreement, arrangement or other understanding (i) that would constitute a breach of Section 1.1 if entered into during the Voting Period or (ii) that would reasonably be expected to materially delay, impair or restrict the Stockholders’ ability to perform their obligations under this Agreement.

2.6            No Litigation. There is no Proceeding pending against the Stockholders or, to the knowledge of the Stockholders, any other Person, or, to the knowledge of the Stockholders, threatened against the Stockholders or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by the Stockholders of their obligations under this Agreement.

2.7            Related Party Agreements. Neither the Stockholders nor any of their Affiliates or family members are a party to any transactions or series of related transactions, agreements, arrangements or understandings with the Company or any of its Subsidiaries other than as expressly permitted by the Merger Agreement.

2.8            Broker. No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Parent or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholders, on behalf of the Stockholders.

2.9            Reliance. The Stockholders understand and acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholders’ execution, delivery and performance of this Agreement.

Section 3.      Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholders as follows:

3.1            Organization. Parent is a Delaware corporation.

3.2            Authority Relative to this Agreement. Parent has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary and appropriate corporate action by Parent. This Agreement has been duly and validly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholders, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except to the extent that enforcement is limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights or by general equitable principles (whether considered in a proceeding at law or in equity).

Section 4.      Additional Agreements.

4.1            Additional Shares. In the event of a share split, dividend or distribution, or any other change in the Shares by reason of any share split, dividend, distribution, subdivision, recapitalization, reclassification, consolidation, conversion or the like, including the exchange of any securities convertible into or exercisable for any Shares, or any other acquisition of (or acquisition of control of) Shares after the date hereof, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

4.2            Transfer or Encumbrance. Other than a Permitted Transfer, during the Voting Period, the Stockholders shall not permit or allow any of the Subject Shares to be, and shall cause the Subject Shares not to be, directly or indirectly, (i) Transferred, and shall not make any offer or enter into any agreement providing for a Transfer of any of the Subject Shares and shall not commit to do, consent to, or otherwise facilitate any of the foregoing, except in cases where the transferee executes a customary joinder to this Agreement in a form acceptable to Parent agreeing to be bound by this Agreement in the same manner as the Stockholders, including full recourse to the Subject Shares so Transferred for any violation of this Agreement by the Stockholders or such transferee or (ii) deposited into a voting trust or become subject to a voting agreement or arrangement or a grant of a proxy or power of attorney (other than pursuant to this Agreement). Any Transfer or encumbrance or attempted Transfer or encumbrance in violation of this Agreement shall be void ab initio. If any involuntary Transfer of any of the Subject Shares shall occur (including, but not limited to, a sale by a Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, subject to applicable law, take and hold such Subject Shares subject to all of the restrictions, obligations, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement in accordance with its terms.

4.3            Conversion.

(a)             The Principal Stockholder will take all such action as necessary or desirable for (i) all of the Convertible Stock to be converted to Shares of Company Common Stock prior to the record date for the Company Stockholders Meeting at a ratio of 1 share of Convertible Stock for 1 Share of Company Common Stock (the “Conversion”), and (ii) to cause all Shares resulting from the Conversion (which, for clarity, shall be Subject Shares) to count as present for purposes of calculating a quorum and vote at the Company Stockholders Meeting and to be eligible to vote (or act by written consent) with respect to any matter contemplated by Section 1.1.

(b)            For clarity, Section 4.2 will apply to the Convertible Stock prior to the Conversion.

4.4            Payment of Dividends.

(a)             Parent acknowledges that the Principal Stockholder is, as of the date hereof, entitled to receive $1,070,000 in previously declared dividends payable to the Principal Stockholder in respect of the Convertible Stock, and that dividends of up to, but not exceeding, $125,000, may continue to accrue and be payable on the Convertible Stock pursuant to their terms until the date (the “Conversion Date”) such Convertible Stock is converted into Shares of Company Common Stock (the total amount of accrued and unpaid dividends on the Conversion Date being the “Unpaid Dividend Amount”).

(b)            Parent agrees that, on the Closing Date, Parent shall pay on behalf of the Company, or cause the Company to pay, the Unpaid Dividend Amount to the Principal Stockholder in US dollars by wire transfer to an account designated by the Principal Stockholder. If the Unpaid Dividend Amount is not timely paid in full in accordance with this Section 4.4(b), then any unpaid balance shall accrue interest at a rate of 12% per annum on a daily basis based on the number of days that have elapsed from the Conversion Date until the entire Unpaid Dividend Amount and any accrued interest thereon has been paid in full.

(c)             Parent shall pay, upon demand of the Principal Stockholder, all fees, costs and expenses (including without limitation reasonable attorneys’ fees) of the Principal Stockholder in connection with the enforcement of its rights hereunder, or the collection of any payments owing by Parent or the Company under this Agreement or the protection, preservation or defense of the rights of the Principal Stockholder hereunder.

4.5     Transfer of Subsidiary Shares. The Principal Stockholder will take all such action as necessary or desirable to Transfer any equity interests the Principal Stockholder holds in any Subsidiary to the Company or one of its other Subsidiaries prior to Closing.

Section 5.      Termination.

5.1            Termination. This Agreement, and all of the rights and obligations set forth herein, shall terminate and be of no further force or effect upon the occurrence of the following:

(a)             the earlier of (i) the Closing in accordance with the terms of the Merger Agreement and (ii) the termination of the Merger Agreement in accordance with its terms; or

(b)            this Agreement is terminated upon the mutual written consent of the parties hereto.

5.2            Survival. Notwithstanding Section 5.1, termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement prior to such termination. The provisions of Section 4.4, this Section 5 and Section 6 hereof shall survive the termination of this Agreement.

5.3            Change in Company Recommendation. The obligations of the Stockholders specified in Section 1 shall apply whether or not the Merger or any action described above is recommended by the Company Board or the Company Board has effected a Change in Recommendation; provided, however, that in the event of a Change in Recommendation made in compliance with the Merger Agreement, (a) the number of Subject Shares that shall be committed to vote (or consent, as applicable) in accordance with the Section 1.1 shall be modified to be only such number that is equal to (calculated at the time of such vote or written consent) 30.00% of the aggregate voting power of the issued and outstanding shares of the Company, voting together as a single class (the “Lock-Up Covered Shares”), such that the Stockholders shall only be obligated to vote the Lock-Up Covered Shares in the manner set forth in Section 1.1 and (b) the Stockholders shall vote (or cause to be voted) all of its remaining Subject Shares in excess of the Lock-Up Covered Shares proportionally with the votes of all other holders of Shares present at any meeting, or executing written consents in lieu of a meeting, pursuant to Section 1.1.

Section 6.      Miscellaneous.

6.1            Expenses. Subject to any other agreement between the parties, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.

6.2            Entire Agreement; No Third Party Beneficiaries.

(a)             This Agreement, together with the Merger Agreement, constitute the entire agreement of the parties and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided that if there is any conflict between this Agreement and the Merger Agreement, this Agreement shall control.

(b)            This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto, and consequently, may not accurately characterize actual facts or circumstances.

6.3            Assignment. This Agreement shall not be assigned by any party by operation of Law or otherwise without the prior written consent of each other party, and any such assignment without such consent shall be null and void.

6.4            Amendment; No Waiver. This Agreement may not be amended except by an instrument in writing signed by Parent and the Stockholders. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, (a) no claim or right arising out of this Agreement can be discharged by any party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party and (b) no notice to or demand on a party will be deemed to be a waiver of any obligation of such party and no notice from or demand by a party will be deemed to be a waiver of such party’s right to take further action without notice or demand as provided in this Agreement.

6.5            Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

6.6            Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered or sent if delivered in Person or sent by facsimile transmission (provided confirmation of facsimile transmission is obtained and delivery is followed within one (1) Business Day by email pursuant to clause (c) or delivered in Person), (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (provided that confirmation of email receipt is obtained; provided further that if such notice or other communication is also sent by another means provided for by this Section 6.6 within one (1) Business Day after sending such email, such notice or other communication shall be deemed to have been duly given on the date such email was sent irrespective of whether confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

if to Parent:

IFS Americas, Inc. c/o IFS Sweden Teknikringen 5 Box 1545 SE-581 15 Linköping, Sweden
Attention:	Jesper Alwall
Email:	jesper.alwall@ifsworld.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis International LLP 30 St Mary Axe London EC3A 8AF United Kingdom
Attention:	Roger Johnson Aneeq Durrani
Email:	roger.johnson@kirkland.com aneeq.durrani@kirkland.com

if to the Stockholders:

ANKA Limited Partnership c/o Zack Bergreen and Zack Bergreen Astea International Inc. 240 Gibraltar Road Horsham, PA 19044
Attention:	Zack Bergreen
Email:	zbergreen@astea.com

with a copy (which shall not constitute notice) to:

Dilworth Paxson LLP 1500 Market Street Suite 3500E Philadelphia, PA 19102

United States
Attention:	Graham R. Laub
Email:	glaub@dilworthlaw.com

6.7            Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a)             This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b)            Each of the parties hereto irrevocably agrees that any Proceeding with respect to this Agreement and the rights and obligations arising in connection herewith or any claim or cause of action arising in connection with this Agreement or the negotiation hereof, and any Proceeding for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, will be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such Proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising from this Agreement or any of the transactions contemplated hereby or the negotiation hereof in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.7(b), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the law, any claim that (A) the Proceeding in such court is brought in an inconvenient forum, (B) the venue of such Proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.6 and agrees that service made in such manner shall have the same legal force and effect as if served upon such party personally within the State of Delaware. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.7(c).

6.8            Specific Performance. The parties hereto agree that if any the provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and accordingly, (a) the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specific performance of the terms hereof, in each case in the Delaware Court of Chancery or, if such court shall not have jurisdiction, in any federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at Law or in equity, (b) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (c) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at law. Either party’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by a party in the case of a breach of this Agreement involving willful breach or fraud.

6.9            Mutual Drafting; Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to

Sections of this Agreement. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular Section in which such words appear. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

6.10         Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when Parent, on the one hand, and the Stockholders, on the other hand, shall have received a counterpart hereof signed by the other parties hereto. Until and unless Parent, on the one hand, and the Stockholders, on the other hand, shall have received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in ..PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

6.11         Further Actions. From time to time, at the reasonable request of Parent and without further consideration, prior to the termination of this Agreement, the Stockholders shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably required to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

6.12         Capacity as Stockholder. The Stockholders sign this Agreement in the Stockholders’ capacities as stockholders of the Company, and not, if applicable, in the Stockholders’ capacities as a director, officer or employee of the Company. Notwithstanding anything herein to the contrary, nothing in this Agreement shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties in his or her capacity as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.

6.13         Disclosure. The Stockholders hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC the Stockholders’ identity and ownership of the Subject Shares and the nature of the Stockholders’ obligations under this Agreement.

6.14         Certain Definitions.

(a)             “beneficial ownership” means, with respect to any securities, the ownership of such security by any “beneficial owner” as such term is defined in Rule 13d-3 adopted by the SEC under the Exchange Act. The terms “beneficial owner,” “beneficially own,” “beneficially owned” and similar terms shall have a correlative meaning.

(b)            “Constructive Disposition” means, with respect to any Subject Shares, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, “put-call,” margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

(c)             “Permitted Transfer” shall mean, in each case, with respect to the Stockholders, so long as (i) such Transfer is in accordance with applicable law, (ii) the Stockholders are and at all times have been in compliance with this Agreement and (iii) all of the representations and warranties in this Agreement with respect to the Stockholders and permitted transferee would be true and correct at such time of Transfer, any Transfer of Subject Shares by a Stockholder to an affiliate of such Stockholder, so long as such affiliate, in connection with such Transfer, executes a customary joinder to this Agreement in a form acceptable to Parent pursuant to which such affiliate agrees to become a party to this Agreement in the same manner as the Stockholders and be subject to the restrictions applicable to the Stockholders and otherwise become a party for all purposes of this Agreement; provided that no such Transfer shall relieve the transferring Stockholders from its obligations under this Agreement, other than with respect to the Subject Shares transferred in accordance with the foregoing provision.

(d)            “Transfer” means any direct or indirect offer, sale, lease, assignment, encumbrance, subject to a Lien, pledge, hypothecation, disposition, tender, exchange, gift, subject to a voting agreement or trust, or other transfer or disposition (by operation of law or otherwise, including, without limitation, by way of Constructive Disposition), either voluntary or involuntary, of any Subject Shares (or any securities convertible or exchangeable into Subject Shares) or interest in any Subject Shares, excluding entry into this Agreement.

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first above written.

IFS AMERICAS, INC.

By: /s/ Fredrik vom Hofe

Name: Fredrik vom Hofe

Title: Authorised Person

ZACK BERGREEN

By: /s/ Zack Bergreen

Zack Bergreen

ANKA LIMITED PARTNERSHIP

By: /s/ Zack Bergreen

Name: Zack Bergreen
Title: General Partner

[Signature Page to Voting Agreement]

Schedule A

Name of Stockholder	Number of Shares
Zack Bergreen	2,742,934[1]
ANKA Limited Partnership	58,103

[1] This number includes 1,119,040 shares of the Company Common Stock; 826,446 shares of the Series A Stock; and 797,448 shares of the Series B Stock.